Filed pursuant to Rule 424(b)(3)
Registration No. 333-183249
PROSPECTUS SUPPLEMENT NO. 7
(To Prospectus Dated April 1, 2013)

William Lyon Homes
Shares of Class A Common Stock

This prospectus supplement no. 7, or Prospectus Supplement No. 7, further supplements the prospectus dated April 1, 2013, or the Prospectus, as previously supplemented by prospectus supplement no. 1 dated April 30, 2013, prospectus supplement no. 2 dated May 8, 2013, prospectus supplement no. 3 dated May 14, 2013, prospectus supplement no. 4 dated June 3, 2013, or Prospectus Supplement No. 4, prospectus supplement no. 5 dated August 8, 2013, and prospectus supplement no. 6 dated October 25, 2013 relating to the registration of Class A Common Stock, Class C Common Stock and Convertible Preferred Stock of William Lyon Homes, or the Company, to satisfy registration rights granted by the Company in connection with the Company’s Joint Plan of Reorganization on February 25, 2012 and certain other corporate transactions, as more fully described elsewhere in the Prospectus.
This prospectus supplement incorporates into our Prospectus the information contained in our attached Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission on November 12, 2013. As discussed in the Current Report on Form 8-K referenced in Prospectus Supplement No. 4, the Class C Common Stock and Convertible Preferred Stock that were previously covered by the Prospectus were converted into Class A Common Stock in connection with the closing of the Company’s initial public offering on May 21, 2013.
You should read this prospectus supplement in conjunction with the Prospectus, including any supplements and amendments thereto. This prospectus supplement is qualified by reference to the Prospectus except to the extent that the information in the prospectus supplement supersedes the information contained in the Prospectus.
This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any supplements and amendments thereto.

You should carefully consider matters discussed under the caption "Risk Factors" beginning on page 12 of the Prospectus and under Part II, Item 1.A "Risk Factors" in Prospectus Supplement No. 7.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 15, 2013.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________
FORM 10-Q
______________________________________
(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended September 30, 2013
OR

¬	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from                      to
Commission File Number 001-31625
______________________________________
WILLIAM LYON HOMES
(Exact name of registrant as specified in its charter)
______________________________________

Delaware	33-0864902
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4695 MacArthur Court, 8th Floor Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 833-3600

______________________________________
Indicate by check mark whether registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    YES  ☒    NO  ☐.
Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☒    No  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	¬	Accelerated filer	¬

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	¬
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒
Indicate by check mark whether the registrant has filed all documents and reports required to be filed by Section 12, 13 or 15(d) of the Securities Exchange Act of 1934 subsequent to the distribution of securities under a plan confirmed by a court.    Yes  ☒    No  ☐
Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date.

Class of Common Stock	Outstanding at November 8, 2013
Common stock, Class A, par value $0.01	27,626,840
Common stock, Class B, par value $0.01	3,813,884

WILLIAM LYON HOMES
INDEX

		Page No.
PART I. FINANCIAL INFORMATION
Item 1.
Financial Statements: as of September 30, 2013, for the Three Months Ended September 30, 2013 and 2012, for the Nine Months Ended September 30, 2013, for the Period from January 1, 2012 through February 24, 2012, and the Period from February 25, 2012 through September 30, 2012, and as of December 31, 2012

	Condensed Consolidated Balance Sheets	2
	Condensed Consolidated Statements of Operations	3
	Condensed Consolidated Statement of Equity	4
	Condensed Consolidated Statements of Cash Flows	5
	Notes to Condensed Consolidated Financial Statements	6
Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations	32
Item 3.	Quantitative and Qualitative Disclosures About Market Risk	58
Item 4.	Controls and Procedures	58
PART II. OTHER INFORMATION		59
Item 1.	Legal Proceedings	59
Item 1A.	Risk Factors	59
Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds	70
Item 3.	Defaults Upon Senior Securities	72
Item 4.	Mine Safety Disclosures	72
Item 5.	Other Information	72
Item 6.	Exhibits	73
SIGNATURES		74
EXHIBIT INDEX		75

NOTE ABOUT FORWARD-LOOKING STATEMENTS
Investors are cautioned that this Quarterly Report on Form 10-Q contains forward-looking statements within the meaning of the Section 27A of the Securities Act and Section 21 of the Exchange Act. Statements which are predictive in nature, which depend upon or refer to future events or conditions, or which include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “hopes” and similar expressions constitute forward-looking statements. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects and possible future Company actions, which may be provided by management are also forward-looking statements as defined in the Securities Act of 1933, as amended. Forward-looking statements are based upon expectations and projections about future events and are subject to assumptions, risks and uncertainties about, among other things, the Company, economic and market factors and the homebuilding industry.
Although we believe that we have a reasonable basis for each forward-looking statement contained in this report, we caution you that actual results may differ materially from those expressed or forecasted in the forward-looking statements due to a number of factors. While it is impossible to identify all such factors, the principal factors that could cause the Company’s actual performance and future events and actions to differ materially from such forward-looking statements include, but are not limited to, worsening in general economic conditions either nationally or in regions in which the Company operates, worsening in markets for residential housing, further decline in real estate values resulting in further impairment of the Company’s real estate assets, volatility in the banking industry and credit markets, terrorism or other hostilities involving the United States, whether an ownership change occurred which could, under certain circumstances, have resulted in the limitation of the Company’s ability to offset prior years’ taxable income with net operating losses, changes in home mortgage interest rates, changes in generally accepted accounting principles or interpretations of those principles, changes in prices of homebuilding materials, labor shortages, adverse weather conditions, the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements, changes in governmental laws and regulations, inability to comply with financial and other covenants under the Company’s debt instruments, whether the Company is able to refinance the outstanding balances of its debt obligations at their maturity, anticipated tax refunds, limitations on the Company's ability to utilize its tax attributes, limitations on the Company's ability to reverse any portion of its valuation allowance with respect to its deferred tax assets, the timing of receipt of regulatory approvals and the opening of projects and the availability and cost of land for future growth. These and other risks and uncertainties are more fully described in Item 1A. “Risk Factors”, as well as those factors or conditions described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Company’s past performance or past or present economic conditions in the Company’s housing markets are not indicative of future performance or conditions. Investors are urged not to place undue reliance on forward-looking statements. In addition, the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to projections over time unless required by federal securities laws.

1

PART I. FINANCIAL INFORMATION

Item 1.	Financial Statements

WILLIAM LYON HOMES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands except number of shares and par value per share)

	Successor
	September 30, 2013	December 31, 2012
	(unaudited)
ASSETS
Cash and cash equivalents — Note 1	$81,922	$71,075
Restricted cash — Note 1	853	853
Receivables	21,655	14,789
Real estate inventories — Note 4
Owned	640,162	421,630
Not owned	20,738	39,029
Deferred loan costs, net	8,088	7,036
Goodwill	14,209	14,209
Intangibles, net of accumulated amortization of $6,930 as of September 30, 2013 and $5,757 as of December 31, 2012	3,446	4,620
Other assets, net	7,880	7,906
Total assets	$798,953	$581,147
LIABILITIES AND EQUITY
Accounts payable	$19,400	$18,735
Accrued expenses	60,391	41,770
Liabilities from inventories not owned — Note 12	20,738	39,029
Notes payable — Note 5	35,471	13,248
8 1/2% Senior Notes due November 15, 2020 — Note 5	325,000	325,000
	461,000	437,782
Commitments and contingencies — Note 12
Redeemable convertible preferred stock:
Redeemable convertible preferred stock, par value $0.01 per share; zero and 9,696,970 shares authorized; zero and 9,334,030 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	—	71,246
Equity:
William Lyon Homes stockholders’ equity
Preferred Stock, par value $0.01 per share; 10,000,000 and no shares authorized; no shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	—	—
Common stock, Class A, par value $0.01 per share; 150,000,000 and 41,212,121 shares authorized; 27,626,840 and 8,499,558 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	276	85
Common stock, Class B, par value $0.01 per share; 30,000,000 and 6,060,606 shares authorized; 3,813,884 shares issued and outstanding at September 30, 2013 and December 31, 2012	38	38
Common stock, Class C, par value $0.01 per share; zero and 14,545,455 shares authorized; zero and 1,941,859 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	—	20
Common stock, Class D, par value $0.01 per share; zero and 3,636,364 shares authorized; zero and 302,945 shares outstanding at September 30, 2013 and December 31, 2012, respectively	—	3
Additional paid-in capital	310,376	74,168
Accumulated deficit	(722)	(11,602)
Total William Lyon Homes stockholders’ equity	309,968	62,712
Noncontrolling interest — Note 2	27,985	9,407
Total equity	337,953	72,119
Total liabilities and equity	$798,953	$581,147
See accompanying notes to condensed consolidated financial statements

2

WILLIAM LYON HOMES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except number of shares and per share data)
(unaudited)

	Successor				Predecessor
	Three Months Ended September 30, 2013	Three Months Ended September 30, 2012	Nine Months Ended September 30, 2013	Period from February 25 through September 30, 2012	Period from January 1 through February 24, 2012
Operating revenue
Home sales	$141,352	$76,617	$338,434	$145,977	$16,687
Lots, land and other sales	—	9,325	3,248	100,125	—
Construction services — Note 1	9,478	7,045	21,439	16,473	8,883
	150,830	92,987	363,121	262,575	25,570
Operating costs
Cost of sales — homes	(107,957)	(63,012)	(267,932)	(122,155)	(14,598)
Cost of sales — lots, land and other	—	(7,783)	(2,838)	(92,975)	—
Construction services — Note 1	(8,135)	(6,410)	(17,472)	(15,061)	(8,223)
Sales and marketing	(6,679)	(4,172)	(17,482)	(8,835)	(1,944)
General and administrative	(10,200)	(5,440)	(28,016)	(13,925)	(3,302)
Amortization of intangible assets	(191)	(1,640)	(1,173)	(5,034)	—
Other	(695)	(945)	(1,746)	(2,402)	(187)
	(133,857)	(89,402)	(336,659)	(260,387)	(28,254)
Operating income (loss)	16,973	3,585	26,462	2,188	(2,684)
Interest expense, net of amounts capitalized — Note 1	(51)	(2,491)	(2,602)	(7,327)	(2,507)
Other income, net	114	95	257	1,471	230
Income (loss) before reorganization items	17,036	1,189	24,117	(3,668)	(4,961)
Reorganization items, net	—	(712)	(464)	(1,894)	233,458
Income (loss) before provision for income taxes	17,036	477	23,653	(5,562)	228,497
Provision for income taxes — Note 8	(6,356)	(11)	(6,366)	(11)	—
Net income (loss)	10,680	466	17,287	(5,573)	228,497
Less: Net income attributable to noncontrolling interest	(3,118)	(1,218)	(4,879)	(2,038)	(114)
Net income (loss) attributable to William Lyon Homes	7,562	(752)	12,408	(7,611)	228,383
Preferred stock dividends	—	(755)	(1,528)	(1,798)	—
Net income (loss) available to common stockholders	$7,562	$(1,507)	$10,880	$(9,409)	$228,383
Income (loss) per common share:
Basic	$0.24	$(0.12)	$0.48	$(0.80)	$228,383
Diluted	$0.24	$(0.12)	$0.46	$(0.80)	$228,383
Weighted average common shares outstanding:
Basic	30,975,160	12,408,263	22,569,810	11,716,413	1,000
Diluted	31,895,814	12,408,263	23,446,954	11,716,413	1,000
See accompanying notes to condensed consolidated financial statements

3

WILLIAM LYON HOMES
CONDENSED CONSOLIDATED STATEMENT OF EQUITY
(in thousands)
(unaudited)

	William Lyon Homes Stockholders
	Common Stock		Additional Paid-In		Non- Controlling
	Shares	Amount	Capital	Accumulated Deficit	Interest	Total
Balance - December 31, 2012	14,558	$146	$74,168	$(11,602)	$9,407	$72,119
Net income	—	—	—	12,408	4,879	17,287
Cash contributions by members of consolidated entities	—	—	—	—	35,399	35,399
Cash distributions to members of consolidated entities	—	—	—	—	(21,700)	(21,700)
Conversion of redeemable convertible preferred stock to Class A common stock	9,334	93	70,293	—	—	70,386
Issuance of common stock, net of offering costs	7,178	72	163,711	—	—	163,783
Issuance of restricted stock	371	3	(3)	—	—	—
Stock based compensation	—	—	2,207	—	—	2,207
Preferred stock dividends	—	—	—	(1,528)	—	(1,528)
Balance - September 30, 2013	31,441	$314	$310,376	$(722)	$27,985	$337,953
See accompanying notes to condensed consolidated financial statements

4

WILLIAM LYON HOMES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Successor		Predecessor
	Nine Months Ended September 30, 2013	Period from February 25 through September 30, 2012	Period from January 1 through February 24, 2012
Operating activities
Net income (loss)	$17,287	$(5,573)	$228,497
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	2,184	5,640	586
Stock based compensation expense	2,207	—	—
Loss on sale of property and equipment	4	—	—
Reorganization items:
Cancellation of debt	—	—	(298,831)
Plan implementation and fresh start adjustments	—	—	49,302
Write off of deferred loan costs	—	—	8,258
Loss on extinguishment of debt	—	(975)	—
Net changes in operating assets and liabilities:
Restricted cash	—	(35)	—
Receivables	(6,866)	(1,514)	941
Real estate inventories — owned	(202,294)	49,817	(7,047)
Real estate inventories — not owned	18,291	1,250	1,250
Other assets	3,110	616	206
Accounts payable	665	1,487	4,618
Accrued expenses	18,784	6,526	(3,851)
Liabilities from real estate inventories not owned	(18,291)	(1,250)	(1,250)
Net cash (used in) provided by operating activities	(164,919)	55,989	(17,321)
Investing activities
Purchases of property and equipment	(3,359)	(53)	—
Net cash used in investing activities	(3,359)	(53)	—
Financing activities
Proceeds from borrowings on notes payable	51,444	—	—
Principal payments on notes payable	(45,459)	(62,557)	(616)
Proceeds from reorganization	—	—	30,971
Proceeds from issuance of convertible preferred stock	—	—	50,000
Proceeds from debtor in possession financing	—	—	5,000
Principal payment of debtor in possession financing	—	—	(5,000)
Payment of deferred loan costs	(1,792)	—	(2,491)
Proceeds from issuance of common stock	179,438	—	—
Offering costs related to issuance of common stock	(15,655)	—	—
Payment of preferred stock dividends	(2,550)	(1,114)	—
Noncontrolling interest contributions	35,399	17,021	1,825
Noncontrolling interest distributions	(21,700)	(15,373)	(1,897)
Net cash provided by (used in) financing activities	179,125	(62,023)	77,792
Net increase (decrease) in cash and cash equivalents	10,847	(6,087)	60,471
Cash and cash equivalents — beginning of period	71,075	80,532	20,061
Cash and cash equivalents — end of period	$81,922	$74,445	$80,532
Supplemental disclosures of non-cash investing and financing activities:
Conversion of convertible preferred stock to common stock	$70,386	$—	$—
Issuance of common stock related to land acquisition	$—	$10,500	$—
Issuance of note payable related to land acquisition	$16,238	$—	$—
Accrued purchases of property, plant and equipment	$142	$—	$—
Land contributed in lieu of cash for common stock	$—	$—	$4,029
Preferred stock dividends, accrued	$—	$684	$—
Accretion of Senior Subordinated Secured Notes for payable in kind interest	$—	$916	$—
See accompanying notes to condensed consolidated financial statements.

5

WILLIAM LYON HOMES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

Note 1—Basis of Presentation and Significant Accounting Policies
Operations
William Lyon Homes, a Delaware corporation (“Parent” and together with its subsidiaries, the “Company”), are primarily engaged in designing, constructing, marketing and selling single-family detached and attached homes in California, Arizona, Nevada and Colorado (under the Village Homes brand).
Initial Public Offering
On May 21, 2013, the Company completed its initial public offering of 10,005,000 shares of Class A Common Stock, which consisted of 7,177,500 shares sold by the Company and 2,827,500 shares sold by the selling stockholder. The 10,005,000 shares in the offering were sold at a price to the public of $25.00 per share. The Company raised total net proceeds of approximately $163.8 million in the offering, after deducting the underwriting discount and offering expenses. The Company did not receive any proceeds from the sale of shares by the selling stockholder.
The Company’s authorized capital stock consists of 190,000,000 shares, 150,000,000 of which are designated as Class A Common Stock with a par value of $0.01 per share, 30,000,000 of which are designated as Class B Common Stock with a par value of $0.01 per share and 10,000,000 of which are designated as preferred stock with a par value of $0.01 per share.
In connection with the initial public offering, Parent completed a common stock recapitalization which included a 1-for-8.25 reverse stock split of its Class A Common Stock (the “Class A Reverse Split”), the conversion of all outstanding shares of Parent’s Class C Common Stock, Class D Common Stock and Convertible Preferred Stock into Class A Common Stock on a one-for-one basis and as automatically adjusted for the Class A Reverse Split, and a 1-for-8.25 reverse stock split of its Class B Common Stock. The effect of the reverse stock split is retroactively applied to the Condensed Consolidated Balance Sheet as of December 31, 2012, the Condensed Consolidated Statements of Operations for the three months ended September 30, 2012, and the period from February 25, 2012 through September 30, 2012, and the Condensed Consolidated Statement of Equity, presented herein. Upon completion of the initial public offering, Parent had 27,623,629 shares of Class A Common Stock outstanding, excluding shares issuable upon exercise of outstanding stock options and restricted shares that have been granted but were unvested, and 3,813,884 shares of Class B Common Stock outstanding, excluding shares underlying a warrant to purchase additional shares of Class B Common Stock. The warrant was amended to extend the term from five years to ten years, and the warrant will now expire on February 24, 2022. The change to the warrant had no corresponding impact on the financial statements.
Basis of Presentation
The preparation of the Company’s financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the assets and liabilities as of September 30, 2013 and December 31, 2012 and revenues and expenses for the three months ended September 30, 2013 and 2012, the nine months ended September 30, 2013, the period from January 1, 2012 through February 24, 2012, and the period from February 25, 2012 through September 30, 2012. Accordingly, actual results could differ from those estimates. The significant accounting policies using estimates include real estate inventories and cost of sales, impairment of real estate inventories, warranty reserves, loss contingencies, sales and profit recognition, accounting for variable interest entities, valuation of deferred tax assets, and fresh start accounting. The current economic environment increases the uncertainty inherent in these estimates and assumptions.
The condensed consolidated financial statements include the accounts of the Company and all majority-owned and controlled subsidiaries and joint ventures, and certain joint ventures and other entities which have been determined to be variable interest entities ("VIEs") in which the Company is considered the primary beneficiary (see Note 2). The accounting policies of the joint ventures are substantially the same as those of the Company. All significant intercompany accounts and transactions have been eliminated in consolidation.
We applied the accounting under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 852 (“ASC 852”), “Reorganizations,” as of February 24, 2012. Therefore, our consolidated balance sheet as of December 31, 2012, which is referred to as that of the “Successor”, includes adjustments resulting from the reorganization and application of ASC 852. References to the “Successor” in the condensed consolidated financial statements and the notes thereto refer to the Company after giving effect to the reorganization and application of ASC 852. References to the “Predecessor” refer to the Company prior to the reorganization and application of ASC 852.

6

The condensed consolidated financial statements were prepared from our books and records without audit and include all adjustments (consisting of only normal recurring accruals) necessary to present a fair statement of results for the interim periods presented. Readers of this quarterly report should refer to our audited consolidated financial statements as of December 31, 2012, and for the periods from January 1, 2012 through February 24, 2012 and February 25, 2012 through December 31, 2012, which are included in our 2012 Annual Report on Form 10-K, as certain disclosures that would substantially duplicate those contained in the audited financial statements have not been included in this report.
Real Estate Inventories
The Company accounts for its real estate inventories under FASB ASC Topic 360 Property, Plant, & Equipment (“ASC 360”). Real estate inventories are carried at cost net of impairment losses and fresh start accounting adjustments, if any. Real estate inventories consist primarily of land deposits, land and land under development, homes completed and under construction, and model homes. All direct and indirect land costs, offsite and onsite improvements and applicable interest and other carrying charges are capitalized to real estate projects during periods when the project is under development. Land, offsite costs and all other common costs are allocated to land parcels benefited based upon relative fair values before construction. Onsite construction costs and related carrying charges (principally interest and property taxes) are allocated to the individual homes within a phase based upon the relative sales value of the homes. The Company relieves its accumulated real estate inventories through cost of sales for the estimated cost of homes sold. Selling expenses and other marketing costs are expensed in the period incurred.
ASC 360 requires impairment losses to be recorded on real estate inventories when indicators of impairment are present and the undiscounted cash flows estimated to be generated by real estate inventories are less than the carrying amount of such assets. Indicators of impairment include a decrease in demand for housing due to softening market conditions, competitive pricing pressures, which reduce the average sales price of homes including an increase in sales incentives offered to buyers, slowing sales absorption rates, decreases in home values in the markets in which the Company operates, significant decreases in gross margins and a decrease in project cash flows for a particular project.
Management assesses land deposits for impairment when estimated land values are deemed to be less than the agreed upon contract price. The Company considers changes in market conditions, the timing of land purchases, the ability to renegotiate with land sellers, the terms of the land option contracts in question, the availability and best use of capital, and other factors. The Company records abandoned land deposits and related pre-acquisition costs in cost of sales-lots, land and other in the consolidated statements of operations in the period that it is abandoned.
A provision for warranty costs relating to the Company’s limited warranty plans is included in cost of sales and accrued expenses at the time the sale of a home is recorded. The Company generally reserves approximately one to one and one quarter percent of the sales price of its homes against the possibility of future charges relating to its one-year limited warranty and similar potential claims, except for Colorado, where the Company provides a third party warranty policy upon close of escrow. Factors that affect the Company’s warranty liability include the number of homes under warranty, historical and anticipated rates of warranty claims, and cost per claim. The Company periodically assesses the adequacy of its recorded warranty liability and adjusts the amounts as necessary. Changes in the Company’s warranty liability for the nine months ended September 30, 2013, the period from February 25, 2012 through September 30, 2012, and the period from January 1, 2012 through February 24, 2012, are as follows (in thousands):

	Successor		Predecessor
	Nine Months Ended September 30, 2013	Period from February 25 through September 30, 2012	Period from January 1 through February 24, 2012
Warranty liability, beginning of period	$14,317	$14,000	$14,314
Warranty provision during period	3,131	1,649	187
Warranty payments during period	(3,900)	(1,944)	(845)
Warranty charges related to pre-existing warranties during period	354	80	85
Warranty charges related to construction services projects	267	347	114
Fresh start adjustment	—	—	145
Warranty liability, end of period	$14,169	$14,132	$14,000
Interest incurred under the Company’s debt obligations, as more fully discussed in Note 5, is capitalized to qualifying real estate projects under development. Any additional interest charges related to real estate projects not under development are expensed in the period incurred. Interest activity for the three months ended September 30, 2013 and 2012, the nine months ended September 30, 2013, the period from February 25, 2012 through September 30, 2012, and the period from January 1, 2012 through February 24, 2012, are as follows (in thousands):

7

	Successor				Predecessor
	Three Months Ended September 30, 2013	Three Months Ended September 30, 2012	Nine Months Ended September 30, 2013	Period from February 25 through September 30, 2012	Period from January 1 through February 24, 2012
Interest incurred	$7,511	$8,729	$22,511	$22,336	$7,145
Less: Interest capitalized	7,460	6,238	19,909	15,009	4,638
Interest expense, net of amounts capitalized	$51	$2,491	$2,602	$7,327	$2,507
Cash paid for interest	$283	$6,315	$14,854	$18,061	$8,924
Construction Services
The Company accounts for construction management agreements using the Percentage of Completion Method in accordance with FASB ASC Topic 605 Revenue Recognition (“ASC 605”). Under ASC 605, the Company records revenues and expenses as a contracted project progresses, and based on the percentage of costs incurred to date compared to the total estimated costs of the contract.
The Company entered into construction management agreements to build, sell and market homes in certain communities. For such services, the Company will receive fees (generally 3 to 5 percent of the sales price, as defined) and may, under certain circumstances, receive additional compensation if certain financial thresholds are achieved.
Financial Instruments
Financial instruments that potentially subject the Company to concentrations of credit risk are primarily cash and cash equivalents, receivables, and deposits. The Company typically places its cash and cash equivalents in investment grade short-term instruments. Deposits, included in other assets, are due from municipalities or utility companies and are generally collected from such entities through fees assessed to other developers. The Company is an issuer of, or subject to, financial instruments with off-balance sheet risk in the normal course of business which exposes it to credit risks. These financial instruments include letters of credit and obligations in connection with assessment district bonds. These off-balance sheet financial instruments are described in more detail in Note 12.
Cash and Cash Equivalents
Short-term investments with a maturity of three months or less when purchased are considered cash equivalents. The Company’s cash and cash equivalents balance exceeds federally insurable limits as of September 30, 2013 and December 31, 2012. The Company monitors the cash balances in its operating accounts and adjusts the cash balances between accounts based on operational needs; however, these cash balances could be negatively impacted if the underlying financial institutions fail or are subject to other adverse conditions in the financial markets. To date, the Company has experienced no loss or lack of access to cash in its operating accounts.
Restricted Cash
Restricted cash consists of deposits made by the Company to a bank account as collateral for the use of letters of credit to guarantee the Company’s financial obligations under certain other contractual arrangements in the normal course of business.
Deferred Loan Costs
Deferred loan costs represent debt issuance cost and are primarily amortized to interest expense using the straight line method which approximates the effective interest method.
Goodwill
In accordance with the provisions of ASC 350, Intangibles, Goodwill and Other, goodwill amounts are not amortized, but rather are analyzed for impairment at the reporting segment level. Goodwill is analyzed on an annual basis, or when indicators of impairment exist. We have determined that we have five reporting segments, as discussed in Note 3, and we perform an annual goodwill impairment analysis during the fourth quarter of each fiscal year.
Intangible Assets
Recorded intangible assets primarily relate to construction homes in backlog, management contracts, and joint venture management fee contracts recorded in conjunction with ASC 852 and FASB ASC Topic 805, Business Combinations, related to the

8

Village Homes acquisition in 2012 (see Note 9 for more information). Such assets were valued based on expected cash flows related to home closings, and the asset is amortized on a per unit basis, as homes under the contracts close.
Income (loss) per common share
The Company computes income (loss) per common share in accordance with FASB ASC Topic 260, Earnings per Share. Basic income (loss) per common share is computed by dividing income or loss available to common stockholders by the weighted average number of shares of common stock outstanding. For purposes of determining diluted income (loss) per common share, basic income (loss) per common share is further adjusted to include the effect of potential dilutive common shares outstanding.
Income Taxes
Income taxes are accounted for under the provisions of FASB ASC Topic 740, Income Taxes (“ASC 740”), using an asset and liability approach. Deferred income taxes reflect the net effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and operating loss and tax credit carryforwards measured by applying currently enacted tax laws. A valuation allowance is provided to reduce net deferred tax assets to an amount that is more likely than not to be realized.
Reclassifications
Certain balances on the financial statements and certain amounts presented in the notes have been reclassified in order to conform to current year presentation.

Note 2—Variable Interest Entities and Noncontrolling Interests
During the nine months ended September 30, 2013, the Company formed two joint ventures, Lyon Whistler, LLC and Brentwood Palmilla Owner, LLC, and during the year ended December 31, 2012, the Company formed one joint venture, Lyon Branches, LLC, for the purpose of land development and homebuilding activities which we have determined to be VIEs. The Company, as the managing member, has the power to direct the activities of the VIEs since it manages the daily operations and has exposure to the risks and rewards of the VIEs, which is based on the division of income and loss per the joint venture agreements. Therefore, the Company is the primary beneficiary of the joint ventures, and the VIEs were consolidated as of September 30, 2013 and December 31, 2012.
As of September 30, 2013, the assets of the consolidated VIEs totaled $68.5 million, of which $3.3 million was cash and $61.0 million was real estate inventories. The liabilities of the consolidated VIEs totaled $21.8 million, primarily comprised of notes payable of $19.2 million, accounts payable and accrued liabilities.
As of December 31, 2012, the assets of the consolidated VIEs totaled $24.7 million, of which $1.1 million was cash and $20.4 million was real estate inventories. The liabilities of the consolidated VIEs totaled $6.4 million, primarily comprised of accounts payable and accrued liabilities. The Company recorded a $1.6 million valuation adjustment to the noncontrolling interest account on one VIE in accordance with the adoption of ASC 852.

Note 3—Segment Information
The Company operates one principal homebuilding business. In accordance with FASB ASC Topic 280, Segment Reporting (“ASC 280”), the Company has determined that each of its operating divisions is an operating segment.
Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision-maker in deciding how to allocate resources and in assessing performance. The Company’s Executive Chairman, Chief Executive Officer and Chief Operating Officer have been identified as the chief operating decision makers. The Company’s chief operating decision makers direct the allocation of resources to operating segments based on the profitability and cash flows of each respective segment.
The Company’s homebuilding operations design, construct and sell a wide range of homes designed to meet the specific needs in each of its markets. In accordance with the aggregation criteria defined by ASC 280, the Company’s homebuilding operating segments have been grouped into five reportable segments: Southern California, consisting of an operating division with operations in Orange, Los Angeles, San Bernardino and San Diego counties; Northern California, consisting of an operating division with operations in Contra Costa, San Joaquin and Santa Clara counties; Arizona, consisting of operations in the Phoenix, Arizona metropolitan area; Nevada, consisting of operations in the Las Vegas, Nevada metropolitan area; and Colorado, consisting of operations in the Denver, Colorado metropolitan area, Fort Collins, and Granby, Colorado markets.

9

Corporate develops and implements strategic initiatives and supports the Company’s operating divisions by centralizing key administrative functions such as finance and treasury, information technology, risk management and litigation and human resources.
Segment financial information relating to the Company’s operations was as follows (in thousands):

	Successor				Predecessor
	Three Months Ended September 30, 2013	Three Months Ended September 30, 2012	Nine Months Ended September 30, 2013	Period from February 25 through September 30, 2012	Period from January 1 through February 24, 2012
Operating revenue:
Southern California	$49,681	$36,097	$105,231	$68,187	$7,759
Northern California	27,790	26,181	56,115	131,747	11,014
Arizona	31,253	17,157	86,431	38,634	4,316
Nevada	23,920	13,552	56,421	24,007	2,481
Colorado	18,186	—	58,923	—	—
Total operating revenue	$150,830	$92,987	$363,121	$262,575	$25,570

	Successor				Predecessor
	Three Months Ended September 30, 2013	Three Months Ended September 30, 2012	Nine Months Ended September 30, 2013	Period from February 25 through September 30, 2012	Period from January 1 through February 24, 2012
Net income (loss):
Southern California	$10,027	$889	$15,453	$(1,840)	$(19,131)
Northern California	4,706	4,577	8,740	12,169	6,195
Arizona	4,224	353	9,032	64	9,928
Nevada	3,355	1	5,881	(1,637)	(1,738)
Colorado	209	—	1,654	—	—
Corporate (1)	(11,841)	(5,354)	(23,473)	(14,329)	233,243
Net income (loss)	$10,680	$466	$17,287	$(5,573)	$228,497

	Successor
	September 30, 2013	December 31, 2012
Homebuilding assets:
Southern California	$281,967	$195,688
Northern California	130,616	31,293
Arizona	169,581	173,847
Nevada	76,353	51,141
Colorado	36,769	37,668
Corporate (2)	103,667	91,510
Total homebuilding assets	$798,953	$581,147

(1)	Includes the Company's consolidated Provision for income taxes of approximately$6.4 million and $6.4 million for the three and nine months ended September 30, 2013.

(2)	Comprised primarily of cash and cash equivalents, receivables, deferred loan costs, and other assets.

Note 4—Real Estate Inventories
Real estate inventories consist of the following (in thousands):

	Successor
	September 30, 2013	December 31, 2012
Real estate inventories owned:
Land deposits	$40,816	$31,855
Land and land under development	439,401	318,327
Homes completed and under construction	138,500	50,847
Model homes	21,445	20,601
Total	$640,162	$421,630
Real estate inventories not owned: (1)
Other land options contracts — land banking arrangement	$20,738	$39,029

(1)
Represents the consolidation of a land banking arrangement. Although the Company is not obligated to purchase the lots, based on certain factors, the Company has determined that it is economically compelled to purchase the lots in the land banking arrangement. Amounts are net of deposits.

As of February 24, 2012, the Company made fair value adjustments to inventory in accordance with fresh start accounting. During the nine months ended September 30, 2013, and the period from February 25, 2012 through September 30, 2012, the Company did not record any impairments.

Note 5—Senior Notes and Secured Indebtedness

	Successor
	September 30, 2013	December 31, 2012
Senior notes:
8 1/2% Senior Notes due November 15, 2020	$325,000	$325,000
Notes payable:
Revolving lines of credit	$—	$—
Construction notes payable	19,233	13,248
Seller financing	16,238	—
Total notes payable	$35,471	$13,248

Total senior notes and notes payable	$360,471	$338,248

As of September 30, 2013, the maturities of the Notes payable and 8 1/2% Senior Notes are as follows (in thousands):

Year Ending December 31,
2013	$—
2014	1,762
2015	14,476
2016	19,233
2017	—
Thereafter	325,000
$360,471

Senior Notes
8 1/2% Senior Notes Due 2020

11

On November 8, 2012, William Lyon Homes, Inc., a California corporation and wholly-owned subsidiary of the Company (“California Lyon”) completed its offering of 8 1/2% Senior Notes due 2020, or the New Notes, in an aggregate principal amount of $325 million. The New Notes were issued at 100% of their aggregate principal amount. The Company used the net proceeds from the sale of the New Notes, together with cash on hand, to refinance the Company’s (i) $235 million 10.25% Senior Secured Term Loan due 2015, (ii) approximately $76 million in aggregate principal amount of 12% Senior Subordinated Secured Notes due 2017, (iii) approximately $11 million in principal amount of project related debt, and (iv) to pay accrued and unpaid interest thereon.
As of both September 30, 2013 and December 31, 2012, the outstanding principal amount of the New Notes was $325 million. The New Notes bear interest at an annual rate of 8.5% per annum and is payable semiannually in arrears on May 15 and November 15, and mature on November 15, 2020. The New Notes are senior unsecured obligations of California Lyon and are unconditionally guaranteed on a senior subordinated secured basis by Parent and by certain of Parent’s existing and future restricted subsidiaries. The New Notes and the guarantees rank senior to all of California Lyon’s and the guarantors’ existing and future unsecured senior debt and senior in right of payment to all of California Lyon’s and the guarantors’ future subordinated debt. The New Notes and the guarantees are and will be effectively junior to any of California Lyon’s and the guarantors’ existing and future secured debt.
On or after November 15, 2016, California Lyon may redeem all or a portion of the New Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of the principal amount) set forth below plus accrued and unpaid interest to the applicable redemption date, if redeemed during the 12-month period beginning on November 15 of the years indicated below:

Year	Percentage
2016	104.250%
2017	102.125%
2018 and thereafter	100.000%
Prior to November 15, 2016, the New Notes may be redeemed in whole or in part at a redemption price equal to 100% of the principal amount plus a “make-whole” premium, and accrued and unpaid interest to, the redemption date.
In addition, any time prior to November 15, 2015, California Lyon may, at its option on one or more occasions, redeem New Notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the New Notes issued prior to such date at a redemption price (expressed as a percentage of principal amount) of 108.5%, plus accrued and unpaid interest to the redemption date, with an amount equal to the net cash proceeds from one or more equity offerings.
The indenture governing the New Notes (the “Indenture”) contains covenants that limit the ability of the Company and its restricted subsidiaries to, among other things: (i) incur or guarantee certain additional indebtedness; (ii) pay dividends or make other distributions or repurchase stock; (iii) make certain investments; (iv) sell assets; (v) incur liens; (vi) enter into agreements restricting the ability of the Company’s restricted subsidiaries to pay dividends or transfer assets; (vii) enter into transactions with affiliates; (viii) create unrestricted subsidiaries; and (viii) consolidate, merge or sell all or substantially all of the Company’s and California Lyon’s assets. These covenants are subject to a number of important exceptions and qualifications as described in the Indenture. The Company was in compliance with all such covenants as of September 30, 2013.
Notes Payable
Revolving Lines of Credit
On August 7, 2013, California Lyon and Parent entered into a credit agreement providing for a revolving credit facility of up to $100 million (the “Revolver”). The Revolver will mature on August 5, 2016, unless terminated earlier pursuant to the terms of the Revolver. The Revolver contains an uncommitted accordion feature under which its aggregate principal amount can be increased to up to $125 million under certain circumstances, as well as a sublimit of $50 million for letters of credit. The Revolver contains various covenants, including financial covenants relating to tangible net worth, leverage, liquidity and interest coverage, as well as a limitation on investments in joint ventures and non-guarantor subsidiaries.
The Revolver contains customary events of default, subject to cure periods in certain circumstances, that would result in the termination of the commitment and permit the lenders to accelerate payment on outstanding borrowings and require cash collateralization of letters of credit, including: nonpayment of principal, interest and fees or other amounts; violation of covenants; inaccuracy of representations and warranties; cross default to certain other indebtedness; unpaid judgments; and certain bankruptcy and other insolvency events. If a change in control of the Company occurs, the lenders may terminate the commitment and require that California Lyon repay outstanding borrowings under the Revolver and cash collateralize letters of credit. Interest rates on borrowings generally will be based on either LIBOR or a base rate, plus the applicable spread. The commitment fee on the unused portion of the Facility currently accrues at an annual rate of 0.50%.

12

Borrowings under the Revolver, the availability of which is subject to a borrowing base formula, are required to be guaranteed by the Company and certain of the Company’s wholly-owned subsidiaries, are secured by a pledge of all equity interests held by such guarantors, and may be used for general corporate purposes. As of September 30, 2013, the Revolver was undrawn.
On March 5, 2013, California Lyon entered into a Revolving Line of Credit Loan Agreement (the “CB&T Loan Agreement”), with California Bank & Trust (“CB&T”), providing for a revolving line of credit of $30.0 million (the “CB&T Loan”). The CB&T Loan, as amended, provides California Lyon with funds for the development of residential lots, the construction of existing and future residential home projects within the states of California, Arizona, Nevada and Colorado, the issuance of letters of credit for the payment of costs incurred or associated with those projects and other general corporate purposes. In connection with the execution of the CB&T Loan Agreement, California Lyon issued a promissory note (the “CB&T Promissory Note”), and together with the CB&T Loan Agreement and any ancillary documents and agreements executed pursuant to the CB&T Loan Agreement, (the “CB&T Loan Documents”), in favor of CB&T. California Lyon’s obligations under the CB&T Loan are secured by, among other things, a first lien on and security interest in all the real and personal property comprising each qualified project that is secured by the CB&T Loan. Borrowings under the CB&T Loan Agreement bore interest, payable monthly, at California Lyon’s option of either (i) a fixed rate at LIBOR plus 3.00% per annum or (ii) a variable rate at the Prime Rate, as adjusted by CB&T in accordance with the CB&T Loan Agreement, plus 1.00% per annum. The floor interest rate for borrowings under the CB&T Loan Agreement range from 4.25% to 5.00%, depending on California Lyon’s total debt to tangible net worth ratio. Beginning on March 5, 2015, the maximum amount available under the CB&T Loan would have been reduced by $7.5 million every 90 days until the CB&T Loan matures. The CB&T Loan was scheduled to mature on March 5, 2016.
All outstanding borrowings under the CB&T Loan may, at the option of CB&T, be accelerated and become immediately due and payable in the event of a default under the CB&T Loan Documents, which includes, among other things, the following events (subject to certain cure periods, as applicable): (i) the failure by California Lyon to pay any monetary amount when due under any CB&T Loan Document; (ii) the breach of certain covenants under the CB&T Loan Documents; (iii) any representations contained in the CB&T Loan Documents being materially misleading or false when made; (iv) defaults under certain other monetary obligations; (v) bankruptcy matters; (vi) litigation or proceedings that could constitute a material adverse change on California Lyon or a qualified project or (vii) certain judgments. The CB&T Loan Documents also contained negative covenants which restrict or limit California Lyon from, among other things, the following: (a) consolidating or merging with any person unless California Lyon is the surviving entity; (b) changing its fiscal year or accounting methods; (c) changing the character of California Lyon’s business; (d) suffering any change in the legal or beneficial ownership of any capital stock in California Lyon; (e) making loans or advances; (f) granting or continuing liens; (g) incurring debt and (h) acquiring assets.
In March 2013, one of the outstanding construction loans payable and its underlying collateral was rolled into the CB&T Loan. In July 2013, the Company repaid all of the outstanding balance of the CB&T loan. On October 30, 2013, the Company terminated the CB&T Loan.
Construction Notes Payable
In June 2013, the Company entered into a construction note payable agreement. The agreement has total availability under the facility of $28.0 million, to be drawn for land development and construction on one of its joint venture projects. The loan matures in June 2016 and bears interest at the prime rate +0.5%, with a rate floor of 4.0%, which was the interest rate as of September 30, 2013. As of September 30, 2013, the Company had borrowed $19.2 million under this facility. The loan will be repaid with proceeds from home closings of the project, is secured by the underlying project, and is guaranteed by the Company.
In September 2012, the Company entered into two construction notes payable agreements. The first agreement has total availability under the facility of $19.0 million, to be drawn for land development and construction on one of its wholly-owned projects. The loan had an original maturity date in September 2015 and bore interest at the prime rate +1.0%, with a rate floor of 5.0%. In March 2013, this loan and the underlying collateral was rolled into the CB&T Loan Agreement, defined and discussed above. As of December 31, 2012, the Company had borrowed $7.8 million under this facility.
The second September 2012 construction note payable agreement has total availability under the facility of $17.0 million, to be drawn for land development and construction on one of its joint venture projects. The loan matures in March 2015 and bears interest at prime rate +1%, with a rate floor of 5.0%, which was the interest rate as of September 30, 2013. During the three months ended September 30, 2013, the Company repaid the entire outstanding balance under this loan. At December 31, 2012, the Company had borrowed $5.4 million under this facility.

Seller Financing
At September 30, 2013, the Company had $16.2 million of notes payable outstanding related to two land acquisitions for which seller financing was provided. The first note had a balance of $1.7 million as of September 30, 2013, bears interest at 3% per annum,

13

is secured by the underlying land, and matures in March 2014. The second note had a balance of $14.5 million as of September 30, 2013, bears interest at 7% per annum, is secured by the underlying land, and matures in May 2015.
GUARANTOR AND NON-GUARANTOR FINANCIAL STATEMENTS
The following consolidating financial information includes:
(1) Consolidating balance sheets as of September 30, 2013 and December 31, 2012; consolidating statements of operations for the three months ended September 30, 2013 and 2012, the nine months ended September 30, 2013, the period from February 25, 2012 through September 30, 2012, and the period from January 1, 2012 through February 24, 2012; and consolidating statements of cash flows for the nine months ended September 30, 2013, the period from February 25, 2012 through September 30, 2012, and the period from January 1, 2012 through February 24, 2012, of (a) William Lyon Homes, as the parent, or “Delaware Lyon”, (b) William Lyon Homes, Inc., as the subsidiary issuer, or “California Lyon”, (c) the guarantor subsidiaries, (d) the non-guarantor subsidiaries and (e) William Lyon Homes, Inc. on a consolidated basis; and
(2) Elimination entries necessary to consolidate Delaware Lyon, with William Lyon Homes, Inc. and its guarantor and non-guarantor subsidiaries.
Delaware Lyon owns 100% of all of its guarantor subsidiaries and all guarantees are full and unconditional, joint and several. As a result, in accordance with Rule 3-10 (d) of Regulation S-X promulgated by the SEC, no separate financial statements are required for these subsidiaries as of September 30, 2013 and December 31, 2012, and for the three months ended September 30, 2013 and 2012, the nine months ended September 30, 2013, the period from February 25, 2012 through September 30, 2012, 2012, and the period from January 1, 2012 through February 24, 2012.

14

CONDENSED CONSOLIDATING BALANCE SHEET
(Unaudited)
September 30, 2013 (Successor)
(in thousands)

	Unconsolidated
	Delaware Lyon	California Lyon	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated Company
ASSETS
Cash and cash equivalents	$—	$77,976	$313	$3,633	$—	$81,922
Restricted cash	—	853	—	—	—	853
Receivables	—	15,979	1,323	4,353	—	21,655
Real estate inventories
Owned	—	574,987	1,839	63,336	—	640,162
Not owned	—	20,738	—	—	—	20,738
Deferred loan costs	—	8,088	—	—	—	8,088
Goodwill	—	14,209	—	—	—	14,209
Intangibles	—	3,446	—	—	—	3,446
Other assets	—	6,672	863	345	—	7,880
Investments in subsidiaries	309,968	31,144	—	—	(341,112)	—
Intercompany receivables	—	—	220,142	18,865	(239,007)	—
Total assets	$309,968	$754,092	$224,480	$90,532	$(580,119)	$798,953
LIABILITIES AND EQUITY
Accounts payable	$—	$16,185	$1,005	$2,210	$—	$19,400
Accrued expenses	—	59,535	777	79	—	60,391
Liabilities from inventories not owned	—	20,738	—	—	—	20,738
Notes payable	—	14,476	1,762	19,233	—	35,471
8 1/2% Senior Notes	—	325,000	—	—	—	325,000
Intercompany payables	—	229,125	—	9,881	(239,006)	—
Total liabilities	—	665,059	3,544	31,403	(239,006)	461,000
Equity
William Lyon Homes stockholders’ equity	309,968	89,033	220,936	31,144	(341,113)	309,968
Noncontrolling interest	—	—	—	27,985	—	27,985
Total liabilities and equity	$309,968	$754,092	$224,480	$90,532	$(580,119)	$798,953

15

CONDENSED CONSOLIDATING BALANCE SHEET
December 31, 2012 (Successor)
(in thousands)

	Unconsolidated
	Delaware Lyon	California Lyon	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated Company
ASSETS
Cash and cash equivalents	$—	$69,376	$65	$1,634	$—	$71,075
Restricted cash	—	853	—	—	—	853
Receivables	—	11,278	296	3,215	—	14,789
Real estate inventories
Owned	—	398,952	13	22,665	—	421,630
Not owned	—	39,029	—	—	—	39,029
Deferred loan costs	—	7,036	—	—	—	7,036
Goodwill	—	14,209	—	—	—	14,209
Intangibles	—	4,620	—	—	—	4,620
Other assets	—	7,437	146	323	—	7,906
Investments in subsidiaries	62,712	22,148	—	—	(84,860)	—
Intercompany receivables	—	—	207,239	18,935	(226,174)	—
Total assets	$62,712	$574,938	$207,759	$46,772	$(311,034)	$581,147
LIABILITIES AND EQUITY (DEFICIT)
Accounts payable	$—	$17,998	$39	$698	$—	$18,735
Accrued expenses	—	41,505	213	52	—	41,770
Liabilities from inventories not owned	—	39,029	—	—	—	39,029
Notes payable	—	7,809	—	5,439	—	13,248
8 1/2% Senior Notes	—	325,000	—	—	—	325,000
Intercompany payables	—	217,146	—	9,028	(226,174)	—
Total liabilities	—	648,487	252	15,217	(226,174)	437,782
Redeemable convertible preferred stock	—	71,246	—	—	—	71,246
Equity (deficit)
William Lyon Homes stockholders’ equity (deficit)	62,712	(144,795)	207,507	22,148	(84,860)	62,712
Noncontrolling interest	—	—	—	9,407	—	9,407
Total liabilities and equity (deficit)	$62,712	$574,938	$207,759	$46,772	$(311,034)	$581,147

16

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
(Unaudited)
Three Months Ended September 30, 2013 (Successor)
(in thousands)

	Unconsolidated
	Delaware Lyon	California Lyon	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated Company
Operating revenue
Sales	$—	$76,178	$48,487	$16,687	$—	$141,352
Construction services	—	9,478	—	—	—	9,478
Management fees	—	456	—	—	(456)	—
	—	86,112	48,487	16,687	(456)	150,830
Operating costs
Cost of sales	—	(55,968)	(40,519)	(11,926)	456	(107,957)
Construction services	—	(8,135)	—	—	—	(8,135)
Sales and marketing	—	(4,108)	(2,256)	(315)	—	(6,679)
General and administrative	—	(9,473)	(726)	(1)	—	(10,200)
Amortization of intangible assets	—	(191)	—	—	—	(191)
Other	—	(695)	—	—	—	(695)
	—	(78,570)	(43,501)	(12,242)	456	(133,857)
Income from subsidiaries	12,716	5,804	—	—	(18,520)	—
Operating income	12,716	13,346	4,986	4,445	(18,520)	16,973
Interest expense, net of amounts capitalized	—	(51)	—	—	—	(51)
Other income (expense), net	—	423	(9)	(300)	—	114
Income before provision for income taxes	12,716	13,718	4,977	4,145	(18,520)	17,036
Provision for income taxes	—	(6,356)	—	—	—	(6,356)
Net income	12,716	7,362	4,977	4,145	(18,520)	10,680
Less: Net income attributable to noncontrolling interest	—	—	—	(3,118)	—	(3,118)
Net income attributable to William Lyon Homes	12,716	7,362	4,977	1,027	(18,520)	7,562
Preferred stock dividends	—	—	—	—	—	—
Net income available to common stockholders	$12,716	$7,362	$4,977	$1,027	$(18,520)	$7,562

17

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
(Unaudited)
Three Months Ended September 30, 2012 (Successor)
(in thousands)

	Unconsolidated
	Delaware Lyon	California Lyon	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated Company
Operating revenue
Sales	$—	$68,008	$10,629	$7,305	$—	$85,942
Construction services	—	7,045	—	—	—	7,045
Management fees	—	278	—	—	(278)	—
	—	75,331	10,629	7,305	(278)	92,987
Operating costs
Cost of sales	—	(57,050)	(8,912)	(5,111)	278	(70,795)
Construction services	—	(6,410)	—	—	—	(6,410)
Sales and marketing	—	(3,219)	(643)	(310)	—	(4,172)
General and administrative	—	(5,368)	(70)	(2)	—	(5,440)
Amortization of intangible assets		(1,640)				(1,640)
Other	—	(588)	—	(357)	—	(945)
	—	(74,275)	(9,625)	(5,780)	278	(89,402)
(Loss) income from subsidiaries	(752)	1,158	—	—	(406)	—
Operating (loss) income	(752)	2,214	1,004	1,525	(406)	3,585
Interest expense, net of amounts capitalized	—	(2,350)	—	(141)	—	(2,491)
Other income (expense), net	—	160	(53)	(12)	—	95
(Loss) income before reorganization items and provision for income taxes	(752)	24	951	1,372	(406)	1,189
Reorganization items, net	—	(712)	—	—	—	(712)
(Loss) income before provision for income taxes	(752)	(688)	951	1,372	(406)	477
Provision for income taxes	—	(11)	—	—	—	(11)
Net (loss) income	(752)	(699)	951	1,372	(406)	466
Less: Net income attributable to noncontrolling interest	—		—	(1,218)	—	(1,218)
Net (loss) income attributable to William Lyon Homes	(752)	(699)	951	154	(406)	(752)
Preferred stock dividends	(755)	—	—	—	—	(755)
Net (loss) income available to common stockholders	$(1,507)	$(699)	$951	$154	$(406)	$(1,507)

18

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
(Unaudited)
Nine Months Ended September 30, 2013 (Successor)
(in thousands)

	Unconsolidated
	Delaware Lyon	California Lyon	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated Company
Operating revenue
Sales	$—	$173,032	$142,105	$26,545	$—	$341,682
Construction services	—	21,439	—	—	—	21,439
Management fees	—	(727)	—	—	727	—
	—	193,744	142,105	26,545	727	363,121
Operating costs
Cost of sales	—	(132,270)	(119,051)	(18,722)	(727)	(270,770)
Construction services	—	(17,472)	—	—	—	(17,472)
Sales and marketing	—	(9,826)	(6,867)	(789)	—	(17,482)
General and administrative	—	(26,162)	(1,835)	(19)	—	(28,016)
Amortization of intangible assets	—	(1,173)	—	—	—	(1,173)
Other	—	(1,744)	(2)	—	—	(1,746)
	—	(188,647)	(127,755)	(19,530)	(727)	(336,659)
Income from subsidiaries	17,562	13,800	—	—	(31,362)	—
Operating income	17,562	18,897	14,350	7,015	(31,362)	26,462
Interest expense, net of amounts capitalized	—	(2,476)	(126)	—	—	(2,602)
Other income (expense), net	—	1,184	(20)	(907)	—	257
Income before reorganization items and provision for income taxes	17,562	17,605	14,204	6,108	(31,362)	24,117
Reorganization items, net	—	(464)	—	—	—	(464)
Income before provision for income taxes	17,562	17,141	14,204	6,108	(31,362)	23,653
Provision for income taxes	—	(6,366)	—	—	—	(6,366)
Net income	17,562	10,775	14,204	6,108	(31,362)	17,287
Less: Net income attributable to noncontrolling interest	—	—	—	(4,879)	—	(4,879)
Net income attributable to William Lyon Homes	17,562	10,775	14,204	1,229	(31,362)	12,408
Preferred stock dividends	(1,528)	—	—	—	—	(1,528)
Net income available to common stockholders	$16,034	$10,775	$14,204	$1,229	$(31,362)	$10,880

19

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
(Unaudited)
Period from February 25, 2012 through
September 30, 2012 (Successor)
(in thousands)

	Unconsolidated
	Delaware Lyon	California Lyon	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated Company
Operating revenue
Sales	$—	$111,159	$32,105	$102,838	$—	$246,102
Construction services	—	16,473	—	—	—	16,473
Management fees	—	534	—	—	(534)	—
	—	128,166	32,105	102,838	(534)	262,575
Operating costs
Cost of sales	—	(94,003)	(27,737)	(93,924)	534	(215,130)
Construction services	—	(15,061)	—	—	—	(15,061)
Sales and marketing	—	(6,493)	(1,679)	(663)	—	(8,835)
General and administrative	—	(13,733)	(186)	(6)	—	(13,925)
Amortization of intangible assets	—	(5,034)	—	—	—	(5,034)
Other	—	(1,713)	(2)	(687)	—	(2,402)
	—	(136,037)	(29,604)	(95,280)	534	(260,387)
(Loss) income from subsidiaries	(7,611)	8,620	—	—	(1,009)	—
Operating (loss) income	(7,611)	749	2,501	7,558	(1,009)	2,188
Interest expense, net of amounts capitalized	—	(6,970)	—	(357)	—	(7,327)
Other income, net	—	562	(45)	954	—	1,471
(Loss) income before reorganization items and provision for income taxes	(7,611)	(5,659)	2,456	8,155	(1,009)	(3,668)
Reorganization items, net	—	(1,895)	1	—	—	(1,894)
(Loss) income before provision for income taxes	(7,611)	(7,554)	2,457	8,155	(1,009)	(5,562)
Provision for income taxes	—	(11)	—	—	—	(11)
Net (loss) income	(7,611)	(7,565)	2,457	8,155	(1,009)	(5,573)
Less: Net income attributable to noncontrolling interest	—	—	—	(2,038)	—	(2,038)
Net (loss) income attributable to William Lyon Homes	(7,611)	(7,565)	2,457	6,117	(1,009)	(7,611)
Preferred stock dividends	(1,798)	—	—	—	—	(1,798)
Net (loss) income available to common stockholders	$(9,409)	$(7,565)	$2,457	$6,117	$(1,009)	$(9,409)
20

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
(Unaudited)
Period from January 1, 2012 through
February 24, 2012 (Predecessor)
(in thousands)

	Unconsolidated
	Delaware Lyon	California Lyon	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated Company
Operating revenue
Home sales	$—	$10,024	$4,316	$2,347	$—	$16,687
Construction services	—	8,883	—	—	—	8,883
Management fees	—	110	—	—	(110)	—
	—	19,017	4,316	2,347	(110)	25,570
Operating costs
Cost of sales — homes	—	(8,819)	(3,820)	(2,069)	110	(14,598)
Construction services	—	(8,223)	—	—	—	(8,223)
Sales and marketing	—	(1,496)	(260)	(188)	—	(1,944)
General and administrative	—	(3,246)	(56)	—	—	(3,302)
Other	—	(16)	—	(171)	—	(187)
	—	(21,800)	(4,136)	(2,428)	110	(28,254)
Income from subsidiaries	228,383	11,536	—	—	(239,919)	—
Operating income (loss)	228,383	8,753	180	(81)	(239,919)	(2,684)
Interest expense, net of amounts capitalized	—	(2,407)	—	(100)	—	(2,507)
Other income (expense), net	—	266	(25)	(11)	—	230
Income (loss) before reorganization items and provision for income taxes	228,383	6,612	155	(192)	(239,919)	(4,961)
Reorganization items, net	—	221,796	(1)	11,663	—	233,458
Net income	228,383	228,408	154	11,471	(239,919)	228,497
Less: Net income attributable to noncontrolling interest	—	—	—	(114)	—	(114)
Net income attributable to William Lyon Homes	$228,383	$228,408	$154	$11,357	$(239,919)	$228,383

21

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
(Unaudited)
Nine Months Ended September 30, 2013 (Successor)
(in thousands)

	Unconsolidated
	Delaware Lyon	California Lyon	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated Company
Operating activities
Net cash (used in) provided by operating activities	$—	$(142,959)	$12,221	$(34,181)	$—	$(164,919)
Investing activities
Purchases of property and equipment	—	(3,299)	(57)	(3)	—	(3,359)
Investments in subsidiaries	—	4,804	—	—	(4,804)	—
Net cash provided by(used in) investing activities	—	1,505	(57)	(3)	(4,804)	(3,359)
Financing activities
Proceeds from borrowings on notes payable	—	16,790	1,762	32,892	—	51,444
Principal payments on notes payable	—	(26,360)	—	(19,099)	—	(45,459)
Payment of deferred loan costs	—	(1,792)	—	—	—	(1,792)
Proceeds from issuance of common stock	—	179,438	—	—	—	179,438
Offering costs related to issuance of common stock	—	(15,655)	—	—	—	(15,655)
Payment of preferred stock dividends	—	(2,550)	—	—	—	(2,550)
Noncontrolling interest contributions	—	—	—	35,399	—	35,399
Noncontrolling interest distributions	—	—	—	(21,700)	—	(21,700)
Advances to affiliates	—	—	(776)	7,768	(6,992)	—
Intercompany receivables/payables	—	183	(12,902)	923	11,796	—
Net cash provided by (used in) financing activities	—	150,054	(11,916)	36,183	4,804	179,125
Net increase in cash and cash equivalents	—	8,600	248	1,999	—	10,847
Cash and cash equivalents at beginning of period	—	69,376	65	1,634	—	71,075
Cash and cash equivalents at end of period	$—	$77,976	$313	$3,633	$—	$81,922

22

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
(Unaudited)
Period from February 25, 2012 through
September 30, 2012 (Successor)
(in thousands)

	Unconsolidated
	Delaware Lyon	California Lyon	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated Company
Operating activities
Net cash (used in) provided by operating activities	$—	$(14,494)	$2,546	$67,937	$—	$55,989
Investing activities
Purchases of property and equipment	—	(24)	(13)	(16)	—	(53)
Investments in subsidiaries	—	(3,837)	—	—	3,837	—
Net cash (used in) provided by investing activities	—	(3,861)	(13)	(16)	3,837	(53)
Financing activities
Payment of preferred stock dividends	—	(1,114)	—	—	—	(1,114)
Principal payments on notes payable	—	(4,157)	—	(58,400)	—	(62,557)
Noncontrolling interest contributions	—	—	—	17,021	—	17,021
Noncontrolling interest distributions	—	—	—	(15,373)	—	(15,373)
Advances to affiliates	—	—	1	(3,306)	3,305	—
Intercompany receivables/payables	—	19,087	(2,530)	(9,415)	(7,142)	—
Net cash provided by (used in) financing activities	—	13,816	(2,529)	(69,473)	(3,837)	(62,023)
Net (decrease) increase in cash and cash equivalents	—	(4,539)	4	(1,552)	—	(6,087)
Cash and cash equivalents at beginning of period	—	76,158	52	4,322	—	80,532
Cash and cash equivalents at end of period	$—	$71,619	$56	$2,770	$—	$74,445

23

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
(Unaudited)
Period from January 1, 2012 through
February 24, 2012 (Predecessor)
(in thousands)

	Unconsolidated
	Delaware Lyon	California Lyon	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated Company
Operating activities
Net cash (used in) provided by operating activities	$—	$(13,638)	$181	$(3,864)	$—	$(17,321)
Investing activities
Purchases of property and equipment	—	(419)	(3)	422	—	—
Investments in subsidiaries	—	183	—	—	(183)	—
Net cash (used in) provided by investing activities	—	(236)	(3)	422	(183)	—
Financing activities
Principal payments on notes payable	—	(116)	—	(500)	—	(616)
Proceeds from reorganization	—	30,971	—	—	—	30,971
Proceeds from issuance of convertible preferred stock	—	50,000	—	—	—	50,000
Proceeds from debtor in possession financing	—	5,000	—	—	—	5,000
Principal payment of debtor in possession financing	—	(5,000)	—	—	—	(5,000)
Payment of deferred loan costs	—	(2,491)	—	—	—	(2,491)
Noncontrolling interest contributions	—	—	—	1,825	—	1,825
Noncontrolling interest distributions	—	—	—	(1,897)	—	(1,897)
Advances to affiliates	—	—	—	(4)	4	—
Intercompany receivables/payables	—	(2,665)	(173)	2,659	179	—
Net cash provided by (used in) financing activities	—	75,699	(173)	2,083	183	77,792
Net increase (decrease) in cash and cash equivalents	—	61,825	5	(1,359)	—	60,471
Cash and cash equivalents at beginning of period	—	14,333	47	5,681	—	20,061
Cash and cash equivalents at end of period	$—	$76,158	$52	$4,322	$—	$80,532

24

Note 6—Fair Value of Financial Instruments
In accordance with FASB ASC Topic 820, Fair Value Measurements and Disclosure (“ASC 820”), the Company is required to disclose the estimated fair value of financial instruments. As of September 30, 2013 and December 31, 2012, the Company used the following assumptions to estimate the fair value of each type of financial instrument for which it is practicable to estimate:

•	8 1/2% Senior Notes—The 8 1/2% Senior Notes are traded over the counter and their fair values were based upon quotes from industry sources.

•
Notes Payable—The carrying amount is a reasonable estimate of fair value of the notes payable because the loans were either entered into during the current or prior quarter, market rates are unchanged and/or the outstanding balance at quarter end is expected to be repaid within one year;

The following table excludes cash and cash equivalents, restricted cash, receivables and accounts payable, which had fair values approximating their carrying amounts due to the short maturities and liquidity of these instruments. The estimated fair values of financial instruments are as follows (in thousands):

	Successor
	September 30, 2013		December 31, 2012
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial liabilities:
8 1/2% Senior Notes due 2020	$325,000	$342,875	$325,000	$338,000
Notes payable	$35,471	$35,471	$13,248	$13,248
ASC 820 establishes a framework for measuring fair value, expands disclosures regarding fair value measurements and defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 requires the Company to maximize the use of observable market inputs, minimize the use of unobservable market inputs and disclose in the form of an outlined hierarchy the details of such fair value measurements. The Company used Level 3 to measure the fair value of its Notes Payable, and Level 2 to measure the fair value of its 8 1 /2 % Senior Notes. ASC 820 specifies a hierarchy of valuation techniques based on whether the inputs to a fair value measurement are considered to be observable or unobservable in a marketplace. The three levels of the hierarchy are as follows:

•	Level 1—quoted prices for identical assets or liabilities in active markets;

•
Level 2—quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; and model-derived valuations in which significant inputs and significant value drivers are observable in active markets; and

•	Level 3—valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.
The following table represents a reconciliation of the beginning and ending balance for the Company’s Level 3 fair value measurements:

Notes
Payable
(in thousands)
Fair value at December 31, 2012	$13,248
Repayments of principal (1)	(45,459)
Borrowings of principal (2)	67,682
Increase in value during the period	—
Fair value at September 30, 2013	$35,471

(1)	Represents the actual amount of principal repaid

(2)	Represents the actual amount of principal borrowed

Note 7—Related Party Transactions

For the three months ended September 30, 2013 and 2012, the nine months ended September 30, 2013, the period from January 1, 2012 through February 24, 2012, and the period from February 25, 2012 through September 30, 2012, the Company incurred reimbursable on-site labor costs of $0, $77,000, $1,000, $27,000 and $254,000, respectively, for providing customer service to real estate projects developed by entities controlled by General William Lyon and William H. Lyon. At September 30, 2013 and December 31, 2012, $200 and $7,000, respectively, was due to the Company for reimbursable on-site labor costs.

Effective April 1, 2011, upon approval by the Company’s board of directors at that time, the Company and an entity controlled by General William Lyon and William H. Lyon entered into a Human Resources and Payroll Services contract to provide that the affiliate will pay the Company a base monthly fee of $21,335 and a variable monthly fee equal to $23 multiplied by the number of active employees employed by such entity (which will initially result in a variable monthly fee of approximately $8,000). The amended contract also provides that the Company will be reimbursed by such affiliate for a pro rata share of any bonuses paid to the Company’s Human Resources staff (other than any bonus paid to the Vice President of Human Resources). The Company believes that the compensation being paid to it for the services provided to the affiliate is at a market rate of compensation, and that as a result of the fees that are paid to the Company under this contract, the overall cost to the Company of its Human Resources department will be reduced. The Company earned fees of $59,000, $52,000 and $179,000, during the three months ended September 30, 2012, the period from January 1, 2012 through February 24, 2012, and the period from February 25, 2012 through September 30, 2012, respectively, related to this agreement. This contract expired on August 31, 2012 and was not renewed, therefore there were no fees in 2013. Any future services provided to the affiliate will be on an as needed basis and will be paid for based on an hourly rate.
On September 3, 2009, Presley CMR, Inc., a California corporation (“Presley CMR”) and a wholly owned subsidiary of California Lyon, entered into an Aircraft Purchase and Sale Agreement (“PSA”) with an affiliate of General William Lyon to sell an aircraft (the “Aircraft”). The PSA provided for an aggregate purchase price for the Aircraft of $8.3 million, (which value was the appraised fair market value of the Aircraft), which consisted of: (i) cash in the amount of $2.1 million to be paid at closing and (ii) a promissory note from the affiliate in the amount of $6.2 million. The note is secured by the Aircraft. As part of the Company’s fresh start accounting, the note was adjusted to its fair value of $5.2 million. The discount on the fresh start adjustment is amortized over the remaining life of the note. The note requires semiannual interest payments to California Lyon of approximately $132,000. The note is due in September 2016.
For the three months ended September 30, 2012, the nine months ended September 30, 2013, the period from January 1, 2012 through February 24, 2012, and the period from February 25, 2012 through September 30, 2012, the Company incurred charges of $197,000, $197,000, $118,000 and $472,000, respectively, related to rent on its corporate office, from a trust of which William H. Lyon is the sole beneficiary. The lease expired in March 2013 and the Company relocated its corporate office upon expiration of the lease. The Company has entered into a lease for the new location with an unrelated third party.

26

Note 8—Income Taxes
Since inception, the Company has operated solely within the United States.
On December 19, 2011, the Parent and certain of its subsidiaries filed voluntary petitions under Chapter 11 of Title 11 of the United States Code in the U.S. Bankruptcy Court for the District of Delaware. On February 25, 2012, the group of companies emerged from the Chapter 11bankruptcy proceedings.
In connection with the Company’s emergence from the Chapter 11 bankruptcy proceedings, the Company experienced an “ownership change” as defined in Section 382 of the Internal Revenue Code, or the IRC, as of February 25, 2012. Section 382 of the IRC contains rules that limit the ability of a company that undergoes an “ownership change” to utilize its net operating loss carryforwards and certain built-in losses or deductions recognized during the five-year period after the ownership change. The Company is able to retain a portion of its U.S. federal and state net operating loss and tax credit carryforwards, or the “Tax Attributes”, in connection with the ownership change. However the IRC, Sections 382 and 383 provide an annual limitation with respect to the ability of a corporation to utilize its Tax Attributes against future U.S. taxable income in the event of a change in ownership. In the Company’s situation, the limitation under the IRC will generally be based on the value of the equity (for purposes of the applicable tax rules) on or immediately following the time of emergence. As a result, the Company’s future U.S. taxable income may not be fully offset by the Tax Attributes if such income exceeds the Company’s annual limitation, and the Company may incur a tax liability with respect to such income. In addition, subsequent changes in ownership for purposes of the IRC could further diminish the Company’s ability to utilize Tax Attributes.
In addition to the impact on Tax Attributes listed above, the Company also is subject to Tax Attribute reduction pursuant to various provisions contained in IRC Section 108(e) related to the Company’s issuance of 44,793,255 shares of Parent’s new Class A Common Stock, $0.01 par value per share and a $75 million principal amount 12% Senior Subordinated Secured Note due 2017, issued by California Lyon in conjunction with the Company's restructure, in exchange for the claims held by the holders of the formerly outstanding notes of California Lyon. These transactions resulted in Cancellation of Debt (COD) income for income tax purposes of approximately $203 million. IRC Section 108(a)(1)(A) provides that COD income is excluded from gross income when the discharge occurs in a Title 11 case under the jurisdiction of the bankruptcy court. However, pursuant to IRC Section 108(b)(1), if COD income is excluded due to the application of the bankruptcy exception, the amount of excluded COD income must generally be applied to reduce certain tax attributes of the debtor. In general, such attributes would normally be reduced in the following order: (1) net operating losses (current and carryforward); (2) general business tax credits; (3) minimum tax credits; (4) capital loss carryovers; (5) tax basis of the taxpayer’s assets; (6) passive activity losses & credit carryovers; and (7) foreign tax credit carryovers. This Tax Attribute reduction occurred on January 1, 2013.

Under a provision of the federal tax code finalized in July 2013, the Company employed a tax strategy in its 2012 federal tax return to utilize its federal NOLs by electing to accelerate the recognition of a deferred gain, resulting in positive taxable income and a tax liability for the 2012 tax year. This additional liability and tax provision of approximately $1.2 million was recognized during the three months ended September 30, 2013, with the filing of the 2012 tax return.
At September 30, 2013, the Company had no remaining federal net operating loss carryforwards, and $52.5 million remaining state net operating loss carryforwards. State net operating loss carryforwards begin to expire in 2015. In addition, as of September 30, 2013, the Company had unused federal and state built-in losses of $59.6 million and $37.3 million, respectively. The 5 year testing period for built-in losses expires in 2017 and the unused built-in loss carry-forwards begin to expire in 2033.
The Company’s effective income tax rate was 37.3% and 0% for the three months ended September 30, 2013 and 2012, respectively. The effective income tax rate was 26.9% and 0%, respectively, for the nine months ended September 30, 2013 and 2012. The primary drivers of the effective tax rate includes the Company’s positive operating results and estimated domestic production activities deduction, and the one-time election described above related to the filing of the 2012 Federal tax return.
In assessing the benefits of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers taxable income in carry back years, the scheduled reversal of deferred tax liabilities, tax planning strategies and projected future taxable income in making this assessment. As of September 30, 2013, due to uncertainties surrounding the realization of the cumulative federal and state deferred tax assets, the Company has a full valuation allowance against the deferred tax assets. In connection with the Company’s Tax Attribute reduction discussed above, the Company also reduced its valuation allowance on the remaining tax attributes. The valuation allowance as of September 30, 2013 and December 31, 2012, was $117.0 million and $200.0 million, respectively.
Effective January 1, 2007, the Company adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”) which is now codified as FASB ASC Topic 740, Income

27

Taxes (“ASC 740”). ASC 740 prescribes a recognition threshold and a measurement criteria for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be considered more likely than not to be sustained upon examination by taxing authorities. The Company has taken positions in certain taxing jurisdictions for which it is more likely than not that previously unrecognized tax benefits will be recognized. The Company records interest and penalties related to uncertain tax positions as a component of the provision for income taxes. At January 1, 2008, and for the periods ended December 31, 2008 through September 30, 2013, the Company had no unrecognized tax benefits.
The Company and its subsidiaries file income tax returns in the U.S. federal jurisdiction and various state jurisdictions. The Company is subject to U.S. federal income tax examination for calendar tax years ended 2009 through 2012. The Company is subject to various state income tax examinations for calendar tax years ended 2008 through 2012.

Note 9—Business Combination
The Company acquired 100.00% of various entities which operate under the Village Homes brand (“Village Homes”) in the Denver metropolitan area, Fort Collins, and Granby, Colorado markets on December 7, 2012. The purchase price was $33.2 million in cash and the acquisition has been accounted for as a business combination in accordance with FASB ASC Topic 805, Business Combinations. Village Homes immediately began operating as a division of the Company, as its Colorado segment. The Village Homes brand was established in 1984 and has been a leading developer and builder of move-up homes, selling more than 10,000 homes in the Denver area over the past 25 years. The acquisition of Village Homes allowed the Company to expand into the Denver market, one of the largest and fastest growing housing markets in the United States, adding a fifth region while diversifying the Company’s existing portfolio. The acquisition eliminated lead-time and start-up costs of expanding into a new market, and provided a platform that can grow significantly without the need for additional general and administrative expenses.
The assets and liabilities acquired through the purchase of Village Homes were as follows (in thousands):

Real estate inventories owned	$32,923
Other assets, net	1,463
Intangibles	907
Receivables	70
Accounts payable	(1,029)
Accrued expenses	(1,133)
Cash paid for acquisitions, net	$33,201
For the three months ended September 30, 2012, the period from February 25, 2012 through September 30, 2012, and the period from January 1, 2012 through February 24, 2012, the below unaudited pro forma information has been prepared to give effect to the Village Homes acquisition as if it occurred on January 1, 2012 (in thousands except number of shares and per share data):

	(unaudited)
	Successor		Predecessor
	Three Months Ended September 30, 2012	Period from February 25 through September 30, 2012	Period from January 1 through February 24, 2012
Revenues	$104,479	$283,090	$28,521
Net (loss) income available to common stockholders	$(872)	$(9,267)	$227,912
(Loss) income per common share, basic and diluted	$(0.07)	$(0.79)	$227,912
Weighted average common shares outstanding, basic and diluted	12,408,263	11,716,413	1,000
The pro forma results are not necessarily indicative of the operating results that would have been obtained had the acquisitions occurred at the beginning of the periods presented, nor are they necessarily indicative of future operating results.

Note 10—Income (Loss) Per Common Share

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Basic and diluted income (loss) per common share for the three months ended September 30, 2013 and 2012, the nine months ended September 30, 2013, the period from February 25, 2012 through September 30, 2012, and the period from January 1, 2012 through February 24, 2012 were calculated as follows (in thousands, except number of shares and per share amounts):

	Successor				Predecessor
	Three Months Ended September 30, 2013	Three Months Ended September 30, 2012	Nine Months Ended September 30, 2013	Nine Months Ended September 30, 2012	Period from January 1 through February 24, 2012
Basic weighted average number of common shares outstanding	30,975,160	12,408,263	22,569,810	11,716,413	1,000
Effect of dilutive securities:
Stock options, unvested common shares, and warrants (1)	920,654	—	877,144	—	N/A
Diluted average shares outstanding	31,895,814	12,408,263	23,446,954	11,716,413	1,000
Net income (loss) available to common stockholders	$7,562	$(1,507)	$10,880	$(9,409)	$228,383
Basic income (loss) per common share	$0.24	$(0.12)	$0.48	$(0.80)	$228,383
Dilutive income (loss) per common share	$0.24	$(0.12)	$0.46	$(0.80)	$228,383
Antidilutive securities not included in the calculation of diluted income (loss) per common share (weighted average):
Preferred shares	N/A	7,858,404	N/A	7,858,404	N/A
Warrants	N/A	1,907,551	N/A	1,907,551	N/A

(1)
For periods with a net loss, all potentially dilutive shares related to the preferred shares, unvested common shares, and warrants were excluded from the diluted loss per common share calculations because the effect of their inclusion would be antidilutive, or would decrease the reported loss per common share.

Note 11—Stock Based Compensation
We account for share-based awards in accordance with ASC Topic 718, Compensation-Stock Compensation, which requires the fair value of stock-based compensation awards to be amortized as an expense over the vesting period. Stock-based compensation awards are valued at the fair value on the date of grant. Compensation expense for awards with performance based conditions is recognized over the vesting period once achievement of the performance condition is deemed probable.
During the three and nine months ended September 30, 2013, the Company granted 3,996 and 80,284, respectively, shares of restricted stock. No performance based restricted stock was issued during the three months ended September 30, 2013, however, 291,444 shares were issued during the nine months ended September 30, 2013.
Each of the performance based restricted stock awards vests as follows: One-third of the shares of performance based restricted stock will vest on each of the first, second and third anniversaries of the grant date, subject to the Company’s achievement of a pre-established return on equity target as of the end of the 2013 fiscal year and each officer’s continued service through each vesting date. As of September 30, 2013, the Company considers the current performance condition to be probable, thus $1.0 million of compensation expense has been recognized for these awards to date.
Each of the restricted stock awards vests as follows: 50% of the shares of restricted stock will vest on each of the first and second anniversaries of the grant date. In addition, the Company granted 0 and 40,998 shares of restricted stock to its non-employee directors during the three and nine months ended September 30, 2013, respectively, which have a one year vesting schedule, with 25% vesting each quarter.
Stock based compensation expense during the three and nine months ended September 30, 2013 was $0.9 million and $2.2 million, respectively.

Note 12—Commitments and Contingencies

The Company’s commitments and contingent liabilities include the usual obligations incurred by real estate developers in the normal course of business. In the opinion of management, these matters will not have a material effect on the Company’s condensed consolidated financial position, results of operations or cash flows.
The Company is a defendant in various lawsuits related to its normal business activities. We believe that the accruals we have recorded for probable and reasonably estimable losses with respect to these proceedings are adequate and that, as of September 30, 2013, it was not reasonably possible that an additional material loss had been incurred in an amount in excess of the estimated amounts already recognized on our condensed consolidated financial statements.
We have non-cancelable operating leases primarily associated with our office facilities. Rent expense under cancelable and non-cancelable operating leases totaled $0.4 million, $0.7 million, $1.3 million, $2.1 million, and $0.7 million, in the three months ended September 30, 2013 and 2012, the nine months ended September 30, 2013, the period from February 25, 2012 through September 30, 2012, and the period from January 1, 2012 through February 24, 2012, respectively, and is included in general and administrative expense in our consolidated statements of operations for the respective periods. The table below shows the future minimum payments under non-cancelable operating leases at September 30, 2013 (in thousands).

Year Ending December 31
2013	$370
2014	1,393
2015	731
2016	671
2017	697
Thereafter	2,734
Total	$6,596
As of September 30, 2013 and December 31, 2012, the Company had $0.9 million and $0.9 million, respectively, in deposits as collateral for outstanding surety bonds to guarantee the Company’s financial obligations under certain contractual arrangements in the normal course of business. The standby letters of credit were secured by cash as reflected as restricted cash on the accompanying consolidated balance sheet.
The Company also had outstanding performance and surety bonds of $48.4 million at September 30, 2013, related principally to its obligations for site improvements at various projects. The Company does not believe that draws upon these bonds, if any, will have a material effect on the Company’s financial position, results of operations or cash flows. As of September 30, 2013, the Company had $92.4 million, of project commitments relating to the construction of projects.
See Note 5 for additional information relating to the Company’s guarantee arrangements.
In addition to the land bank agreement discussed below, the Company has entered into various purchase option agreements with third parties to acquire land. As of September 30, 2013, the Company has made non-refundable deposits of $25.4 million. The Company is under no obligation to purchase the land, but would forfeit remaining deposits if the land were not purchased. The total remaining purchase price under the option agreements is $238.6 million as of September 30, 2013.
Land Banking Arrangements
The Company enters into purchase agreements with various land sellers. As a method of acquiring land in staged takedowns, thereby minimizing the use of funds from the Company’s available cash or other corporate financing sources and limiting the Company’s risk, the Company transfers the Company’s right in such purchase agreements to entities owned by third parties (“land banking arrangements”). These entities use equity contributions and/or incur debt to finance the acquisition and development of the land. The entities grant the Company an option to acquire lots in staged takedowns. In consideration for this option, the Company makes a non-refundable deposit of 15% to 25% of the total purchase price. The Company is under no obligation to purchase the balance of the lots, but would forfeit existing deposits of $14.7 million and could be subject to penalties if the lots were not purchased. The Company does not have legal title to these entities or their assets and has not guaranteed their liabilities. These land banking arrangements help the Company manage the financial and market risk associated with land holdings.
The Company participates in one land banking arrangement, which is not a VIE in accordance with ASC 810, but which is consolidated in accordance with FASB ASC Topic 470, Debt (“ASC 470”). Under the provisions of ASC 470, the Company has determined it is economically compelled, based on certain factors, to purchase the land in the land banking arrangement. The Company has recorded the remaining purchase price of the land of $20.7 million and $39.0 million, which is included in real estate

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inventories not owned and liabilities from inventories not owned in the accompanying consolidated balance sheet as of September 30, 2013 and December 31, 2012, respectively, and represents the remaining net cash to be paid on the remaining land takedowns.
Summary information with respect to the Company’s land banking arrangements is as follows as of the periods presented (dollars in thousands):

	Successor
	September 30, 2013	December 31, 2012
Total number of land banking projects	1	1
Total number of lots	610	610
Total purchase price	$161,465	$161,465
Balance of lots still under option and not purchased:
Number of lots	105	199
Purchase price	$20,738	$39,029
Forfeited deposits if lots are not purchased	$14,737	$27,734

Note 13—Subsequent Events
No events have occurred subsequent to September 30, 2013, other than that listed below, that has required recognition or disclosure in the Company’s financial statements.

Issuance of Additional 8.5% Senior Notes Due November 15, 2020

On October 24, 2013, California Lyon completed the sale to certain purchasers of an additional $100.0 million in aggregate principal amount of its 8.5% Senior Notes due 2020 (the “Additional Notes”) at an issue price of 106.5% of their aggregate principal amount, plus accrued interest from and including May 15, 2013, in a private placement, resulting in net proceeds of approximately $104.7 million. The Additional Notes were issued pursuant to an indenture, dated as of November 8, 2012 (as amended or supplemented, the “Indenture”), by and among California Lyon, Parent, the subsidiary guarantors party thereto (together with Parent, the “Guarantors”) and U.S. Bank National Association, as trustee, under which California Lyon previously issued $325.0 million in aggregate principal amount of its 8.5% Senior Notes due 2020 (the “Existing Notes” and, together with the Additional Notes, the “Notes”). The Additional Notes and the Existing Notes will be treated as a single class for all purposes under the Indenture and will have identical terms to the Existing Notes (see Note 5 for terms of Existing Notes).

The Company and Parent intend to use the net proceeds from the issuance of the Additional Notes for general corporate purposes, including the acquisition and development of land and home construction.

Closure of CB&T Loan

On October 30, 2013 the Company terminated its $30.0 million revolving credit facility with California Bank & Trust (see Note 5 for terms of the CB&T Loan). The Company had repaid all balances owed under this facility during July of 2013, and had no amounts outstanding as of September 30, 2013. The CB&T Loan was originally scheduled to mature on March 5, 2016.

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Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations
WILLIAM LYON HOMES
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
The Company is one of the largest Western U.S. regional homebuilders. Headquartered in Newport Beach, California, the Company is primarily engaged in the design, construction, marketing and sale of single-family detached and attached homes in California, Arizona, Nevada and Colorado. The Company’s core markets include Orange County, Los Angeles, San Diego, the San Francisco Bay Area, Phoenix, Las Vegas and Denver. The Company has a distinguished legacy of more than 55 years of homebuilding operations, over which time it has sold in excess of 76,000 homes. For the nine months ended September 30, 2013, or the 2013 Period, the Company had revenues from homes sales of $338.4 million, a 108% increase from $162.7 million for the nine months ended September 30, 2012, which includes the “Predecessor” entity from January 1, 2012 through February 24, 2012, and the “Successor” entity from February 25, 2012 through September 30, 2012, or the 2012 Period, on a consolidated basis, which includes results from all five reportable operating segments. The Company had net new home orders of 1,030 homes in the 2013 period, a 14% increase from 902 in the 2012 period, and the average sales price for homes closed increased 35% to $349,300 in the 2013 period from $259,400 in the 2012 period.
Chapter 11 Reorganization
On December 19, 2011, William Lyon Homes, or Parent, and certain of its direct and indirect wholly-owned subsidiaries filed voluntary petitions, or the Chapter 11 Petitions, in the U.S. Bankruptcy Court for the District of Delaware, or the Bankruptcy Court, to seek approval of the Prepackaged Joint Plan of Reorganization, or the Plan, of Parent and certain of its subsidiaries. Prior to filing the Chapter 11 Petitions, Parent’s wholly-owned subsidiary, William Lyon Homes, Inc., or California Lyon, was in default under its prepetition loan agreement with ColFin WLH Funding, LLC and certain other lenders, or the Prepetition Term Loan Agreement, due to its failure to comply with certain financial covenants in the Prepetition Term Loan Agreement. In addition, the Company became increasingly uncertain of its ability to repay or refinance its then outstanding 7 5/8% Senior Notes when they matured on December 15, 2012. Beginning in April 2010, California Lyon entered into a series of amendments and temporary waivers with the lenders under the Prepetition Term Loan Agreement related to these defaults, which prevented acceleration of the indebtedness outstanding under the Prepetition Term Loan Agreement and enabled the Company to negotiate a financial reorganization to be implemented through the bankruptcy process with its key constituents prior to the Chapter 11 Petitions. The Chapter 11 Petitions were jointly administered under the caption In re William Lyon Homes, et al., Case No. 11-14019, or the Chapter 11 Cases. The sole purpose of the Chapter 11 Cases was to restructure the debt obligations and strengthen the balance sheet of the Parent and certain of its subsidiaries. On February 10, 2012, the Bankruptcy Court confirmed the Plan. On February 25, 2012, Parent and its subsidiaries consummated the principal transactions contemplated by the Plan.
Basis of Presentation
The accompanying condensed consolidated financial statements included herein have been prepared under U.S. Generally Accepted Accounting Principles, or U.S. GAAP, and the rules and regulations of the Securities and Exchange Commission, or the SEC, and are presented on a going concern basis, which assumes the Company will be able to operate in the ordinary course of its business and realize its assets and discharge its liabilities for the foreseeable future.
Fresh Start Accounting
In preparing the condensed consolidated financial statements for the Predecessor, we applied ASC Topic 852 Reorganization, or ASC 852, which requires that the financial statements for periods subsequent to the reorganization filing distinguish transactions and events that were directly associated with the reorganization from the ongoing operations of the business. Accordingly, professional fees associated with the Plan, interest income earned during the reorganization process and certain gains and losses resulting from reorganization of our business have been reported separately as reorganization items. In addition, interest expense has been reported only to the extent that it was paid or expected to be paid during the reorganization process or that it was probable that it would be an allowed priority, secured, or unsecured claim under the Plan.
Upon emergence from the reorganization process, we adopted fresh start accounting in accordance with ASC 852. The adoption of fresh start accounting results in our becoming a new entity for financial reporting purposes. Accordingly, the condensed consolidated financial statements on or after February 25, 2012 are not comparable to the condensed consolidated financial statements prior to that date.
Fresh start accounting requires resetting the historical net book value of assets and liabilities to fair value by allocating the entity’s reorganization value to its assets pursuant to Accounting Standards Codification Topic 805, Business Combinations, or ASC 805, and Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures, or ASC 820. The excess

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reorganization value over the fair value of tangible and identifiable intangible assets is recorded as goodwill on the Consolidated Balance Sheet. Deferred taxes are determined in conformity with Accounting Standards Codification Topic 740, Income Taxes, or ASC 740.

Results of Operations
The U.S. housing market has continued its rebound from the cyclical lows reached during 2008 and 2009. In 2011, early signs of a recovery began to materialize in many markets around the country as a result of an improving macroeconomic backdrop and excellent housing affordability. Historically, strong housing markets have been associated with great affordability, a healthy domestic economy, positive demographic trends such as population growth and household formation, falling mortgage rates, increases in renters that qualify as homebuyers and locally based dynamics such as housing demand relative to housing supply. The Company's markets are exhibiting these positive characteristics through the third quarter of 2013.
In the nine months ended September 30, 2013, the Company delivered 969 homes, with an average selling price of approximately $349,300, and recognized home sales revenues and total revenues of $338.4 million and $363.1 million, respectively. The Company has experienced significant operating momentum since the beginning of 2012, during which time a variety of key housing, employment and other related economic statistics in our markets have increasingly demonstrated signs of recovery. This rebound in market conditions, when combined with the Company’s disciplined operating strategy, has resulted in seven consecutive quarters of period over period growth in net new home orders, home closings and unit backlog. The improving market conditions and increase in pricing is reflected in our average sales price of homes in backlog of $445,600 at September 30, 2013 which is 28% higher than the average sales price of homes closed for the nine months ended September 30, 2013 of $349,300. For the nine months ended September 30, 2013, the average selling price of homes on a same store basis, which represents projects that were open during comparable periods, was $285,700, compared to $275,700 for the nine months ended September 30, 2012. On a quarter over quarter basis, the same store average selling price of homes increased to $373,100 for the three months ended September 30, 2013, compared with $350,300 during the three months ended June 30, 2013.
As of September 30, 2013, the Company is selling homes in 29 communities and had a consolidated backlog of 467 sold but unclosed homes, with an associated sales value of $208.1 million, representing a 13% and 92% increase in units and dollars, respectively, as compared to the backlog at September 30, 2012. During the nine months ended September 30, 2013, the Company opened 16 new communities for sales. The Company believes that the attractive fundamentals in its markets, its leading market share positions, its long-standing relationships with land developers, its significant land supply and its focus on providing the best possible customer experience, positions the Company to capitalize on meaningful growth.
The Company benefits from a sizeable and well-located lot supply. As of September 30, 2013, the Company owned 11,118 lots, all of which are entitled, and had options to purchase an additional 2,038 lots. The Company’s lot supply reflects its balanced approach to land investment. The Company has a diverse mix of finished lots available for near-term homebuilding operations and longer-term strategic land positions to support future growth. The Company believes that its current inventory of owned and controlled lots is sufficient to supply the vast majority of its projected future home closings for the next three years and a portion of future home closings for a multi-year period thereafter. The Company’s meaningful supply of owned lots allows it to be selective in identifying new land acquisition opportunities, with a primary focus on optioning and acquiring land to drive closings, revenues and earnings growth in 2015 and beyond, and largely insulates it from the heavy pricing competition for near-term finished lots.
The Company also benefits from an attractive book value basis in its inventory, which was adjusted to fair value in February 2012 in conjunction with the restructuring and in accordance with fresh start accounting requirements. To facilitate the adoption of fresh start accounting, the Company engaged a third-party valuation firm to assist in a comprehensive assessment of the Company’s enterprise value and the allocation of value to its assets and liabilities. In the assessment, the Company generally utilized assumptions for future home sales paces and prices based upon then-prevailing market conditions in late 2011, which represented conditions near the trough of the recent U.S. housing downturn. Homebuilding gross margin percentage and adjusted homebuilding gross margin percentage was 20.8% and 27.0%, respectively, for the nine months ended September 30, 2013, as compared to 15.9% and 23.7%, respectively, for the nine months ended September 30, 2012. The increase in gross margins is primarily related to an increase in net sales prices during the period.
The Company acquired Village Homes of Denver, Colorado on December 7, 2012, which marked the Company’s entry into the Colorado market and the beginning of the Colorado segment. There were no operations in our Colorado division for the period from January 1, 2012 through February 24, 2012, and the period from February 25, 2012 through September 30, 2012, therefore year over year comparisons are not meaningful (“N/M”) as indicated in the comparative tables below.
Comparisons of the Three Months Ended September 30, 2013 to September 30, 2012
Revenues from homes sales increased 84% to $141.4 million during the three months ended September 30, 2013 compared to $76.6 million during the three months ended September 30, 2012. The increase is primarily due to a 33% increase in homes closed to

33

356 homes during the 2013 period compared to 268 homes during the 2012 period, along with an increase in the average sales price of homes closed to $397,100 in the 2013 period compared to $285,900 in the 2012 period. On a same store basis, which represents projects that were open during the comparable periods, average sales price has increased 26% to $309,000 in the 2013 period, from $245,200 in the 2012 period. The number of net new home orders for the three months ended September 30, 2013 increased 12% to 312 homes from 279 homes for the three months ended September 30, 2012.
The average number of sales locations of the Company increased to 26 locations for the three months ended September 30, 2013 compared to 18 for the three months ended September 30, 2012 due to the addition of the Colorado division which added three new communities, and five net new communities added, due to the Company's focus on growth, and opening of more locations.

	Three Months Ended September 30,		Increase (Decrease)
	2013	2012	Amount	%
Number of Net New Home Orders
Southern California	138	60	78	130%
Northern California	28	58	(30)	(52)%
Arizona	72	81	(9)	(11)%
Nevada	62	80	(18)	(23)%
Colorado	12	—	12	N/M
Total	312	279	33	12%
Cancellation Rate	14%	18%	(4)%
The weekly average sales rates decreased to 0.9 sales per project during the 2013 period from 1.2 during the 2012 period. The increase in net new homes orders is driven by the addition of our Colorado division, and the 130% improvement in Southern California. Total orders in Northern California decreased due to a 50% decrease in average sales locations, however sales per location increased 28%. In Arizona, sales per location in the 2012 period were exceptionally high at 27.0, and have returned to a more normalized rate of 12.0 in the 2013 period. In Nevada, sales per location decreased 23% from 13.3 in the 2012 period to 10.3 in the 2013 period. The increase in net new home orders positively impacts the number of homes in backlog, which are homes that will close in future periods. As new home orders and backlog increase, it has a positive impact on revenues and cash flow in future periods. Cancellation rates during the 2013 period decreased to 14% from 18% during the 2012 period.

	Three Months Ended September 30,		Increase (Decrease)
	2013	2012	Amount	%
Average Number of Sales Locations
Southern California	9	5	4	80%
Northern California	2	4	(2)	(50)%
Arizona	6	3	3	100%
Nevada	6	6	—	—%
Colorado	3	—	3	N/M
Total	26	18	8	44%
The average number of sales locations for the Company increased to 26 locations for the three months ended September 30, 2013 compared to 18 for the three months ended September 30, 2012, driven by the opening of nine locations as opposed to the close-out of one. Northern California decreased by two sales locations and Nevada remained consistent in the 2013 period compared to the 2012 period, while Southern California increased by four sales locations and Arizona increased by three sales locations compared to the 2012 period. For the three months ended September 30, 2013, the Colorado division had three sales locations, with no comparable amount in the 2012 period. During the three month period the Colorado division opened two locations, which were partially offset by the close-out of three locations during the second quarter of 2013.

	September 30,		Increase (Decrease)
	2013	2012	Amount	%
Backlog (units)
Southern California	178	95	83	87%
Northern California	34	72	(38)	(53)%
Arizona	127	162	(35)	(22)%
Nevada	97	85	12	14%
Colorado	31	—	31	N/M
Total	467	414	53	13%
The Company’s backlog at September 30, 2013 increased 13% to 467 units from 414 units at September 30, 2012. The increase is primarily attributable to an increase in net new home orders during the period driven by an increase in sales rate and an increase in the average number of communities in which the Company is actively selling. The Southern California division had a 130% increase in net new home orders, which contributed to an 87% increase in backlog. The addition of our Colorado division also contributed to the increase in backlog. The increase in backlog at September 30, 2013 reflects an increase in the number of homes closed to 356 during the three months ended September 30, 2013 from 268 during the three months ended September 30, 2012, and a 12% increase in total net new order activity to 312 homes during the three months ended September 30, 2013 from 279 homes during the three months ended September 30, 2012. All divisions continue their strong performance due to increased homebuyer confidence and demand.

	September 30,		Increase (Decrease)
	2013	2012	Amount	%
	(dollars in thousands)
Backlog (dollars)
Southern California	$113,769	$38,154	$75,615	198%
Northern California	14,007	20,754	(6,747)	(33)%
Arizona	33,776	31,551	2,225	7%
Nevada	32,828	17,912	14,916	83%
Colorado	13,701	—	13,701	N/M
Total	$208,081	$108,371	$99,710	92%
The dollar amount of backlog of homes sold but not closed as of September 30, 2013 was $208.1 million, up 92% from $108.4 million as of September 30, 2012. The increase reflects an increase in average sales prices for new home orders, and the addition of our Colorado division. The Company experienced an increase of 70% in the average sales price of homes in backlog to $445,600 as of September 30, 2013 compared to $261,800 as of September 30, 2012. The increase is driven by a higher price point of our actively selling projects in two new communities in Southern California that opened during 2013, as well as an average sales price of homes in backlog in Colorado of $442,000 with no comparable amount in the three months ended September 30, 2012. The increase during this period also reflects a 13% increase in the number of homes in backlog to 467 homes as of September 30, 2013 compared to 414 homes as of September 30, 2012. The increase in the dollar amount of backlog of homes sold but not closed as described above generally results in an increase in operating revenues in the subsequent period as compared to the previous period.
In Southern California, the dollar amount of backlog increased 198% to $113.8 million as of September 30, 2013 from $38.2 million as of September 30, 2012, which is attributable to a 59% increase in the average sales price of homes in backlog to $639,200 as of September 30, 2013 compared to $401,600 as of September 30, 2012, and a 130% increase in net new home orders to 138 for the three months ended September 30, 2013 compared to 60 homes for the three months ended September 30, 2012. In Southern California, the cancellation rate decreased to 9% for the three months ended September 30, 2013 from 24% for the three months ended September 30, 2012.
In Northern California, the dollar amount of backlog decreased 33% to $14.0 million as of September 30, 2013 from $20.8 million as of September 30, 2012, which is attributable to a 43% increase in the average sales price of homes in backlog to $412,000 as of September 30, 2013 compared to $288,300 as of September 30, 2012, a 53% decrease in the number of units in backlog to 34 as of September 30, 2013 from 72 as of September 30, 2012, along with a 52% decrease in net new home orders in Northern California to 28 homes for the three months ended September 30, 2013 compared to 58 homes for the three months ended September 30, 2012. In Northern California, the cancellation rate increased to 26% for the three months ended September 30, 2013 from 18% for the three months ended September 30, 2012.

In Arizona, the dollar amount of backlog increased 7% to $33.8 million as of September 30, 2013 from $31.6 million as of September 30, 2012, which is attributable to a 37% increase in the average sales price of homes in backlog to $266,000 as of September 30, 2013 compared to $194,800 as of September 30, 2012, partially offset by a 22% decrease in the number of units in backlog to 127 as of September 30, 2013 from 162 as of September 30, 2012, and an 11% decrease in net new home orders in Arizona to 72 homes during the three months ended September 30, 2013 compared to 81 homes during the three months ended September 30, 2012. In Arizona, the cancellation rate decreased to 14% for the three months ended September 30, 2013 from 15% for the three months ended September 30, 2012.
In Nevada, the dollar amount of backlog increased 83% to $32.8 million as of September 30, 2013 from $17.9 million as of September 30, 2012, which is attributable to a 14% increase in the number of units in backlog to 97 as of September 30, 2013 from 85 as of September 30, 2012, and a 61% increase in the average sales price of homes in backlog to $338,400 as of September 30, 2013 compared to $210,700 as of September 30, 2012. These increases were partially offset by a 23% decrease in net new home orders in Nevada to 62 homes during the three months ended September 30, 2013 compared to 80 homes during the three months ended September 30, 2012. In Nevada, the cancellation rate remained constant at 16% for the three months ended September 30, 2013 and September 30, 2012.
In Colorado, the dollar amount of backlog was $13.7 million as of September 30, 2013, with no comparable amount as of September 30, 2012.

	Three Months Ended September 30,		Increase (Decrease)
	2013	2012	Amount	%
Number of Homes Closed
Southern California	65	63	2	3%
Northern California	46	65	(19)	(29)%
Arizona	122	66	56	85%
Nevada	79	74	5	7%
Colorado	44	—	44	N/M
Total	356	268	88	33%

During the three months ended September 30, 2013, the number of homes closed increased 33% to 356 from 268 in the 2012 period. The increase in home closings is primarily attributable to an increase in beginning backlog for the period of 27% to 511 units at June 30, 2013 compared to 403 units at June 30, 2012. There was a 3% increase in Southern California to 65 homes closed in the 2013 period compared to 63 homes closed in the 2012 period, an 85% increase in homes closed in Arizona to 122 in the 2013 period from 66 in the 2012 period, and a 7% increase in homes closed in Nevada to 79 in the 2013 period compared to 74 in the 2012 period, offset by a 29% decrease in Northern California to 46 homes closed in the 2013 period compared to 65 homes closed in the 2012 period. Colorado had 44 home closings during the 2013 period, with no comparable activity in the 2012 period.

	Three Months Ended September 30,		Increase (Decrease)
	2013	2012	Amount	%
	(dollars in thousands)
Home Sales Revenue
Southern California	$49,681	$31,287	$18,394	59%
Northern California	18,312	21,146	(2,834)	(13)%
Arizona	31,253	10,632	20,621	194%
Nevada	23,920	13,552	10,368	77%
Colorado	18,186	—	18,186	N/M
Total	$141,352	$76,617	$64,735	84%
The increase in homebuilding revenue of 84% to $141.4 million for the 2013 period from $76.6 million for the 2012 period is primarily attributable to a 33% increase in the number of homes closed to 356 during the 2013 period from 268 in the 2012 period, along with a 39% increase in the average sales price of homes closed to $397,100 during the 2013 period from $285,900 during the 2012 period, as well as the addition of our Colorado division. The increase in average home sales price resulted in a $39.6 million increase in revenue, as well as a $25.1 million increase in revenue attributable to a 33% increase in the number of homes closed.

	Three Months Ended September 30,		Increase (Decrease)
	2013	2012	Amount	%
Average Sales Price of Homes Closed
Southern California	$764,300	$496,600	$267,700	54%
Northern California	398,100	325,300	72,800	22%
Arizona	256,200	161,100	95,100	59%
Nevada	302,800	183,100	119,700	65%
Colorado	413,300	—	413,300	N/M
Total	$397,100	$285,900	$111,200	39%

The average sales price of homes closed for the 2013 period increased primarily due to increasing price points, or product mix, of our actively selling projects to projects available to first time buyers or first time “move up” buyers, particularly in California and Nevada due to new project openings. In the Southern California segment, the overall average sales price increase is primarily due to 27 closings in three new communities that opened during 2013 with an average sales price of $1,122,900. The increase in average sales prices for the period was due to new projects that were released during the last quarter of 2012 and first nine months of 2013 with an average sales price of $345,000, which is above the prior period overall average of $285,900. On a same store basis, average sales prices increased 26% from $245,200 in the third quarter of 2012 to $309,000 in the third quarter of 2013.

	Three Months Ended September 30,
	2013	2012	Increase (Decrease)
Homebuilding Gross Margin Percentage
Southern California	29.0%	14.1%	14.9%
Northern California	27.3%	25.0%	2.3%
Arizona	20.2%	16.0%	4.2%
Nevada	24.4%	16.3%	8.1%
Colorado	10.2%	—	NM
Total	23.6%	17.8%	5.8%
Adjusted Homebuilding Gross Margin Percentage	29.0%	25.7%	3.3%
For homebuilding gross margins, the comparison of the three months ended September 30, 2013 and the three months ended September 30, 2012 is as follows:

•
In Southern California, homebuilding gross margins increased 1,490 basis points to 29.0% during the 2013 period compared to 14.1% during the 2012 period attributable to a shift to higher margin projects as well as same store average sales price increases of 10% to $552,400 in the 2013 period compared to $455,000 in the 2012 period. The higher margin projects show an increase in the average sales price of homes closed of 54% from $496,600 in the 2012 period to $764,300 in the 2013 period, offset by a 28% increase in the average cost of homes closed from $340,000 in the 2012 period to $436,100 in the 2013 period.

•
In Northern California, homebuilding gross margins increased 230 basis points to 27.3% in the 2013 period from 25.0% in the 2012 period attributable to a shift to higher margin projects as well as same store average sales price increases of 41% to $306,900 in the 2013 period compared to $217,000 in the 2012 period. The increase was due to an increase in the average cost per home closed of 19% from $244,100 in the 2012 period to $289,500 in the 2013 period, offset by a 22% increase in the average sales price of homes closed from $325,300 in the 2012 period to $398,100 in the 2013 period due to a change in product mix.

•
In Arizona, homebuilding gross margins increased 420 basis points to 20.2% in the 2013 period from 16.0% in the 2012 period attributable to a shift to higher margin projects. The increase was due to a 59% increase in the average sales price of homes closed of $256,200 in the 2013 period from $161,100 in the 2012 period, offset by an increase in the average cost per home closed of 51% from $135,300 in the 2012 period to $204,500 in the 2013 period.

•
In Nevada, homebuilding gross margins increased 810 basis points to 24.4% in the 2013 period from 16.3% in the 2012 period attributable to a shift to higher margin projects as well as same store average sales price increases of 21% to $266,200 in the 2013 period compared to $220,000 in the 2012 period. The higher margin projects show a 65% increase in the average sales price of homes closed of $302,800 in the 2013 period from $183,100 in the 2012 period, offset by an increase in the average cost per home closed of 49% from $153,200 in the 2012 period to $228,800 in the 2013 period.

•
In Colorado, homebuilding gross margins were 10.2% during the 2013 period, with no comparable amount in the 2012 period, which is lower than the gross margins of the other divisions. Upon acquisition of the Colorado division in December 2012, the Company marked up inventory to fair value which created lower margins in subsequent periods.

For the comparison of the three months ended September 30, 2013 and the three months ended September 30, 2012, adjusted homebuilding gross margin percentage, which excludes previously capitalized interest included in cost of sales, was 29.0% for the 2013 period compared to 25.7% for the 2012 period. The increase was primarily a result of the changes discussed for homebuilding gross margins described previously.
Adjusted homebuilding gross margin is a non-GAAP financial measure. The Company believes this information is meaningful as it isolates the impact that interest has on homebuilding gross margin and permits investors to make better comparisons with its competitors, who also break out and adjust gross margins in a similar fashion. See table set forth below reconciling this non-GAAP measure to homebuilding gross margin.

	Three Months Ended September 30,
	2013	2012
	(dollars in thousands)
Home sales revenue	$141,352	$76,617
Cost of home sales	107,957	63,012
Homebuilding gross margin	33,395	13,605
Add: Interest in cost of sales	7,569	6,051
Adjusted homebuilding gross margin	$40,964	$19,656
Adjusted homebuilding gross margin percentage	29.0%	25.7%
Lots, Land, and Other Sales Revenue
The Company did not record any Lots, land and other sales for the three months ended September 30, 2013, compared to $9.3 million for the three months ended September 30, 2012 primarily attributable to the sale of 58 lots in Mesa, AZ, known as Lehi Crossing for a sales price of $6.5 million, and the sale of 40 lots in Elk Grove, CA, known as Magnolia Lane for a sales price of $2.8 million. The Company did not record any Cost of sales – lots, land and other during the three months ended September 30, 2013 compared to $7.8 million for the three months ended September 30, 2012 as a result of the decreased sales.
Construction Services Revenue
Construction services revenue, which was all recorded in Southern California and Northern California, was $9.5 million for the three months ended September 30, 2013, and $7.0 million for the three months ended September 30, 2012. The increase is primarily due to an increase in revenue attributable to one project in Northern California, recognized during the three months ended September 30, 2013.
Sales and Marketing Expense

	Three Months Ended September 30,		Increase (Decrease)
	2013	2012	Amount	%
	(dollars in thousands)
Sales and Marketing Expense
Homebuilding
Southern California	$2,183	$1,693	$490	29%
Northern California	901	916	(15)	(2)%
Arizona	1,322	813	509	63%
Nevada	1,289	750	539	72%
Colorado	984	—	984	N/M
Total	$6,679	$4,172	$2,507	60%

For the comparison of the three months ended September 30, 2013 to the three months ended September 30, 2012, sales and marketing expense as a percentage of homebuilding revenue decreased to 4.7% in the 2013 period compared to 5.4% in the 2012 period, reflecting the impact of higher housing revenues in the current period. This is primarily attributable to a decrease in commission expense as a percentage of home sales revenue to 2.9% in the 2013 period from 3.4% in the 2012 period due to an increase in average sales prices.
General and Administrative Expense

	Three Months Ended September 30,		Increase (Decrease)
	2013	2012	Amount	%
	(dollars in thousands)
General and Administrative Expense
Homebuilding
Southern California	$1,988	$936	$1,052	112%
Northern California	687	311	376	121%
Arizona	668	620	48	8%
Nevada	910	563	347	62%
Colorado	654	—	654	N/M
Corporate	5,293	3,010	2,283	76%
Total	$10,200	$5,440	$4,760	88%
For the comparison of the three months ended September 30, 2013 to the three months ended September 30, 2012, general and administrative expense as a percentage of homebuilding revenues increased to 7.2% in the 2013 period compared to 7.1% in the 2012 period. This increase was driven by an increase in salaries and benefits due to increased headcount in the 2013 period, and the addition of Colorado.
Other Items
Other operating costs remained relatively consistent at $0.7 million in the 2013 period compared to $0.9 million in the 2012 period.
Interest activity for the three months ended September 30, 2013 and the three months ended September 30, 2012 is as follows (in thousands):

	Three Months Ended September 30,
	2013	2012
Interest incurred	$7,511	$8,729
Less: Interest capitalized	7,460	6,238
Interest expense, net of amounts capitalized	$51	$2,491
Cash paid for interest	$283	$6,315
The decrease in interest incurred for the three months ended September 30, 2013, compared to the interest incurred for the three months ended September 30, 2012, reflects a decrease in interest rates as well as a decrease in the Company’s overall debt. Interest capitalized relative to the amount incurred was higher in the 2013 period due to higher qualifying assets in the 2013 period as compared to the 2012 period.
Reorganization Items
During the three months ended September 30, 2013, the Company did not incur any reorganization costs compared to $0.7 million during the three months ended September 30, 2012 for legal and professional fees.
Provision for Income Taxes
During the three months ended September 30, 2013, the Company recorded a Provision for income taxes of $6.4 million. The provision is the result of positive operating results in the current year, and a one-time election made in 2013 to accelerate cancellation of debt income in the Company's 2012 federal tax return. The Company did not record any Provision for income taxes during the 2012 period.
Net Income Attributable to Noncontrolling Interest
Net income attributable to noncontrolling interest increased to $3.1 million during the 2013 period, from $1.2 million during the 2012 period. This is primarily due to the formation of two joint ventures during fiscal year 2013, Lyon Whistler, LLC, and Brentwood Palmilla Owner LLC. The Company did not record revenue from any similar entities during the three months ended September 30, 2012.
Net Income (Loss) Attributable to William Lyon Homes
As a result of the foregoing factors, net income (loss) attributable to William Lyon Homes for the three months ended September 30, 2013, and the three months ended September 30, 2012 was net income of $7.6 million, and a net loss of $0.8 million, respectively.
Preferred Stock Dividends
The Company did not record any amounts for preferred stock dividends in the 2013 period compared to $0.8 million in the 2012 period. The Company’s preferred stock was converted to common stock in conjunction with the Company’s Initial Public Offering (IPO) on May 21, 2013, as compared to the 2012 period which included dividends for the entire quarter.
Lots Owned and Controlled
The table below summarizes the Company’s lots owned and controlled as of the periods presented:

	September 30,		Increase (Decrease)
	2013	2012	Amount	%
Lots Owned
Southern California	1,186	1,027	159	15%
Northern California	869	320	549	172%
Arizona	5,653	6,247	(594)	(10)%
Nevada	2,864	2,940	(76)	(3)%
Colorado	546	—	546	N/M
Total	11,118	10,534	584	6%
Lots Controlled(1)
Southern California	577	193	384	199%
Northern California	684	674	10	1%
Arizona	220	—	220	100%
Nevada	215	—	215	100%
Colorado	342	—	342	N/M
Total	2,038	867	1,171	135%
Total Lots Owned and Controlled	13,156	11,401	1,755	15%

(1)	Lots controlled may be purchased by the Company as consolidated projects or may be purchased by newly formed joint ventures.
Total lots owned and controlled has increased 15% to 13,156 lots owned and controlled at September 30, 2013 from 11,401 lots at September 30, 2012. The increase is primarily attributable to significant land acquisitions, most notably in our Northern California Segment. During the three months ended September 30, 2013, we acquired approximately 547 lots in Newark, CA. The increase is also due to lots acquired through the purchase of Village Homes in December 2012, offset by the closing of 1,292 homes since September 30, 2012.
Comparisons of the Nine Months Ended September 30, 2013 to September 30, 2012
Revenues from homes sales increased 108% to $338.4 million during the nine months ended September 30, 2013 compared to $162.7 million during the nine months ended September 30, 2012. The increase is primarily due to a 55% increase in homes closed to 969 homes during the 2013 period compared to 627 homes during the 2012 period, along with an increase in the average sales price of homes closed to $349,300 in the 2013 period compared to $259,400 in the 2012 period. On a same store basis, average sales price has increased 4% to $285,700 in the 2013 period, from $275,700 in the 2012 period. The number of net new home orders for the nine months ended September 30, 2013 increased 14% to 1,030 homes from 902 homes for the nine months ended September 30, 2012.
The average number of sales locations of the Company increased to 23 locations for the nine months ended September 30, 2013 compared to 19 for the nine months ended September 30, 2012 due to the addition of the Colorado division which added four new communities, and the addition of four communities in Arizona, offset by the close out of communities in California and Nevada.
In relation to the adoption of fresh start accounting in conjunction with the confirmation of the Plan, the results of operations for 2012 separately present the period from January 1, 2012 through February 24, 2012 as Predecessor and the period from February 25, 2012 through September 30, 2012 as Successor. As such, the application of fresh start accounting is reflected in the period from February 25, 2012 through September 30, 2012, 2012 and not the period from January 1, 2012 through February 24, 2012. The accounts reflected in the tables below, which include gross margin percentage, sales and marketing expense, and general and administrative expense, are affected by the fresh start accounting. Certain statistics including (i) net new home orders, (ii) average number of sales locations, (iii) backlog, (iv) number of homes closed, (v) homes sales revenue and (vi) average sales price of homes closed are not affected by the fresh start accounting. These items are described period over period “on a combined basis”, which combines the predecessor and successor entities for the nine months ended September 30, 2012.

	Successor	Combined	Successor	Predecessor	Increase (Decrease)
	Nine Months Ended September 30, 2013	Nine Months Ended September 30, 2012	Period from February 25 through September 30, 2012	Period from January 1 through February 24, 2012	Amount	%
Number of Net New Home Orders
Southern California	310	208	170	38	102	49%
Northern California	105	165	142	23	(60)	(36)%
Arizona	301	324	231	93	(23)	(7)%
Nevada	222	205	184	21	17	8%
Colorado	92	—	—	—	92	N/M
Total	1,030	902	727	175	128	14%
Cancellation Rate	15%	14%			1%
The weekly average sales rates decreased slightly to 1.1 sales per project during the 2013 period, from 1.2 sales per project during the 2012 period. The increase in net new homes orders is driven by the addition of our Colorado division, the 49% improvement in Southern California, and the 8% improvement in Nevada. Total orders in Northern California decreased due to a 50% decrease in average sales locations, however sales per location increased in Northern California by 68% in the 2013 period. In Arizona, sales per location in the 2012 period were exceptionally high at 79.0, and have returned to a more normalized rate of 57.7 in the 2013 period. The increase in net new home orders positively impacts the number of homes in backlog, which are homes that will close in future periods. As new home orders and backlog increase, it has a positive impact on revenues and cash flow in future periods. Cancellation rates during the 2013 period increased to 15% from 14% during the 2012 period.

	Successor
	Nine Months Ended September 30,		Increase (Decrease)
	2013	2012	Amount	%
Average Number of Sales Locations
Southern California	6	6	—	—%
Northern California	2	4	(2)	(50)%
Arizona	6	3	3	100%
Nevada	5	6	(1)	(17)%
Colorado	4	—	4	NM
Total	23	19	4	21%
The average number of sales locations for the Company increased to 23 locations for the nine months ended September 30, 2013 compared to 19 for the nine months ended September 30, 2012. During the nine months ended September 30, 2012, the Company opened 16 active selling communities, while closing out nine. Northern California decreased by two sales locations, and Nevada decreased by one sales location, in the 2013 period compared to the 2012 period, while Arizona increased by three sales locations in the 2013 period compared to the 2012 period, and Southern California remained consistent between periods. For the nine months ended September 30, 2013, the Colorado division had four sales locations, with no comparable amount in the 2012 period.

	Successor	Combined	Successor	Predecessor	Increase (Decrease)
	Nine Months Ended September 30, 2013	Nine Months Ended September 30, 2012	Period from February 25 through September 30, 2012	Period from January 1 through February 24, 2012	Amount	%
Number of Homes Closed
Southern California	164	135	122	13	29	21%
Northern California	99	118	103	15	(19)	(16)%
Arizona	346	237	210	27	109	46%
Nevada	217	137	125	12	80	58%
Colorado	143	—	—	—	143	NM
Total	969	627	560	67	342	55%
During the nine months ended September 30, 2013, the number of homes closed increased 55% to 969 in the 2013 period from 627 in the 2012 period. The increase in home closings is primarily attributable to an increase in beginning backlog for the period of 192% to 406 units at December 31, 2012 compared to 139 units at December 31, 2011. Homes closed in Southern California increased to 164 homes closed in the 2013 period compared to 135 homes closed in the 2012 period, Arizona increased to 346 in the 2013 period from 237 in the 2012 period, and Nevada increased to 217 in the 2013 period compared to 137 in the 2012 period. These increases were partially offset by a decrease in homes closed in Northern California, to 99 homes closed in the 2013 period from 118 in the 2012 period. Colorado had 143 home closings during the 2013 period, with no comparable activity in the 2012 period.

	Successor	Combined	Successor	Predecessor	Increase (Decrease)
	Nine Months Ended September 30, 2013	Nine Months Ended September 30, 2012	Period from February 25 through September 30, 2012	Period from January 1 through February 24, 2012	Amount	%
	(dollars in thousands)
Home Sales Revenue
Southern California	$103,948	$61,640	$56,000	$5,640	$42,308	69%
Northern California	35,960	38,111	33,861	4,250	(2,151)	(6)%
Arizona	83,183	36,425	32,109	4,316	46,758	128%
Nevada	56,421	26,488	24,007	2,481	29,933	113%
Colorado	58,922	—	—	—	58,922	NM
Total	$338,434	$162,664	$145,977	$16,687	$175,770	108%
The increase in homebuilding revenue of 108% to $338.4 million for the 2013 period from $162.7 million for the 2012 period is primarily attributable to a 55% increase in the number of homes closed to 969 during the 2013 period from 627 in the 2012 period, along with a 35% increase in the average sales price of homes closed to $349,300 during the 2013 period from $259,400 during the 2012 period, as well as the addition of our Colorado division. The increase in average home sales price resulted in a $87.1 million increase in revenue, as well as a $88.7 million increase in revenue attributable to a 55% increase in the number of homes closed.

	Successor	Combined	Successor	Predecessor	Increase (Decrease)
	Nine Months Ended September 30, 2013	Nine Months Ended September 30, 2012	Period from February 25 through September 30, 2012	Period from January 1 through February 24, 2012	Amount	%
Average Sales Price of Homes Closed
Southern California	$633,800	$456,600	$459,000	$433,800	$177,200	39%
Northern California	363,200	323,000	328,700	283,300	40,200	12%
Arizona	240,400	153,700	152,900	159,900	86,700	56%
Nevada	260,000	193,300	192,100	206,800	66,700	35%
Colorado	412,000	—	—	—	412,000	NM
Total	$349,300	$259,400	$260,700	$249,100	$89,900	35%
The average sales price of homes closed for the 2013 period increased primarily due to increasing price points, or product mix, of our actively selling projects to projects available to first time buyers or first time “move up” buyers, particularly in California and Nevada. In the Southern California segment, the overall average sales price increase is primarily due to 21 closings in three new communities that opened in the first nine months of 2013 with an average sales price of over $1.0 million. The increase in average sales prices for the period was due to new projects that were released during the last quarter of 2012 and first nine months of 2013 with an average sales price of $331,300, which is above the prior period overall average of $275,700. On a same store basis, average sales prices increased 4% from $275,700 in the prior year period to $285,700 in the first nine months of 2013.

	Successor		Predecessor
	Nine Months Ended September 30, 2013	Period from February 25 through September 30, 2012	Period from January 1 through February 24, 2012
Homebuilding Gross Margin Percentage
Southern California	26.1%	13.6%	11.8%
Northern California	25.0%	24.5%	14.6%
Arizona	18.2%	13.9%	11.6%
Nevada	22.3%	14.3%	12.0%
Colorado	11.3%	NM	NM
Total	20.8%	16.3%	12.5%
Adjusted Homebuilding Gross Margin Percentage	27.0%	24.0%	20.7%
Gross margins were positively impacted in the Successor period by an increase in same store average sale prices. In assessing the inventory value, the Company generally utilized assumptions for future home sales paces and prices based upon then-prevailing market conditions in late 2011, which represented conditions near the trough of the recent U.S. housing downturn.
For homebuilding gross margins, the comparison of the Successor entity for the nine months ended September 30, 2013 and the Successor entity from February 25, 2012 through September 30, 2012 are as follows:

•
In Southern California, homebuilding gross margins increased 1,250 basis points to 26.1% during the 2013 period compared to 13.6% during the 2012 period attributable to a shift to higher margin projects as well as same store average sales price increases of 23% to $493,600 in the 2013 period compared to $399,800 in the 2012 period. The higher margin projects have an increase in the average sales price per home closed of 38% from $459,000 in the 2012 period to $633,800 in the 2013 period, offset by a 9% increase in the average cost of homes closed from $429,200 in the 2012 period to $468,200 in the 2013 period.

•
In Northern California, homebuilding gross margins increased 50 basis points to 25.0% in the 2013 period from 24.5% in the 2012 period. On a same store basis, average sales prices in one community increased 31% to $282,100 in the 2013 period compared to $214,800 in the 2012 period. The overall increase was due to a 10% increase in the average sales price of homes closed from $328,700 in the 2012 period to $363,200 in the 2013 period due to a change in product mix, and an increase in the average cost per home closed of 25% from $362,300 in the 2012 period to $289,500 in the 2013 period.

•
In Arizona, homebuilding gross margins increased 430 basis points to 18.2% in the 2013 period from 13.9% in the 2012 period attributable to a shift to higher margin projects. The increase was due to a 57% increase in the average sales price of homes closed of $240,400 in the 2013 period from $152,900 in the 2012 period, offset by an increase in the average cost per home closed of 48% from $132,700 in the 2012 period to $196,800 in the 2013 period.

•
In Nevada, homebuilding gross margins increased 800 basis points to 22.3% in the 2013 period from 14.3% in the 2012 period attributable to a shift to higher margin projects as well as same store average sales price increases of 14% to $242,300 in the 2013 period compared to $213,300 in the 2012 period. The higher margin projects have a 35% increase in the average sales price of homes closed of $260,000 in the 2013 period from $192,100 in the 2012 period, and an increase in the average cost per home closed of 19% from $169,200 in the 2012 period to $202,100 in the 2013 period.

•
In Colorado, homebuilding gross margins were 11.3% during the 2013 period, with no comparable amount in the 2012 period, which is lower than the gross margins of the other divisions. Upon acquisition of the Colorado division in December 2012, the Company marked up inventory to fair value which created lower margins in subsequent periods.

For homebuilding gross margins, the comparison of the Successor entity for the nine months ended September 30, 2013 and the Predecessor entity from January 1, 2012 through February 24, 2012 are as follows:

•
In Southern California, homebuilding gross margins increased 1,430 basis points in the 2013 period to 26.1% from 11.8% in the 2012 period. Margins were slightly impacted by fresh start accounting on the real estate values, which decreased the cost basis on some properties in the division and increased the cost basis on others, and subsequently increased gross margins by 1.9% in the 2013 period. On a same store basis, average sales prices increased 32% to $493,600 in the 2013 period compared to $374,700 in the 2012 period. In addition, the Company has experienced increases in sales prices and decreases in incentives during 2013.

•
In Northern California, homebuilding gross margins increased 1,040 basis points in the 2013 period to 25.0% from 14.6% in the 2012 period. Margins were slightly impacted by fresh start accounting on the real estate values, which decreased the cost basis on some properties in the division and increased the cost basis on others, and subsequently decreased gross margins by 1.2% in the 2013 period. On a same store basis, average sales prices increased 31% to $282,100 in the 2013 period compared to $215,600 in the 2012 period. In addition, the Company has experienced increases in sales prices and decreases in incentives during 2013.

•
In Arizona, homebuilding gross margins increased 660 basis points in the 2013 period to 18.2% from 11.6% in the 2012 period. Margins were slightly impacted by fresh start accounting on the real estate values, which decreased the cost basis on some properties in the division and increased the cost basis on others, and subsequently decreased gross margins by 1.0% in the 2013 period. Average sales prices increased 50% to $240,400 in the 2013 period compared to $159,900 in the 2012 period. In addition, the Company has experienced increases in sales prices and decreases in incentives during 2013.

•
In Nevada, homebuilding gross margins increased 1,030 basis points in the 2013 period to 22.3% from 12.0% in the 2012 period. Margins were nominally impacted by fresh start accounting on the real estate values, which decreased the cost basis on some properties in the division and increased the cost basis on others. On a same store basis, average sales prices increased 1% to $242,300 in the 2013 period compared to $240,500 in the 2012 period. In addition, the Company has experienced increases in sales prices and decreases in incentives during 2013.

•
In Colorado, homebuilding gross margins were 11.3% during the 2013 period, with no comparable amount in the 2012 period, which is significantly lower than the gross margins of the other divisions. Upon acquisition of the Colorado division in December 2012, the Company marked up inventory to fair value which created lower margins in subsequent periods.

For the comparison of the Successor entity for the nine months ended September 30, 2013 and the Successor entity from February 25, 2012 through September 30, 2012, adjusted homebuilding gross margin percentage, which excludes previously capitalized interest included in cost of sales, was 27.0% for the 2013 period compared to 24.0% for the 2012 period. The increase was primarily a result of the changes discussed for homebuilding gross margins described previously.
For the comparison of the Successor entity for the nine months ended September 30, 2013 and the Predecessor entity from January 1, 2012 through February 24, 2012, adjusted homebuilding gross margin percentage was 27.0% for the 2013 period compared to 20.7% for the 2012 period. The increase was primarily a result of the changes discussed for homebuilding gross margins described previously.
Adjusted homebuilding gross margin is a non-GAAP financial measure. The Company believes this information is meaningful as it isolates the impact that interest has on homebuilding gross margin and permits investors to make better comparisons with its competitors, who also break out and adjust gross margins in a similar fashion. See table set forth below reconciling this non-GAAP measure to homebuilding gross margin.

	Successor		Predecessor
	Nine Months Ended September 30, 2013	Period from February 25 through September 30, 2012	Period from January 1 through February 24, 2012
	(dollars in thousands)
Home sales revenue	$338,434	$145,977	$16,687
Cost of home sales	267,932	122,155	14,598
Homebuilding gross margin	70,502	23,822	2,089
Add: Interest in cost of sales	20,729	11,200	1,360
Adjusted homebuilding gross margin	$91,231	$35,022	$3,449
Adjusted homebuilding gross margin percentage	27.0%	24.0%	20.7%
Lots, Land, and Other Sales Revenue
The Company recorded $3.2 million of Lots, land and other sales revenue for the nine months ended September 30, 2013 compared to $100.1 million for the period from February 25, 2012 through September 30, 2012 primarily attributable to the sale of a 27-acre parcel in Palo Alto and Mountain View, California, known as the former Mayfield Mall for a sales price of $90.0 million in the second quarter of 2012. The Company incurred $2.8 million worth of Cost of sales—lots, land and other for the nine months ended September 30, 2013 compared to $93.0 million for the period from February 25, 2012 through September 30, 2012 as a result of the decrease in sales.
Construction Services Revenue
Construction services revenue, which was all recorded in Southern California and Northern California, was $21.4 million for the nine months ended September 30, 2013, $16.5 million for the period from February 25, 2012 through September 30, 2012, and $8.9 million for the period from January 1, 2012 through February 24, 2012. The decrease is primarily due to a decrease in the number of construction services projects in the 2013 period, compared to the 2012 period.
Sales and Marketing Expense

	Successor		Predecessor
	Nine Months Ended September 30, 2013	Period from February 25 through September 30, 2012	Period from January 1 through February 24, 2012
	(in thousands)
Sales and Marketing Expense
Homebuilding
Southern California	$5,423	$3,656	$942
Northern California	2,091	1,772	463
Arizona	3,675	1,851	260
Nevada	3,015	1,556	279
Colorado	3,278	—	—
Total	$17,482	$8,835	$1,944
For the comparison of the Successor entity for the nine months ended September 30, 2013 to the Successor entity from February 25, 2012 through September 30, 2012, sales and marketing expense as a percentage of homebuilding revenue decreased to 5.2% in the 2013 period compared to 6.1% in the 2012 period, reflecting the impact of higher housing revenues in the current period. This is primarily attributable to a decrease in commission expense as a percentage of home sales revenue to 3.3% in the 2013 period from 4.0% in the 2012 period due to an increase in average sales prices.
For the comparison of the Successor entity for the nine months ended September 30, 2013 to the Predecessor entity from January 1, 2012 through February 24, 2012, sales and marketing expense as a percentage of revenue decreased to 5.2% in the 2013 period compared to 11.6 % in the 2012 period. This is primarily attributable to the cost of operating the sales models and base sales person compensation incurred on a monthly basis relative to the respective revenue in each period.

General and Administrative Expense

	Successor		Predecessor
	Nine Months Ended September 30, 2013	Period from February 25 through September 30, 2012	Period from January 1 through February 24, 2012
	(in thousands)
General and Administrative Expense
Homebuilding
Southern California	$4,944	$2,527	$707
Northern California	1,625	850	222
Arizona	2,011	1,441	318
Nevada	2,382	1,467	357
Colorado	1,613	—	—
Corporate	15,441	7,640	1,698
Total	$28,016	$13,925	$3,302
For the comparison of the Successor entity for the nine months ended September 30, 2013 to the Successor entity from February 25, 2012 through September 30, 2012, general and administrative expense as a percentage of homebuilding revenues decreased to 8.3% in the 2013 period compared to 9.5% in the 2012 period, reflecting the impact of higher housing revenues in the current period and lower outside services and professional fees in the 2013 period as compared to the 2012 period, partially offset by an increase in salaries and benefits in the 2013 period.
For the comparison of the Successor entity for the nine months ended September 30, 2013 to the Predecessor entity from January 1, 2012 through February 24, 2012, general and administrative expense as a percentage of homebuilding revenues decreased to 8.3% in the 2013 period compared to 19.8% in the 2012 period. This is primarily attributable to the fixed costs of salaries and benefits incurred on a monthly basis relative to the respective revenue in each period.
Other Items
Other operating costs remained relatively consistent at $1.7 million in the 2013 period compared to $2.4 million in the 2012 period.
Interest activity for the nine months ended September 30, 2013, the period from February 25, 2012 through September 30, 2012, and the period from January 1, 2012 through February 24, 2012, are as follows (in thousands):

	Successor		Predecessor
	Nine Months Ended September 30, 2013	Period from February 25 through September 30, 2012	Period from January 1 through February 24, 2012
Interest incurred	$22,511	$22,336	$7,145
Less: Interest capitalized	19,909	15,009	4,638
Interest expense, net of amounts capitalized	$2,602	$7,327	$2,507
Cash paid for interest	$14,854	$18,061	$8,924
The decrease in interest incurred for the nine months ended September 30, 2013, compared to the interest incurred for the period from January 1, 2012 through February 24, 2012 and the period from February 25, 2012 through September 30, 2012 reflects a decrease in interest rates, as well as a decrease in the Company’s overall debt. Interest capitalized relative to the amount incurred was higher in the 2013 period due to higher qualifying assets in the 2013 period as compared to the 2012 period.
Reorganization Items
During the nine months ended September 30, 2013, the Company incurred $0.5 million in reorganization costs, compared to $1.9 million during the period from February 25, 2012 through September 30, 2012 for legal and professional fees. During the period from January 1, 2012 through February 24, 2012, the Company recorded reorganization items of $233.5 million associated with or resulting from the reorganization and restructuring of the business, which primarily consists of a gain of approximately $298.8 million that resulted from cancellation of debt. The overall gain was partially offset by approximately $49.3 million in adjustments related to plan implementation and fresh start adjustments, approximately $7.8 million in professional fees, and approximately $8.3 million of debt financing cost write-off.
Provision for Income Taxes
During the nine months ended September 30, 2013, the Company recorded a Provision for income taxes of $6.4 million. The provision is the result of positive operating results in the current year, and a one-time election made in 2013 to accelerate cancellation of debt income in the Company's 2012 federal tax return. The Company did not record any Provision for income taxes during the 2012 period.
Net Income Attributable to Noncontrolling Interest
Net income attributable to noncontrolling interest increased to $4.9 million during the 2013 period, from $2.0 million during the 2012 period. This is primarily due to the joint venture, Lyon Branches, LLC, which was formed in June 2012 thus contributing a full nine months of income during the 2013 period as compared to less than one month of income in the 2012 period.
Net Income (Loss) Attributable to William Lyon Homes
As a result of the foregoing factors, net income (loss) attributable to William Lyon Homes for the nine months ended September 30, 2013, for the period from February 25, 2012 through September 30, 2012, and the period from January 1, 2012 through February 24, 2012, was net income of $12.4 million, a net loss of $7.6 million, and net income of $228.4 million, respectively.
Preferred Stock Dividends
The preferred stock dividends were $1.5 million in the 2013 period compared to $1.8 million in the 2012 period. The decrease in the 2013 period is attributed to approximately 5 months of dividends, from January 2013 through the Company’s IPO on May 21, 2013, as compared to approximately 7 months of dividends in the 2012 successor period.

Financial Condition and Liquidity
The U.S. housing market continues to improve from the cyclical low points reached during the 2008—2009 national recession. In 2011, early signs of a recovery began to materialize in many markets around the country as a result of an improving macroeconomic backdrop and excellent housing affordability. Historically, strong housing markets have been associated with great affordability, a healthy domestic economy, positive demographic trends such as population growth and household formation, falling mortgage rates, increases in renters that qualify as homebuyers and locally based dynamics such as housing demand relative to housing supply. Many markets across the U.S. are exhibiting most of these positive characteristics.
In the nine months ended September 30, 2013, the Company delivered 969 homes, with an average selling price of approximately $349,300, and recognized home sales revenues and total revenues of $338.4 million and $363.1 million, respectively. The Company has experienced significant operating momentum since the beginning of 2012, during which time a variety of key housing, employment and other related economic statistics in our markets have increasingly demonstrated signs of recovery. This rebound in market conditions, when combined with the Company’s disciplined operating strategy, has resulted in seven consecutive quarters, year over year, of growth in net new home orders, home closings and unit backlog.
In the nine months ended September 30, 2013, net new home orders increased 14% to 1,030 in the 2013 period from 902 in the 2012 period, while home closings increased 55% to 969 in the 2013 period from 627 in the 2012 period. On a consolidated basis, the cancellation rate increased to 15% in the 2013 period compared to 14% in the 2012 period. In addition, homebuilding gross margin percentage and adjusted homebuilding gross margin percentage increased to 20.8% and 27.0%, respectively, for the nine months ended September 30, 2013, as compared to 15.9% and 23.7%, respectively, for the nine months ended September 30, 2012. The increase in gross margins is primarily related to an increase in net sales prices during the period and an increase in absorption, which decreases certain project related costs. The increase in gross margins is also attributed to the impact of fresh start accounting which resulted in a net decrease to the cost basis of our properties, which subsequently increased gross margins.
As of September 30, 2013, the Company is selling homes in 29 communities and had a consolidated backlog of 467 sold but unclosed homes, with an associated sales value of $208.1 million, representing a 13% and 92% increase in units and dollars, respectively, as compared to the backlog at September 30, 2012. The Company believes that the attractive fundamentals in its markets, its leading market share positions, its long-standing relationships with land developers, its significant land supply and its focus on providing the best possible customer experience positions the Company to capitalize on meaningful growth as the U.S. housing market continues to rebound.

On May 21, 2013, the Company completed its initial public offering (IPO) of 10,005,000 shares of Class A Common Stock, which consisted of 7,177,500 shares sold by the Company and 2,827,500 shares sold by the selling stockholder. The 10,005,000 shares in the offering were sold at a price to the public of $25.00 per share. The Company raised total net proceeds of approximately $163.8 million in the offering, after deducting the underwriting discount and offering expenses. The Company did not receive any proceeds from the sale of shares by the selling stockholder.
Since its IPO, the Company has much more access to the capital markets to access liquidity while prudently managing leverage and the balance sheet. In October 2013 the Company issued an additional $100.0 million in principal amount of 8 1/2% senior notes, as a "tack-on" to the the original issuance at price to par of 106.5% resulting in net proceeds of approximately $104.7 million. This transaction, coupled with the $100.0 million revolving credit facility entered into during August 2013 yields significant liquidity for the Company.
The Company provides for its ongoing cash requirements with the proceeds identified above, as well as from internally generated funds from the sales of homes and/or land sales. During the nine months ended September 30, 2013, the Company had cash used in operations of $164.9 million, which included land acquisitions of $198.4 million. In addition, the Company has the option to use additional outside borrowing, form new joint ventures with partners that provide a substantial portion of the capital required for certain projects, and buy land via lot options or land banking arrangements. The Company has financed, and may in the future finance, certain projects and land acquisitions with construction loans secured by real estate inventories, seller-provided financing and land banking transactions. The Company may also draw on its revolving line of credit to fund land acquisitions, as discussed below.
8 1/2% Senior Notes Due 2020
On November 8, 2012, William Lyon Homes, Inc. ("California Lyon") completed its offering of 8 1/2% Senior Notes due 2020, (the “New Notes”), in an aggregate principal amount of $325 million. The New Notes were issued at 100% of their aggregate principal amount. The Company used the net proceeds from the sale of the New Notes, together with cash on hand, to refinance the Company’s (i) $235 million 10.25% Senior Secured Term Loan due 2015, (ii) approximately $76 million in aggregate principal amount of 12% Senior Subordinated Secured Notes due 2017, (iii) approximately $11 million in principal amount of project related debt, and (iv) to pay accrued and unpaid interest thereon.
As of September 30, 2013, the outstanding principal amount of the New Notes is $325 million, and the New Notes mature on November 15, 2020. The New Notes are senior unsecured obligations of California Lyon and are unconditionally guaranteed on a senior subordinated secured basis by Parent and by certain of Parent’s existing and future restricted subsidiaries. The New Notes and the guarantees rank senior to all of California Lyon’s and the guarantors’ existing and future unsecured senior debt and senior in right of payment to all of California Lyon’s and the guarantors’ future subordinated debt. The New Notes and the guarantees are and will be effectively junior to any of California Lyon’s and the guarantors’ existing and future secured debt.
The New Notes bear interest at an annual rate of 8.5% per annum and are payable semiannually in arrears on May 15 and November 15.
The indenture contains covenants that limit the ability of the Company and its restricted subsidiaries to, among other things: (i) incur or guarantee certain additional indebtedness; (ii) pay dividends or make other distributions or repurchase stock; (iii) make certain investments; (iv) sell assets; (v) incur liens; (vi) enter into agreements restricting the ability of the Company’s restricted subsidiaries to pay dividends or transfer assets; (vii) enter into transactions with affiliates; (viii) create unrestricted subsidiaries; and (viii) consolidate, merge or sell all or substantially all of the Company’s and California Lyon’s assets. These covenants are subject to a number of important exceptions and qualifications as described in the Indenture. The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on such New Notes to be declared due and payable.
Revolving Lines of Credit
On August 7, 2013, California Lyon and the Company entered into a credit agreement providing for a revolving credit facility of up to $100 million (the “Facility”). The Facility will mature on August 5, 2016, unless terminated earlier pursuant to the terms of the Facility. The Facility contains an uncommitted accordion feature under which its aggregate principal amount can be increased to up to $125 million under certain circumstances, as well as a sublimit of $50 million for letters of credit. The Facility contains various covenants, including financial covenants relating to tangible net worth, leverage, liquidity and interest coverage, as well as a limitation on investments in joint ventures and non-guarantor subsidiaries.
The Facility contains customary events of default, subject to cure periods in certain circumstances, that would result in the termination of the commitment and permit the lenders to accelerate payment on outstanding borrowings and require cash collateralization of letters of credit, including: nonpayment of principal, interest and fees or other amounts; violation of covenants; inaccuracy of representations and warranties; cross default to certain other indebtedness; unpaid judgments; and certain bankruptcy and other insolvency events. If a change in control of the Company occurs, the lenders may terminate the commitment and require that

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California Lyon repay outstanding borrowings under the Facility and cash collateralize letters of credit. Interest rates on borrowings generally will be based on either LIBOR or a base rate, plus the applicable spread. The commitment fee on the unused portion of the Facility currently accrues at an annual rate of 0.50%.
Borrowings under the Facility, the availability of which is subject to a borrowing base formula, are required to be guaranteed by the Company and certain of the Company’s wholly-owned subsidiaries, are secured by a pledge of all equity interests held by such guarantors, and may be used for general corporate purposes. As of November 8, 2013, the Facility was undrawn.
On March 5, 2013, California Lyon entered into a Revolving Line of Credit Loan Agreement (the “CB&T Loan Agreement”), with California Bank & Trust (“CB&T”), providing for a revolving line of credit of $30.0 million (the “CB&T Loan”). The CB&T Loan, as amended, provides California Lyon with funds for the development of residential lots, the construction of existing and future residential home projects within the states of California, Arizona, Nevada and Colorado, the issuance of letters of credit for the payment of costs incurred or associated with those projects and other general corporate purposes. In connection with the execution of the CB&T Loan Agreement, California Lyon issued a promissory note (the “CB&T Promissory Note”), and together with the CB&T Loan Agreement and any ancillary documents and agreements executed pursuant to the CB&T Loan Agreement, (the “CB&T Loan Documents”), in favor of CB&T. California Lyon’s obligations under the CB&T Loan are secured by, among other things, a first lien on and security interest in all the real and personal property comprising each qualified project that is secured by the CB&T Loan. Borrowings under the CB&T Loan Agreement bore interest, payable monthly, at California Lyon’s option of either (i) a fixed rate at LIBOR plus 3.00% per annum or (ii) a variable rate at the Prime Rate, as adjusted by CB&T in accordance with the CB&T Loan Agreement, plus 1.00% per annum. The floor interest rate for borrowings under the CB&T Loan Agreement range from 4.25% to 5.00%, depending on California Lyon’s total debt to tangible net worth ratio. Beginning on March 5, 2015, the maximum amount available under the CB&T Loan would have been reduced by $7.5 million every 90 days until the CB&T Loan matures. The CB&T Loan was scheduled to mature on March 5, 2016.
All outstanding borrowings under the CB&T Loan may, at the option of CB&T, be accelerated and become immediately due and payable in the event of a default under the CB&T Loan Documents, which includes, among other things, the following events (subject to certain cure periods, as applicable): (i) the failure by California Lyon to pay any monetary amount when due under any CB&T Loan Document; (ii) the breach of certain covenants under the CB&T Loan Documents; (iii) any representations contained in the CB&T Loan Documents being materially misleading or false when made; (iv) defaults under certain other monetary obligations; (v) bankruptcy matters; (vi) litigation or proceedings that could constitute a material adverse change on California Lyon or a qualified project or (vii) certain judgments. The CB&T Loan Documents also contained negative covenants which restrict or limit California Lyon from, among other things, the following: (a) consolidating or merging with any person unless California Lyon is the surviving entity; (b) changing its fiscal year or accounting methods; (c) changing the character of California Lyon’s business; (d) suffering any change in the legal or beneficial ownership of any capital stock in California Lyon; (e) making loans or advances; (f) granting or continuing liens; (g) incurring debt and (h) acquiring assets.
In March 2013, one of the outstanding construction loans payable and its underlying collateral was rolled into the CB&T Loan. In July 2013, the Company repaid all of the outstanding balance of the CB&T loan. On October 30, 2013 the Company terminated the CB&T Loan.
Construction Notes Payable
In June 2013, the Company entered into another construction note payable agreement. The agreement has total availability under the facility of $28.0 million, to be drawn for land development and construction on one of its joint venture projects. The loan matures in June 2016 and bears interest at the prime rate + 0.5%, with a rate floor of 4.0%, which was the interest rate as of September 30, 2013. As of September 30, 2013, the Company had borrowed $19.2 million under this facility. The loan will be repaid with proceeds from home closings of the project, is secured by the underlying project, and is guaranteed by the Company.
In September 2012, the Company entered into two construction notes payable agreements. The first agreement has total availability under the facility of $19.0 million, to be drawn for land development and construction on one of its wholly-owned projects. The loan matures in September 2015 and bears interest at the prime rate + 1.0%, with a rate floor of 5.0%. In March 2013, this loan and the underlying collateral was rolled into the CB&T Loan Agreement, discussed above. The second September 2012 construction note payable agreement has total availability under the facility of $17.0 million, to be drawn for land development and construction on one of its joint venture projects. The loan matures in March 2015 and bears interest at prime rate + 1%, with a rate floor of 5.0%, which was the interest rate as of September 30, 2013. During the three months ended September 30, 2013, the Company repaid the entire outstanding balance under this loan.
Seller Financing
At September 30, 2013, the Company had $16.2 million of notes payable outstanding related to two land acquisitions for which seller financing was provided. The first note had a balance of $1.7 million as of September 30, 2013, bears interest at 3% per annum,

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is secured by the underlying land, and matures in March 2014. The second note had a balance of $14.5 million as of September 30, 2013, bears interest at 7% per annum, is secured by the underlying land, and matures in May 2015.
Net Debt to Net Book Capital
The Company’s ratio of net debt to net book capital was 45.1% and 65.0% as of September 30, 2013 and December 31, 2012, respectively. The ratio of net debt to net book capital is a non-GAAP financial measure, which is calculated by dividing notes payable and Senior Notes, net of cash and cash equivalents and restricted cash, by net book capital (notes payable and Senior Notes, net of cash and cash equivalents and restricted cash, plus redeemable convertible preferred stock and total equity (deficit)). The Company believes this calculation is a relevant and useful financial measure to investors in understanding the leverage employed in its operations, and may be helpful in comparing the Company with other companies in the homebuilding industry to the extent they provide similar information. See table set forth below reconciling this non-GAAP measure to the ratio of debt to total capital.

	Successor
	September 30, 2013	December 31, 2012
	(dollars in thousands)
Notes payable and Senior Notes	$360,471	$338,248
Redeemable convertible preferred stock	—	71,246
Total equity	337,953	72,119
Total capital	$698,424	$481,613
Ratio of debt to total capital	51.6%	70.2%
Notes payable and Senior Notes	$360,471	$338,248
Less: Cash and cash equivalents and restricted cash	(82,775)	(71,928)
Net debt	277,696	266,320
Redeemable convertible preferred stock	—	71,246
Total equity	337,953	72,119
Total capital	$615,649	$409,685
Ratio of net debt to total capital	45.1%	65.0%
Land Banking Arrangements
As a method of acquiring land in staged takedowns, thereby minimizing the use of funds from the Company’s available cash or other corporate financing sources and limiting the Company’s risk, the Company transfers its right in such purchase agreements to entities owned by third parties, or land banking arrangements. These entities use equity contributions and/or incur debt to finance the acquisition and development of the land being purchased. The entities grant the Company an option to acquire lots in staged takedowns. In consideration for this option, the Company makes a non-refundable deposit of 15% to 25% of the total purchase price. The Company is under no obligation to purchase the balance of the lots, but would forfeit remaining deposits and could be subject to penalties if the lots were not purchased. The Company does not have legal title to these entities or their assets and has not guaranteed their liabilities. These land banking arrangements help the Company manage the financial and market risk associated with land holdings. The use of these land banking arrangements is dependent on, among other things, the availability of capital to the option provider, general housing market conditions and geographic preferences.
The Company participates in one land banking arrangement that is not a variable interest entity in accordance with FASB ASC Topic 810, Consolidation (“ASC 810”), but is consolidated in accordance with FASB ASC Topic 470, Debt (“ASC 470”). Under the provisions of ASC 470, the Company has determined it is economically compelled, based on certain factors, to purchase the land in the land banking arrangement. Therefore, the Company has recorded the remaining purchase price of the land of $20.7 million and $39.0 million as of September 30, 2013 and December 31, 2012, which is included in real estate inventories not owned and liabilities from inventories not owned in the accompanying balance sheet.
Summary information with respect to the Company’s land banking arrangements is as follows as of the periods presented (dollars in thousands):

50

	Successor
	September 30, 2013	December 31, 2012
Total number of land banking projects	1	1
Total number of lots	610	610
Total purchase price	$161,465	$161,465
Balance of lots still under option and not purchased:
Number of lots	105	199
Purchase price	$20,738	$39,029
Forfeited deposits if lots are not purchased	$14,737	$27,734
Joint Venture Financing
The Company and certain of its subsidiaries are general partners or members in joint ventures involved in the development and sale of residential projects. As described more fully in Critical Accounting Policies—Variable Interest Entities, certain joint ventures have been determined to be variable interest entities in which the Company is considered the primary beneficiary. Accordingly, the assets, liabilities and operations of these joint ventures have been consolidated with the Company’s financial statements for the periods presented. The financial statements of joint ventures in which the Company is not considered the primary beneficiary are not consolidated with the Company’s financial statements. The Company’s investments in unconsolidated joint ventures are accounted for using the equity method because the Company has a 50% or less voting or economic interest (and thus such joint ventures are not controlled by the Company). Based upon current estimates, substantially all future development and construction costs incurred by the joint ventures will be funded by the venture partners or from the proceeds of construction financing obtained by the joint ventures.
As of September 30, 2013 and December 31, 2012, the Company’s had no investment in and advances to unconsolidated joint ventures.
Assessment District Bonds
In some jurisdictions in which the Company develops and constructs property, assessment district bonds are issued by municipalities to finance major infrastructure improvements and fees. Such financing has been an important part of financing master-planned communities due to the long-term nature of the financing, favorable interest rates when compared to the Company’s other sources of funds and the fact that the bonds are sold, administered and collected by the relevant government entity. As a landowner benefited by the improvements, the Company is responsible for the assessments on its land. When the Company’s homes or other properties are sold, the assessments are either prepaid or the buyers assume the responsibility for the related assessments.
Cash Flows—Comparison of Nine Months Ended September 30, 2013 to Nine Months Ended September 30, 2012
For the comparison of the Successor entity for the nine months ended September 30, 2013 and the Successor entity from February 25, 2012 through September 30, 2012, the comparison of cash flows is as follows:

•
Net cash (used in) provided by operating activities increased to a use of $164.9 million in the 2013 period from a source of $56.0 million in the 2012 period. The change was primarily a result of (i) a net increase in real estate inventories-owned of $202.3 million in the 2013 period primarily driven by $198.4 million in land acquisitions, compared to a net decrease of $49.8 million in the 2012 period, primarily driven by $100.1 million in lots, land and other sales, offset by $62.7 million in land acquisitions, (ii) an increase in accrued expenses of $18.8 million compared to an increase of $6.5 million in the 2012 period due to an increase in taxes payable and the timing of payments, and (iii) an increase in receivables of $6.9 million in the 2013 period compared to an increase of $1.5 million in the 2012 period primarily attributable to the timing of proceeds received from escrow for home closings, offset by (iv) consolidated net income of $17.3 million in the 2013 period compared to consolidated net loss of $5.6 million in the 2012 period.

•
Net cash used in investing activities was $3.4 million in the 2013 period compared to a nominal amount in the 2012 period, as a result of purchases of property and equipment of $3.4 million in the 2013 period.

•
Net cash provided by (used in) financing activities increased to a source of $179.1 million in the 2013 period from a use of $62.0 million in the 2012 period. The change was primarily as a result of (i) proceeds from issuance of common stock of $163.8 million, net of offering costs of $15.7 million, in the 2013 period related to the Company’s initial public offering, with no comparable amount in the 2012 period, (ii) proceeds from borrowings on notes payable of $51.4 million in the 2013 period with no comparable amount in the 2012 period, (iii) principal payments on notes payable of $45.5 million in the 2013 period as compared to $62.6 million in the 2012 period, (iv) noncontrolling interest contributions of $35.4 million in the 2013 period compared to $17.0 million in the 2012 period, and (v) noncontrolling interest distributions of $21.7 million in the 2013 period compared to $15.4 million in the 2012 period.

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For the comparison of the Successor entity for the nine months ended September 30, 2013 and the Predecessor entity from January 1, 2012 through February 24, 201, the comparison of cash flows is as follows:

•
Net cash used in operating activities increased to a use of $164.9 million in the 2013 period from a use of $17.3 million in the 2012 period. The change was primarily a result of (i) a net increase in real estate inventories-owned of $202.3 million in the 2013 period compared to a net increase of $7.0 million in the 2012 period, primarily driven by $198.4 million in land acquisitions in the 2013 period with no comparable amount in the 2012 period, and (ii) an increase in receivables of $6.9 million in the 2013 period compared to a decrease of $0.9 million in the 2012 period primarily attributable to the timing of proceeds received from escrow for home closings, and (iii) consolidated net income of $17.3 million in the 2013 period compared to consolidated net income of $228.5 million in the 2012 period, offset by (iv) net reorganization items of $241.3 million in the 2012 period with no comparable amount in the 2013 period .

•
Net cash used in investing activities was $3.4 million in the 2013 period with no comparable amount in the 2012 period, as a result of purchases of property and equipment of $3.4 million in the 2013 period.

•
Net cash provided by financing activities increased to a source of $179.1 million in the 2013 period from a source of $77.8 million in the 2012 period. The change was primarily as a result of (i) proceeds from issuance of common stock of $163.8 million, net of offering costs of $15.7 million, in the 2013 period related to the Company’s initial public offering, with no comparable amount in the 2012 period, (ii) proceeds from borrowings on notes payable of $51.4 million in the 2013 period with no comparable amount in the 2012 period, (iii) noncontrolling interest contributions of $35.4 million in the 2013 period compared to $1.8 million in the 2012 period and (iv) noncontrolling interest distributions of $21.7 million in the 2013 period compared to $1.9 million in the 2012 period, offset by (v) proceeds from preferred stock of $50.0 million in the 2012 period with no comparable amount in the 2013 period, (vi) proceeds from reorganization of $31.0 million in the 2012 period with no comparable amount in the 2013 period and (vii) principal payments on notes payable $45.5 million in the 2013 period compared to $0.6 million in the 2012 period.

Based on the aforementioned, the Company believes they have sufficient cash and sources of financing for at least the next twelve months.
Contractual Obligations and Off-Balance Sheet Arrangements
The Company enters into certain off-balance sheet arrangements including joint venture financing, option agreements, land banking arrangements and variable interests in consolidated and unconsolidated entities. These arrangements are more fully described above and in Notes 2 and 12 of “Notes to Condensed Consolidated Financial Statements.” In addition, the Company is party to certain contractual obligations, including land purchases and project commitments, which are detailed in Note 12 of “Notes to Condensed Consolidated Financial Statements.”
Inflation
The Company’s revenues and profitability may be affected by increased inflation rates and other general economic conditions. In periods of high inflation, demand for the Company’s homes may be reduced by increases in mortgage interest rates. Further, the Company’s profits will be affected by its ability to recover through higher sales prices, increases in the costs of land, construction, labor and administrative expenses. The Company’s ability to raise prices at such times will depend upon demand and other competitive factors.
Description of Projects and Communities Under Development
The Company’s homebuilding projects usually take two to five years to develop. The following table presents project information relating to each of the Company’s homebuilding operating segments as of September 30, 2013 and only includes projects with lots owned as of September 30, 2013, lots consolidated in accordance with certain accounting principles as of September 30, 2013 or homes closed for the quarter ended September 30, 2013.

Project (County or City)	Year of First Delivery	Estimated Number of Homes at Completion (1)	Cumulative Homes Closed as of September 30, 2013 (2)	Backlog at September 30, 2013 (3) (4)	Lots Owned as of September 30, 2013 (5)	Homes Closed for the Period Ended September 30, 2013	Sales Price Range (6)
SOUTHERN CALIFORNIA
Orange County:
Irvine
Agave	2013	96	—	34	96	—	$525,000 - 615,000

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Lyon Branches (7)	2013	48	21	9	27	21	$1,015,000 - 1,240,000
Willow Bend	2013	58	11	20	47	11	$1,140,000 - 1,305,000
Lyon Whistler (7)	2013	83	—	1	83	—	$865,000 - 930,000
Rancho Mission Viejo
Lyon Cabanas	2013	97	—	19	97	—	$338,000 - 460,000
Lyon Villas	2013	96	—	23	96	—	$406,000 - 473,000
Los Angeles County:
Hawthorne
360 South Bay (8):
The Flats	2010	188	117	23	71	38	$392,000 - 572,000
The Courts	2010	118	118	—	—	6		(11)
The Rows	2012	94	40	14	54	28	$538,000 - 710,000
The Lofts	2013	9	6	1	3	6	$440,000 - 590,000
The Gardens	2013	12	11	—	1	11	$565,000 - 730,000
The Townes	2013	96	—	18	96	—	$580,000 - 690,000
The Terraces	2013	93	—	2	93	—	$690,000 - 810,000
Azusa
Rosedale
Gardenia	2011	81	81	—	—	33		(11)
Sage Court	2011	64	64	—	—	3		(11)
San Diego County:
Escondido
Contempo	2013	84	7	14	77	7	$271,000 - 316,000
San Diego
Atrium	2013	80	—	—	80	—	$350,000 - 440,000
Riverside County:
Riverside
Bridle Creek	2015	10	—	—	10	—	$480,000 - 520,000
Lexington Heights	2015	90	—	—	90	—
San Bernardino County:
Yucaipa
Vista Bella/Redcort	2013	165	—	—	165	—	$240,000 - 265,000
		1,662	476	178	1,186	164
SOUTHERN CALIFORNIA TOTAL
NORTHERN CALIFORNIA
Alameda County
Newark
Gateway Station	2015	547	—	—	547	—	$495,000 - 788,000
Contra Costa County:
Pittsburgh
Vista Del Mar
Villages	2007	52	—	16	52	—	$354,000 - 386,000
Villages (7)	2007	50	50	—	—	—	$354,000 - 386,000
Vineyard II	2012	131	54	11	28	49	$488,000 - 505,000
Brentwood
Palmilla
El Sol (7)	2014	49	—	—	49	—	$250,000 - 329,000
Cielo (7)	2014	56	—	—	56	—	$250,000 - 405,000
Antioch
Oak Crest	2013	130	—	4	130	—	$355,000 - 410,000
San Joaquin County:
Lathrop
The Ranch @ Mossdale Landing	2010	168	161	3	7	50	$303,000 - 353,000

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NORTHERN CALIFORNIA TOTAL	1,183	265	34	869	99

Project (County or City)	Year of First Delivery	Estimated Number of Homes at Completion (1)	Cumulative Homes Closed as of September 30, 2013 (2)	Backlog at September 30, 2013 (3) (4)	Lots Owned as of September 30, 2013 (5)	Homes Closed for the Period Ended September 30, 2013	Sales Price Range (6)
ARIZONA
Maricopa County:
Queen Creek
Hastings Farm
Villas	2012	337	194	53	143	142	$166,000 - 206,000
Manor	2012	141	115	16	26	83	$239,000 - 293,000
Estates	2012	153	56	31	97	50	$293,000 - 360,000
Church
Farms North	2015	2,310	—	—	2,310	—	$179,000 - 348,000
Mesa
Lehi Crossing
Settlers Landing	2012	235	37	8	198	33	$219,000 - 262,000
Wagon Trail	2013	244	24	17	220	24	$234,000 - 292,000
Monument Ridge	2013	248	12	2	236	12	$256,000 - 333,000
Land (9)	N/A	101	—	—	101	—	N/A
Peoria
Agua Fria	2012	263	2	—	261	2	$164,000 - 198,000
Surprise
Rancho Mercado	2017	1,865	—	—	1,865	—	$164,000 - 407,000
Gilbert
Lyon’s Gate
Land (9)	N/A	196	—	—	196	—	N/A
ARIZONA TOTAL		6,093	440	127	5,653	346
NEVADA
Clark County:
North Las Vegas
Serenity Ridge	2013	128	23	26	85	23	$462,000 - 542,000
Tularosa at Mountain’s Edge	2011	140	117	20	23	57	$227,000 - 269,000
Las Vegas
Flagstone
Crossings	2011	77	77	—	—	30	$310,000 - 340,000
West Park

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Villas	2006	191	165	24	26	58	$207,000 - 238,000
Courtyards	2006	113	113	—	—	21		(11)
Mesa Canyon	2013	49	3	13	46	3	$290,000 - 310,000
Tierra Este	2013	116	—	3	116	—	$217,000 - 242,000
Lyon Estates	2013	129	—	5	129	—	$470,000 - 525,000
Rhapsody	2014	63	—	—	63	—	$224,000 - 252,000
The Fields at Aliente	2011	60	60	—	—	4		(11)
Sterling Ridge 65’ Lots	2014	137	—	—	4	—	$627-000 -672,000
Sterling Ridge 75’ Lots	2014	62	—	—	3	—	$715-000 -783,000
Tuscan Cliffs	2014	77	—	—	77	—	$626,000 - 672,000
Nye County:
Pahrump
Mountain Falls
Series I	2011	211	62	6	149	21	$135,000 - 164,000
Series II	2014	218	—	—	218	—	$183,000 - 211,000
Land (9)	N/A	—	—	—	1,925	—	N/A
NEVADA TOTAL		1,771	620	97	2,864	217

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Project (County or City)	Year of First Delivery	Estimated Number of Homes at Completion (1)		Cumulative Homes Closed as of September 30, 2013 (2)	Backlog at September 30, 2013 (3) (4)	Lots Owned as of September 30, 2013 (5)	Homes Closed for the Period Ended September 30, 2013	Sales Price Range (6)
COLORADO (10)
Douglas County
Castle Rock
Watercolor at The Meadows	2012	31		24	7	7	23	$295,000 - 372,000
Cliffside	2014	49		—	3	49	—	$402,000 - 495,000
Parker
Idyllwilde	2012	42		33	2	9	28	$308,000 - 416,000
Grand County
Granby Ranch	2012	54		13	3	41	12	$417,000 - 467,000
Jefferson County
Arvada
Villages of Five Parks	2012	49		45	4	4	40	$350,000 - 390,000
Candelas	2014	66		—	3	22	—	$359,000 - 403,000
Leyden Rock - Garden	2014	56		—	—	56	—	$334,00 - 360,000
Leyden Rock - Park	2014	78		—	—	78	—	$336,000 - 377,000
Larimer County
Fort Collins
Observatory Village	2012	50		41	9	9	40	$300,000 - 354,000
Timnath Ranch — Sonnet	2014	179		—	—	179	—	$342,000 - 372,000
Timnath Ranch — Park	2014	92		—	—	92	—	$289,000 - 328,000
COLORADO TOTAL		746		156	31	546	143
GRAND TOTALS		11,287	1,957	1,601	467	11,118	969

(1)	The estimated number of homes to be built at completion is subject to change, and there can be no assurance that the Company will build these homes.

(2)	“Cumulative Homes Closed” represents homes closed since the project opened, and may include prior years, in addition to the homes closed during the current year presented.

(3)	Backlog consists of homes sold under sales contracts that have not yet closed, and there can be no assurance that closings of sold homes will occur.

(4)	Of the total homes subject to pending sales contracts as of September 30, 2013, 424 represent homes completed or under construction.

(5)	Lots owned as of September 30, 2013 include lots in backlog at September 30, 2013.

(6)	Sales price range reflects the most recent pricing updates of the base price only and excludes any lot premium, buyer incentive and buyer selected options, which vary from project to project.

(7)	Project is a joint venture and is consolidated as a VIE in accordance with ASC 810, Consolidation.

(8)
All or a portion of the lots in this project are not owned as of September 30, 2013. The Company consolidated the purchase price of the lots in accordance with certain accounting rules, and considers the lots owned at December 31, 2012.

(9)
Represents a parcel of land held for future development. It is unknown when the Company plans to develop homes on this land, thus the “year of first delivery” and “sales price range” are not applicable.

(10)
Colorado division was acquired on December 7, 2012, as part of the Village Homes Acquisition. Estimated number of homes at completion is the number of homes to be built post-acquisition. Cumulative homes closed are from acquisition date through September 30, 2013.

(11)	Project is completely sold out, therefore the sales price range is not applicable as of September 30, 2013.
Income Taxes

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See Note 8 of “Notes to Condensed Consolidated Financial Statements” for a description of the Company’s income taxes.
Related Party Transactions
See Note 7 of “Notes to Condensed Consolidated Financial Statements” for a description of the Company’s transactions with related parties.
Critical Accounting Policies
The Company’s financial statements have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and costs and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those which impact its most critical accounting policies. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. As disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, the Company’s most critical accounting policies are debtor in possession accounting; fresh start accounting; real estate inventories and cost of sales; impairment of real estate inventories; sales and profit recognition; and variable interest entities. Management believes that there have been no significant changes to the Company’s critical accounting policies during the nine months ended September 30, 2013, as compared to those disclosed in Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Annual Report on Form 10-K for the year ended December 31, 2012.

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Item 3.	Quantitative and Qualitative Disclosures About Market Risk
The Company’s exposure to market risk for changes in interest rates relates to the Company’s floating rate debt with a total outstanding balance at September 30, 2013 of $19.2 million where the interest rate is variable based upon certain bank reference or prime rates. The average prime rate during the three months ended September 30, 2013 was 3.25%. If variable interest rates were to increase by 10%, there would be no impact on the Company’s condensed consolidated financial statements because the outstanding debt has an interest rate floor of 4.0% to 5.0%.
The following table presents principal cash flows by scheduled maturity, interest rates and the estimated fair value of our long-term fixed rate debt obligations as of September 30, 2013 (dollars in thousands):

	Years ending December 31,					Thereafter	Total	Fair Value at September 30, 2013
	2013	2014	2015	2016	2017
Fixed rate debt	$—	$1,762	$14,476	$—	$—	$325,000	$341,238	$359,113
Interest rate	—	3.0%	7.0%	—	—	8.5%	—	—
The Company does not utilize swaps, forward or option contracts on interest rates, foreign currencies or commodities, or other types of derivative financial instruments as of or during the nine months ended September 30, 2013. The Company does not enter into or hold derivatives for trading or speculative purposes.

Item 4.	Controls and Procedures
We maintain “disclosure controls and procedures,” as such term is defined under Rule 13a-15(e) of the Securities Exchange Act of 1934, or the Exchange Act, that are designed to ensure that information required to be disclosed in our Exchange Act reports is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosures. In designing and evaluating the disclosure controls and procedures, our management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives and, in reaching a reasonable level of assurance, our management necessarily was required to apply its judgment in evaluating and implementing possible controls and procedures.
Evaluation of Disclosure Controls and Procedures. We carried out an evaluation as of September 30, 2013, under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, of the effectiveness of our disclosure controls and procedures. Based upon their evaluation and subject to the foregoing, our principal executive officer and principal financial officer concluded that, as of September 30, 2013, our disclosure controls and procedures were effective at the reasonable assurance level.
Changes in Internal Control Over Financial Reporting. Our management determined that as of September 30, 2013, there were no changes in our internal control over financial reporting that occurred during the fiscal quarter then ended that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

WILLIAM LYON HOMES
PART II. OTHER INFORMATION

Item 1.	Legal Proceedings
The Company is involved in various legal proceedings, most of which relate to routine litigation and some of which are covered by insurance. In the opinion of the Company’s management, the Company does not have any currently pending litigation of which the outcome will have a material adverse effect on the Company’s operations or financial position.

Item 1A.	Risk Factors
Investing in our securities is subject to a number of risks and uncertainties. You should carefully consider the risk factors described below, which amend and restate in their entirety the risk factors disclosed in our Annual Report on Form 10-K for the year ended December 31, 2012 and our Quarterly Reports on Form 10-Q for the quarters ended March 30, 2013 and June 30, 2013. Additional risks that we currently believe are immaterial may also impair our business operations. Our business, results of operations, financial condition, cash flows and future prospects and the trading price of our securities could be harmed as a result of any of these risks, and investors may lose all or part of their investment. As used herein, unless the context requires otherwise, the terms “we,” “our” and “us” refer to William Lyon Homes, a Delaware corporation. In assessing these risks, investors should also refer to the other information contained or incorporated by reference in this Quarterly Report on Form 10-Q and our Annual Report on Form 10-K for the year ended December 31, 2012, including our financial statements and related notes, and our other filings made from time to time with the SEC.
Risks Related to Our Business
Adverse changes in general economic conditions or conditions in our industry could reduce the demand for homes and, as a result, could negatively impact the Company’s results of operations.
The homebuilding industry is cyclical and highly sensitive to changes in economic conditions such as the level of employment, consumer confidence, consumer income, availability of financing and interest rate levels. The national recession, credit market disruption, high unemployment levels, the absence of home price stability, and the decreased availability of mortgage financing, among other factors, have adversely impacted the homebuilding industry and our operations and financial condition over the last several years. Although the housing market appears to be recovering in most of the geographies in which we operate, we cannot predict the pace or scope of the recovery. If market conditions deteriorate or do not improve as anticipated, our results of operations and financial condition could be adversely impacted.
These changes may occur on a national scale or may acutely affect some of the regions or markets in which we operate more than others. An oversupply of alternatives to new homes, including foreclosed homes, homes held for sale by investors and speculators, other existing homes and rental properties, can also adversely impact our ability to sell new homes, depress new home prices and reduce our margins on the sales of new homes. High levels of foreclosures not only contribute to additional inventory available for sale, but also reduce appraised values for new homes, potentially resulting in lower sales prices.
We cannot predict the duration or ultimate magnitude of any economic downturn or reversal in the recovery of the homebuilding industry or the extent or sustainability of a recovery, particularly the sustainability of current improvements in the homebuilding market. Nor can we provide assurance that our response to a homebuilding downturn or the government’s attempts to address the troubles in the overall economy would be successful.
Our long-term growth depends upon our ability to acquire land at reasonable prices.
The Company’s business depends on its ability to obtain land for the development of its residential communities at reasonable prices and with terms that meet its underwriting criteria. The Company’s ability to obtain land for new residential communities may be adversely affected by changes in the general availability of land, the willingness of land sellers to sell land at reasonable prices given the deterioration in market conditions, competition for available land, availability of financing to acquire land, zoning, regulations that limit housing density, and other market conditions. If the supply of land appropriate for development of residential communities is limited because of these factors, or for any other reason, the number of homes that the Company builds and sells may decline. Additionally, the ability of the Company to open new projects could be impacted if the Company elects not to purchase lots under option contracts. To the extent that the Company is unable to purchase land timely or enter into new contracts for the purchase of land at reasonable prices, due to the lag time between the time the Company acquires land and the time the Company begins selling homes,

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the Company’s home sales revenue and results of operations could be negatively impacted and/or the Company could be required to scale back the Company’s operations in a given market.
Limitations on the availability and increases in the cost of mortgage financing can adversely affect demand for housing.
In general, housing demand is negatively impacted by the unavailability of mortgage financing, as a result of declining customer credit quality, tightening of mortgage loan underwriting standards and factors that increase the upfront or monthly cost of financing a home such as increases in interest rates, insurance premiums or limitations on mortgage interest deductibility. Most buyers finance their home purchases through third-party lenders providing mortgage financing. Over the last several years, many third-party lenders have significantly increased underwriting standards, and many subprime and other alternate mortgage products are no longer available in the marketplace in spite of a decrease in mortgage rates. If these trends continue and mortgage loans continue to be difficult to obtain, the ability and willingness of prospective buyers to finance home purchases or to sell their existing homes would be adversely affected, which would adversely affect the Company’s results of operations through reduced home sales revenue, gross margin and cash flow.
Even if potential customers do not need financing, changes in the availability of mortgage products or increases in mortgage costs may make it harder for them to sell their current homes to potential buyers who need financing, which has in some cases led to lower demand for new homes. Mortgage interest rates have recently been at historic lows, and there can be no assurance that such rates will remain low and increases in interest rates could adversely affect the Company’s results of operations through reduced home sales and cash flow.
Difficulty in obtaining sufficient capital could result in increased costs and delays in completion of projects.
The homebuilding industry is capital-intensive and requires significant up-front expenditures to acquire land and begin development. We expect that we will seek additional capital from time to time from a variety of potential sources, including additional bank financings and/or securities offerings. The availability of borrowed funds, especially for land acquisition and construction financing, may be greatly reduced nationally, and the lending community may require increased amounts of equity to be invested in a project by borrowers in connection with both new loans and the extension of existing loans. Land acquisition, development and construction activities may be adversely affected by any shortage or increased cost of financing or the unwillingness of third parties to engage in joint ventures. Any difficulty in obtaining sufficient capital for planned development expenditures could cause project delays and any such delay could result in cost increases and may adversely affect the Company’s sales and future results of operations and cash flows.
The Company’s business is geographically concentrated, and therefore, the Company’s sales, results of operations, financial condition and business would be negatively impacted by a decline in the general economy or the homebuilding industry in such regions.
The Company presently conducts all of its business in five geographic regions: Southern California, Northern California, Arizona, Nevada and Colorado. The Company’s geographic concentration could adversely impact the Company if the homebuilding business in its current markets should decline, since there may not be a balancing opportunity in a stronger market in other geographic regions.
In addition, a prolonged economic downturn in one or more of these areas, particularly within California, could have a material adverse effect on our business, prospects, liquidity, financial condition and results of operations, and a disproportionately greater impact on us than other homebuilders with more diversified operations. The Company generates a significant portion of its revenue and a significant amount of its profits from, and holds approximately one-half of the dollar value of its real estate inventory in, California. During the downturn from 2008 to 2010, land values, the demand for new homes and home prices have declined substantially in California, negatively impacting the Company’s profitability and financial position. In addition, the state of California is experiencing severe budget shortfalls and may raise taxes and increase fees to offset the deficit. There can be no assurance that the profitability and financial position of the Company will not be further impacted if the challenging conditions in California continue or worsen.
Increases in the Company’s cancellation rate could have a negative impact on the Company’s home sales revenue and home building gross margins.
During the years ended December 31, 2012, 2011 and 2010, the Company experienced cancellation rates of 14%, 18% and 19%, respectively. In the three and nine months ended September 30, 2013, the Company experienced a cancellation rate of 14% and 15%, respectively, compared to 18% and 14% during the same periods in 2012, respectively. Cancellations negatively impact the number of closed homes, net new home orders, home sales revenue and the Company’s results of operations, as well as the number of homes in backlog. Home order cancellations can result from a number of factors, including declines or slow appreciation in the market value of homes, increases in the supply of homes available to be purchased, increased competition, higher mortgage interest rates, homebuyers’ inability to sell their existing homes, homebuyers’ inability to obtain suitable financing, including providing sufficient down payments,

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and adverse changes in economic conditions. Many of these factors are beyond the Company’s control. Increased levels of home order cancellations would have a negative impact on the Company’s home sales revenue and financial and operating results.
Financial condition and results of operations may be adversely affected by any decrease in the value of land inventory, as well as by the associated carrying costs.
The Company continuously acquires land for replacement and expansion of land inventory within the markets in which it builds. The risks inherent in purchasing and developing land increase as consumer demand for housing decreases, and thus, the Company may have bought and developed land on which homes cannot be profitably built and sold. The Company employs measures to manage inventory risks which may not be successful.
We incur many costs even before we begin to build homes in a community, including costs of preparing land and installing roads, sewage and other utilities, as well as taxes and other costs related to ownership of the land on which we plan to build homes. In addition, inventory carrying costs can be significant and can result in losses in a poorly performing project or market, and the Company may have to sell homes at significantly lower margins or at a loss, which conditions may persist for extended periods of time. If the rate at which we sell and deliver homes slows or falls, or if we delay the opening of new home communities for sales due to adjustments in our marketing strategy or other reasons, each of which has occurred throughout the housing downturn, we may incur additional costs and it will take a longer period of time for us to recover our costs, including the costs we incurred in acquiring and developing land.
Adverse weather and geological conditions may increase costs, cause project delays and reduce consumer demand for housing, all of which could materially and adversely affect the Company’s business, prospects, liquidity, financial condition or results of operations.
As a homebuilder, the Company is subject to numerous risks, many of which are beyond management’s control, such as droughts, floods, wildfires, landslides, soil subsidence, earthquakes and other weather-related and geologic events which could damage projects, cause delays in completion of projects, or reduce consumer demand for housing, and shortages in labor or materials, which could delay project completion and cause increases in the prices for labor or materials, thereby affecting the Company’s sales and profitability. Many of the Company’s projects are located in California, which has experienced significant earthquake activity and seasonal wildfires. Areas in Colorado have also been subjected to seasonal wildfires and soil subsidence. In addition to directly damaging the Company’s projects, earthquakes or other geologic events could damage roads and highways providing access to those projects, thereby adversely affecting the Company’s ability to market homes in those areas and possibly increasing the costs of completion.
There are some risks of loss for which the Company may be unable to purchase insurance coverage. For example, losses associated with landslides, earthquakes and other geologic events may not be insurable and other losses, such as those arising from terrorism, may not be economically insurable. A sizeable uninsured loss could adversely affect the Company’s business, prospects, liquidity, results of operations or financial condition.
The Company’s business and results of operations are dependent on the availability and skill of subcontractors.
Substantially all construction work is done by subcontractors with the Company acting as the general contractor. Accordingly, the timing and quality of construction depend on the availability and skill of the Company’s unaffiliated, third party subcontractors. While the Company has been able to obtain sufficient materials and subcontractors during times of material shortages and believes that its relationships with suppliers and subcontractors are good, the Company does not have long-term contractual commitments with any subcontractors or suppliers.
The Company may not be able to compete effectively against competitors in the homebuilding industry.
The homebuilding industry is highly competitive and there are relatively low barriers to entry. Homebuilders compete for, among other things, homebuying customers, desirable properties, financing, raw materials and skilled labor. The Company competes both with large homebuilding companies, some of which have greater financial, marketing and sales resources than the Company, and with smaller local builders. Our competitors may independently develop land and construct housing units that are substantially similar to our products. Many of these competitors also have long-standing relationships with subcontractors and suppliers in the markets in which we operate. We currently build in several of the top markets in the nation and, therefore, we expect to continue to face additional competition from new entrants into our markets. The Company also competes for sales with individual resales of existing homes and with available rental housing. These competitive conditions can result in:

•	our delivering fewer homes;

•	our selling homes at lower prices;

•	our offering or increasing sales incentives, discounts or price concessions for our homes;

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•	our experiencing lower housing gross profit margins, particularly if we cannot raise our selling prices to cover increased land development, home construction or overhead costs;

•	our selling fewer homes or experiencing a higher number of cancellations by homebuyers;

•	impairments in the value of our inventory and other assets;

•	difficulty in acquiring desirable land that meets our investment return or marketing standards, and in selling our interests in land that no longer meet such standards on favorable terms;

•	difficulty in our acquiring raw materials and skilled management and trade labor at acceptable prices;

•	delays in the development of land and/or the construction of our homes; and/or

•	difficulty in securing external financing, performance bonds or letter of credit facilities on favorable terms.
These competitive conditions may have a material adverse effect on our business and consolidated financial statements by decreasing our revenues, impairing our ability to successfully implement our current strategies, increasing our costs and/or diminishing growth in our local or regional homebuilding businesses.
We may not be successful in integrating acquisitions or implementing our growth strategies.
In December 2012, we acquired Village Homes, and we may in the future consider growth or expansion of our operations in our current markets or in new markets, whether through strategic acquisitions of homebuilding companies or otherwise. The magnitude, timing and nature of any future expansion will depend on a number of factors, including our ability to identify suitable additional markets and/or acquisition candidates, the negotiation of acceptable terms, our financial capabilities and general economic and business conditions. Our expansion into new or existing markets, whether through acquisition or otherwise, could have a material adverse effect on our business, prospects, liquidity, financial condition or results of operations, and any future acquisitions could result in the dilution of existing shareholders if we issue our common shares as consideration. Acquisitions also involve numerous risks, including difficulties in the assimilation of the acquired company’s operations, the incurrence of unanticipated liabilities or expenses, the risk of impairing inventory and other assets related to the acquisition, the diversion of management’s attention and resources from other business concerns, risks associated with entering markets in which we have limited or no direct experience and the potential loss of key employees of the acquired company.
The Company’s success depends on key executive officers and personnel.
The Company’s success is dependent upon the efforts and abilities of its executive officers and other key employees, many of whom have significant experience in the homebuilding industry and in the Company’s divisional markets. In particular, the Company is dependent upon the services of General William Lyon, Chairman of the Board and Executive Chairman, William H. Lyon, Chief Executive Officer, and Matthew R. Zaist, President and Chief Operating Officer, as well as the services of the California region and other division presidents and division management teams and personnel in the corporate office. The loss of the services or limitation in the availability of any of these executives or key personnel, for any reason, could hinder the execution of our business strategy and have a material adverse effect upon the Company’s business, prospects, liquidity, financial condition or results of operation. Further, such a loss could be negatively perceived in capital markets.
Power and natural resource shortages or price increases could have an adverse impact on operations.
In prior years, certain areas in Northern and Southern California have experienced power and resource shortages, including mandatory periods without electrical power, changes to water availability and significant increases in utility and resource costs. Shortages of natural resources, particularly water, may make it more difficult to obtain regulatory approval of new developments. The Company may incur additional costs and may not be able to complete construction on a timely basis if such power shortages and utility rate increases continue. Furthermore, power shortages and rate increases may adversely affect the regional economies in which the Company operates, which may reduce demand for housing. The Company’s operations may be adversely impacted if further rate increases and/or power shortages occur.
Construction defect, home warranty, soil subsidence and building-related and other claims may be asserted against the Company in the ordinary course of business, and the Company may be subject to liability for such claims.
As a homebuilder, we have been, and continue to be, subject to construction defect, product liability and home warranty claims, including moisture intrusion and related claims, arising in the ordinary course of business. These claims are common to the homebuilding industry and can be costly.
California law provides that consumers can seek redress for patent (i.e., observable) defects in new homes within three or four years (depending on the type of claim asserted) from when the defect is discovered or should have been discovered. If the defect is latent ( i.e. , non-observable), consumers must still seek redress within three or four years (depending on the type of claim asserted)

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from the date when the defect is discovered or should have been discovered, but in no event later than ten years after the date of substantial completion of the work on the construction. Consumers purchasing homes in Arizona, Nevada and Colorado may also be able to obtain redress under state laws for either patent or latent defects in their new homes. Because California, our largest market, is one of the most highly regulated and litigious jurisdictions in the United States, our potential losses and expenses due to litigation, new laws and regulations may be greater than those of our competitors who have smaller or no California operations.
With respect to certain general liability exposures, including construction defect claims, product liability claims and related claims, assessment of claims and the related liability and reserve estimation process is highly judgmental due to the complex nature of these exposures, with each exposure exhibiting unique circumstances. Furthermore, once claims are asserted for construction defects, it can be difficult to determine the extent to which the assertion of these claims will expand. Although we have obtained insurance for construction defect claims subject to applicable self-insurance retentions, such policies may not be available or adequate to cover liability for damages, the cost of repairs, and/or the expense of litigation surrounding current claims, and future claims may arise out of events or circumstances not covered by insurance and not subject to effective indemnification agreements with our subcontractors. Furthermore, any product liability or warranty claims made against us, whether or not they are viable, may lead to negative publicity, which could impact our reputation and our home sales.
Increased insurance costs and reduced insurance coverages may affect the Company’s results of operations and increase the potential exposure to liability.
Recently, lawsuits have been filed against builders asserting claims of personal injury and property damage, including arising from the presence of mold in residential dwellings. Some of these lawsuits have resulted in substantial monetary judgments or settlements against these builders. The Company’s insurance may not cover all of the potential claims, including personal injury claims, or such coverage may become prohibitively expensive. If the Company is unable to obtain adequate insurance coverage, a material adverse effect on the Company’s business, prospects, liquidity, results of operations or financial condition could result.
The costs of insuring against construction defect, product liability and director and officer claims are substantial and the cost of insurance for the Company’s operations has risen, deductibles and retentions have increased and the availability of insurance has diminished. Significant increases in the cost of insurance coverage or significant limitations on coverage could have a material adverse effect on the Company’s business, prospects, liquidity, results of operations or financial condition from such increased costs or from liability for significant uninsurable or underinsured claims.
Material and labor shortages could delay or increase the cost of home construction and reduce our sales and earnings.
The residential construction industry experiences serious material shortages from time to time, including shortages of insulation, drywall, cement, steel and lumber. These material shortages can be more severe during periods of strong demand for housing and during periods where the regions in which we operate experience natural disasters that have a significant impact on existing residential and commercial structures. From time to time, we have experienced volatile price swings in the cost of materials, including in particular, the cost of lumber, cement, steel and drywall. Shortages and price increases could cause delays in and increase our costs of home construction. The Company generally is unable to pass on increases in construction costs to customers who have already entered into sales contracts, as those sales contracts generally fix the price of the homes at the time the contracts are signed, which may be in advance of the construction of the home. Sustained increases in construction costs may, over time, erode the Company’s gross margins from home sales, particularly if pricing competition restricts the ability to pass on any additional costs of materials or labor, thereby decreasing gross margins from home sales, which in turn could harm our operating results.
The residential construction industry also experiences labor shortages and disruptions from time to time, including: work stoppages; labor disputes; shortages in qualified trades people; lack of availability of adequate utility infrastructure and services; our need to rely on local subcontractors who may not be adequately capitalized or insured; and delays in availability, or fluctuations in prices, of building materials. Additionally, the Company could experience labor shortages as a result of subcontractors going out of business or leaving the residential construction market due to low levels of housing production and volumes. Any of these circumstances could give rise to delays in the start or completion of the Company’s communities, increase the cost of developing one or more of the Company’s communities and increase the construction cost of the Company’s homes. To the extent that market conditions prevent the recovery of increased costs, including, among other things, subcontracted labor, finished lots, building materials, and other resources, through higher sales prices, the Company’s gross margins from home sales and results of operations could be adversely affected. Increased costs of lumber, framing, concrete, steel and other building materials could cause increases in construction costs. The Company generally is unable to pass on increases in construction costs to customers who have already entered into sales contracts, as those sales contracts generally fix the price of the homes at the time the contracts are signed, which may be in advance of the construction of the home. Sustained increases in construction costs may, over time, erode the Company’s gross margins from home sales, particularly if pricing competition restricts the ability to pass on any additional costs of materials or labor, thereby decreasing gross margins from home sales.
Elimination or reduction of the tax benefits associated with owning a home could prevent potential customers from buying our homes and could adversely affect our business or financial results.

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Changes in federal tax law may affect demand for new homes. Significant expenses of owning a home, including mortgage interest and real estate taxes, generally are deductible expenses for an individual’s federal and, in some cases, state income taxes, subject to certain limitations. If the federal government or a state government changes its income tax laws to eliminate or substantially modify these income tax deductions, the after-tax cost of owning a new home would increase for many potential customers. The resulting loss or reduction of homeowners’ tax deductions, if such tax law changes were enacted without offsetting provisions, could adversely affect demand for new homes. No meaningful prediction can be made as to whether any such proposals will be enacted and, if enacted, the particular form such laws would take, but enactment of such proposals may have an adverse effect on the homebuilding industry in general and on our business in particular.
Inflation could adversely affect the Company’s business, prospects, liquidity, financial condition or results of operations, particularly in a period of oversupply of homes or declining home sale prices.
Inflation can adversely affect the Company by increasing costs of land, materials and labor. However, the Company may be unable to offset these increases with higher sales prices. In addition, inflation is often accompanied by higher interest rates, which have a negative impact on housing demand. In such an environment, the Company may be unable to raise home prices sufficiently to keep up with the rate of cost inflation, and, accordingly, its margins could decrease. Furthermore, if we need to lower the price of our homes to meet demand, the value of our land inventory may decrease. Moreover, with inflation, the costs of capital can increase and purchasing power of the Company’s cash resources can decline. Efforts by the government to stimulate the economy may not be successful, but have increased the risk of significant inflation and its resulting adverse effect on the Company’s business, prospects, liquidity, financial condition or results of operations.
The Company’s business is seasonal in nature and quarterly operating results can fluctuate.
The Company’s quarterly operating results generally fluctuate by season. The Company typically achieves its highest new home sales orders in the spring and summer, although new homes sales order activity is also highly dependent on the number of active selling communities and the timing of new community openings. Because it typically takes the Company three to six months to construct a new home, the Company delivers a greater number of homes in the second half of the calendar year as sales orders convert to home deliveries. As a result, the Company’s revenues from homebuilding operations are higher in the second half of the year, particularly in the fourth quarter, and the Company generally experiences higher capital demands in the first half of the year when it incurs construction costs. If, due to construction delays or other causes, the Company cannot close its expected number of homes in the second half of the year, the Company’s financial condition and full year results of operations may be adversely affected.
The Company may be unable to obtain suitable bonding for the development of its communities.
The Company provides bonds in the ordinary course of business to governmental authorities and others to ensure the completion of its projects and/or in support of obligations to build community improvements such as roads, sewers, water systems and other utilities, and to support similar development activities by certain of our unconsolidated joint ventures. As a result of the deterioration in market conditions, surety providers have become increasingly reluctant to issue new bonds and some providers are requesting credit enhancements (such as cash deposits or letters of credit) in order to maintain existing bonds or to issue new bonds. The Company may also be required to provide performance bonds and/or letters of credit to secure our performance under various escrow agreements, financial guarantees and other arrangements. If the Company is unable to obtain performance bonds and/or letters of credit when required or the cost or operational restrictions or conditions imposed by issuers to obtain them increases significantly, the Company may not be able to develop or may be significantly delayed in developing a community or communities and/or may incur significant additional expenses, and, as a result, the Company’s business, prospects, liquidity, financial condition or results of operation could be materially and adversely affected.
We periodically conduct certain of our operations through unconsolidated joint ventures with independent third parties in which we do not have a controlling interest and we can be adversely impacted by joint venture partners’ failure to fulfill their obligations.
We have participated in land development joint ventures, or JVs, in which we have less than a controlling interest. We have entered into JVs in order to acquire attractive land positions, to manage our risk profile and to leverage our capital base. Our JVs are typically entered into with developers, other homebuilders and financial partners to develop finished lots for sale to the JV’s members and other third parties. However, our JV investments are generally very illiquid, due to a lack of a controlling interest in the JVs. In addition, our lack of a controlling interest results in the risk that the JV will take actions with which we disagree, or fail to take actions that we desire, including actions regarding the sale of the underlying property, which could materially and adversely affect the Company’s business, prospects, liquidity, financial condition or results of operation.
The Company is the managing member in joint venture limited liability companies and may become a managing member or general partner in future joint ventures, and therefore may be liable for joint venture obligations.

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Certain of the Company’s active JVs are organized as limited liability companies. The Company is the managing member in some of these and may serve as the managing member or general partner, in the case of a limited partnership JV, in future JVs. As a managing member or general partner, the Company may be liable for a JV’s liabilities and obligations should the JV fail or be unable to pay these liabilities or obligations. These risks include, among others, that a partner in the JV may fail to fund its share of required capital contributions, that a partner may make poor business decisions or delay necessary actions, or that a partner may have economic or other business interests or goals that are inconsistent with our own.
Fluctuations in real estate values may require us to write–down the book value of our real estate assets.
The homebuilding industry is subject to significant variability and fluctuations in real estate values. As a result, the Company may be required to write-down the book value of certain real estate assets in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, and some of those write downs could be material. Any material write–downs of assets could have a material adverse effect on our business, prospects, liquidity, financial condition or results of operations.
On February 24, 2012, the Company adopted fresh start accounting under ASC 852, and recorded all real estate inventories at fair value. Subsequent to February 24, 2012 and throughout each quarter of 2012 and the first three quarters of 2013, there were no indicators of impairment, as sales prices and sales absorption rates have improved. For the year ended December 31, 2012 and the three and nine months ended September 30, 2013, there were no impairment charges recorded.
The Company assesses its projects on a quarterly basis, when indicators of impairment exist. Indicators of impairment include a decrease in demand for housing due to soft market conditions, competitive pricing pressures which reduce the average sales price of homes, which includes sales incentives for home buyers, sales absorption rates below management expectations, a decrease in the value of the underlying land and a decrease in projected cash flows for a particular project. The Company was required to write down the book value of its impaired real estate assets in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 360, Property, Plant and Equipment , or ASC 360.
Governmental laws and regulations may increase the Company’s expenses, limit the number of homes that the Company can build or delay completion of projects.
The Company is subject to numerous local, state, federal and other statutes, ordinances, rules and regulations concerning zoning, development, building design, construction and similar matters which impose restrictive zoning and density requirements in order to limit the number of homes that can eventually be built within the boundaries of a particular area, as well as governmental taxes, fees and levies on the acquisition and development of land parcels. These regulations often provide broad discretion to the administering governmental authorities as to the conditions we must meet prior to being approved, if approved at all. We are subject to determinations by these authorities as to the adequacy of water and sewage facilities, roads and other local services. New housing developments may also be subject to various assessments for schools, parks, streets and other public improvements. Although we do not typically purchase land that is not entitled, to the extent that projects that are not entitled, purchased lands may be subjected to periodic delays, changes in use, less intensive development or elimination of development in certain specific areas due to government regulations. The Company may also be subject to periodic delays, may be precluded entirely from developing in certain communities or may otherwise be restricted in our business activities due to building moratoriums or “slow-growth” or “no-growth” initiatives that could be implemented in the future in the states in which the Company operates. Such moratoriums can occur prior or subsequent to commencement of our operations, without notice or recourse. Local and state governments also have broad discretion regarding the imposition of development fees for projects in their jurisdiction. Projects for which the Company has received land use and development entitlements or approvals may still require a variety of other governmental approvals and permits during the development process and can also be impacted adversely by unforeseen health, safety, and welfare issues, which can further delay these projects or prevent their development. As a result, home sales could decline and costs increase, which could negatively affect the Company’s business, prospects, liquidity, financial condition and results of operations.
The Company is subject to environmental laws and regulations, which may increase costs, limit the areas in which the Company can build homes and delay completion of projects.
The Company is also subject to a variety of local, state, federal and other statutes, ordinances, rules and regulations concerning the environment. The particular environmental laws which apply to any given homebuilding site vary according to the site’s location, its environmental conditions and the present and former uses of the site, as well as adjoining properties. Environmental laws and conditions may result in delays, may cause the Company to incur substantial compliance and other costs, including significant fines and penalties for any violation, and can prohibit or severely restrict homebuilding activity in environmentally sensitive regions or areas, which could negatively affect the Company’s results of operations.
Under various environmental laws, current or former owners of real estate, as well as certain other categories of parties, may be required to investigate and clean up hazardous or toxic substances or petroleum product releases, and may be held liable to a governmental entity or to third parties for property damage and for investigation and clean-up costs incurred by such parties in

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connection with the contamination. In addition, in those cases where an endangered species is involved, environmental rules and regulations can result in the elimination of development in identified environmentally sensitive areas.
Risks Related to Our Capital Structure
We have substantial outstanding indebtedness and may incur additional debt in the future.
The Company is highly leveraged. At September 30, 2013, the total outstanding principal amount of our debt was $360.5 million. We also entered into a new $100 million credit facility in August 2013, with no amounts outstanding as of November 12, 2013, and issued an additional $100.0 million in aggregate principal amount of its 8.5% senior notes due 2020 pursuant to an existing indenture in October 2013. The Company’s high level of indebtedness could have detrimental consequences, including the following:

•
the ability to obtain additional financing as needed for working capital, land acquisition costs, building costs, other capital expenditures, or general corporate purposes, or to refinance existing indebtedness before its scheduled maturity, may be limited;

•	the Company will need to use a substantial portion of cash flow from operations to pay interest and principal on our indebtedness, which will reduce the funds available for other purposes;

•
if we are unable to comply with the terms of the agreements governing the indebtedness of the Company, the holders of that indebtedness could accelerate that indebtedness and exercise other rights and remedies against the Company;

•
if the Company has a higher level of indebtedness than some of its competitors, it may put the Company at a competitive disadvantage and reduce the Company’s flexibility in planning for, or responding to, changing conditions in the industry, including increased competition; and

•	the terms of any refinancing may not be as favorable as the debt being refinanced.
The Company cannot be certain that cash flow from operations will be sufficient to allow the Company to pay principal and interest on debt, support operations and meet other obligations. If the Company does not have the resources to meet these and other obligations, the Company may be required to refinance all or part of its outstanding debt, sell assets or borrow more money. The Company may not be able to do so on acceptable terms, in a timely manner, or at all. If we are unable to refinance our debt on acceptable terms, we may be forced to dispose of our assets on disadvantageous terms, potentially resulting in losses. Defaults under our debt agreements could have a material adverse effect on our business, prospects, liquidity, financial condition or results of operations.
The agreements governing our debt impose significant operating and financial restrictions, which may prevent us from capitalizing on business opportunities and taking some corporate actions.
The agreements governing our debt impose significant operating and financial restrictions. These restrictions limit our ability, among other things, to:

•	incur or guarantee additional indebtedness or issue certain equity interests;

•	pay dividends or distributions, repurchase equity or prepay subordinated debt;

•	make certain investments;

•	sell assets;

•	incur liens;

•	create certain restrictions on the ability of restricted subsidiaries to transfer assets;

•	enter into transactions with affiliates;

•	create unrestricted subsidiaries; and

•	consolidate, merge or sell all or substantially all of the Company’s assets.
In addition, we may in the future enter into other agreements refinancing or otherwise governing indebtedness which impose yet additional restrictions and covenants, including covenants limiting our ability to incur additional debt, make certain investments, reduce liquidity below certain levels, make distributions to our stockholders and otherwise affect our operating policies. These restrictions may adversely affect our ability to finance future operations or capital needs or to pursue available business opportunities. A breach of any of these covenants could result in a default in respect of the related indebtedness. If a default occurs, the relevant lenders could elect to declare the indebtedness, together with accrued interest and other fees, to be immediately due and payable and proceed against any collateral securing that indebtedness.

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Risks Related to Ownership of Our Class A Common Stock
Concentration of ownership of the voting power of our capital stock may prevent other stockholders from influencing corporate decisions and create perceived conflicts of interest.
Our common stock consists of two classes: Class A and Class B. Holders of Class A Common Stock are entitled to one vote per share, and holders of Class B Common Stock are entitled to five votes per share, on all matters entitled to be voted on by our common stockholders. Entities controlled by William H. Lyon hold approximately 51.0% of the voting power of the Company, assuming exercise in full of the warrant to purchase additional shares of Class B Common Stock, through their ownership of 100% of the outstanding Class B Common Stock, a warrant to purchase 1,907,550 additional shares of Class B Common Stock and approximately 67,104 shares of Class A Common Stock. Additionally, Luxor Capital Group, or Luxor, and an affiliate of Paulson & Co. Inc., or Paulson, hold approximately 8.6 million and 3.3 million shares of Class A Common Stock, representing 18.4 and 7.1% of the total voting power of the Company’s outstanding capital stock, respectively. Further, Luxor, Paulson and the entity affiliated with William H. Lyon, which collectively control approximately 76.5% of the total voting power of the Company’s outstanding capital stock, have entered into stockholder agreements with respect to the election of up to six seats on our board of directors, whereby each such stockholder has agreed to vote in favor of the director nominees supported by each of the other stockholders. The Company is not party to such agreements.
William H. Lyon, Luxor and Paulson may have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. This ownership concentration may adversely impact the trading of our capital stock because of a perceived conflict of interest that may exist, thereby depressing the value of our capital stock.
Future sales of our common stock by existing stockholders could cause the price of our Class A Common Stock to decline.
Any sales of a substantial number of shares of our common stock in the public market, or the perception that such sales might occur, may cause the market price for our Class A Common Stock to decline. We have 27,626,840 shares of Class A Common Stock and 3,813,884 shares of Class B Common Stock outstanding, excluding 576,643 shares of Class A Common Stock issuable upon the exercise of outstanding stock options and 1,907,550 shares of Class B Common Stock issuable upon the exercise of a warrant held by the holders of our Class B Common Stock. All of these shares, other than the shares of Class B Common Stock held by William H. Lyon through his management of Lyon Shareholder 2012, LLC, and certain shares of Class A Common Stock held by our directors and officers and other “affiliates”, as defined in Rule 144 of the Securities Act, or Rule 144, are freely tradable without restriction under the Securities Act. All outstanding shares of Class B Common Stock and shares of Class A Common Stock held by our directors, officers and other affiliates are restricted securities under the Securities Act, and may not be sold in the public market unless the sale is registered under the Securities Act or an exemption from registration is available, subject to the restrictions imposed by the lock-up agreements referenced below. We may issue equity securities in the future for a number of reasons, including to finance our operations and business strategy, to adjust our ratio of debt to equity, to satisfy our obligations upon exercise of outstanding options or for other reasons. Any such future issuances of our common stock or convertible or other equity-linked securities will dilute the ownership interest of the holders of our Class A Common Stock. We cannot predict the size of future issuances of our common stock or other equity-related securities or the effect, if any, that they may have on the market price of our Class A Common Stock.
In connection with our recent Initial Public Offering in May 2013, each of our executive officers, directors and certain of our stockholders has agreed, subject to certain exceptions, to be bound by a lock-up agreement that prevents us and them from selling or transferring shares of our common stock during the 180-day period following our initial public offering. Upon expiration of the lock-up period, these shares will be freely tradable in public markets, subject to the limitations of Rule 144 unless sold under the Company’s current shelf registration statement, which could depress the value of our Class A Common Stock. Moreover, Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. may, in their sole discretion, release any of the shares held by our executive officers, directors and other current stockholders from the restrictions of the lock-up agreement at any time without notice, which would allow the immediate sale of these shares in the market, subject to the limitations of Rule 144.
We do not currently intend to pay dividends on our common stock.
We have not declared or paid any cash dividends on our common stock and we do not plan to do so in the foreseeable future. Any determination to pay dividends to the holders of our common stock will be at the discretion of our board of directors. Further, the payment of cash dividends is restricted under the terms of the Amended Term Loan and may be restricted under the terms of our proposed new credit facility and other future debt agreements. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future.
The price of our Class A Common Stock is subject to volatility related or unrelated to our operations.
The market price of the Class A Common Stock may fluctuate substantially due to a variety of factors, including:

•	actual or anticipated variations in our quarterly operating results;

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•	changes in market valuations of similar companies;

•	adverse market reaction to the level of our indebtedness;

•	additions or departures of key personnel;

•	actions by stockholders;

•	speculation in the press or investment community;

•	general market, economic and political conditions, including an economic slowdown or dislocation in the global credit markets;

•	our operating performance and the performance of other similar companies;

•	changes in accounting principles; and

•	passage of legislation or other regulatory developments that adversely affect us or the homebuilding industry.
In addition, the stock market itself is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons related and unrelated to their operating performance and could have the same effect on our common stock.
Further, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation. The threat or filing of class action litigation lawsuits could cause the price of our Class A Common Stock to decline.
Any of these factors could have a material adverse effect on your investment in our Class A Common Stock and, as a result, you could lose some or all of your investment.
We incur substantial costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which could harm our operating results.
We recently became subject to the reporting requirements of the Securities and Exchange Commission, or the SEC. As a public company, we are required to incur significant legal, accounting and other expenses, including costs associated with public company reporting requirements. We also incur costs associated with current corporate governance requirements, including requirements under Section 404 and other provisions of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, as well as rules implemented by the SEC and the New York Stock Exchange. The expenses incurred by public companies for reporting and corporate governance purposes have increased dramatically in recent years. We expect these rules and regulations to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We are unable to currently estimate these costs with any degree of certainty. We also expect that these new rules and regulations may make it difficult and expensive for us to obtain director and officer liability insurance, and if we are able to obtain such insurance, we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage available to privately-held companies. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as our executive officers.
If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of us.
Ensuring that we have adequate internal financial and accounting controls and procedures in place to enable the Company to produce accurate financial statements on a timely basis is a costly and time-consuming effort that needs to be re-evaluated frequently. We have begun the process of documenting, reviewing and improving our internal controls and procedures in order to meet the requirements of Section 404 of the Sarbanes-Oxley Act. Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal controls over financial reporting beginning with our annual report for the year ending December 31, 2013. We will begin testing our internal controls in the year ended December 31, 2013 and our auditors will begin attesting to and reporting on our internal controls as early as the year ended December 31, 2014, pursuant to the requirements of Section 404 of the Sarbanes-Oxley Act and could, as part of that documentation and testing, identify areas for further attention or improvement. Implementing any appropriate changes to our internal controls may require additional personnel, specific compliance training of our directors, officers and employees, entail substantial costs in order to modify our existing accounting systems and require a significant period of time to complete.
Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. We may in the future discover areas of our internal controls that need improvement. We cannot be certain that we will be successful in implementing or maintaining adequate internal control over our financial reporting and financial processes. Furthermore, as we grow our business, our internal controls will become more complex, and we will require significantly more resources to ensure our internal controls

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remain effective. Additionally, the existence of any material weakness or significant deficiency would require management to devote significant time and incur significant expense to remediate any such material weaknesses or significant deficiencies and management may not be able to remediate any such material weaknesses or significant deficiencies in a timely manner. The existence of any material weakness in our internal control over financial reporting could also result in errors in our financial statements that could require us to restate our financial statements, cause us to fail to meet our reporting obligations and cause stockholders to lose confidence in our reported financial information, all of which could materially and adversely affect us.
Anti-takeover provisions in our corporate organizational documents, under Delaware law and in our debt covenants could make an acquisition of our company more difficult, limit attempts by our stockholders to replace or remove our current management and limit the market price of our capital stock.
Provisions in our corporate organizational documents may have the effect of delaying or preventing a change of control or changes in our management. Such provisions include, but are not limited to:

•	authorizing the issuance of undesignated preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval;

•	any action to be taken by holders of our common stock must be effected at a duly called annual or special meeting and not by written consent;

•	special meetings of our stockholders can be called only by our board of directors, the Chairman of our board of directors, our Chief Executive Officer or our lead independent director;

•
vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director or by the stockholders entitled to vote at any annual or special meeting held in accordance with our bylaws;

•	our bylaws require advance notice of stockholder proposals and director nominations;

•	an amendment to our bylaws requires a supermajority vote of stockholders; and

•
after the conversion of all Class B Common Stock, our board of directors will be staggered into three separate classes, with classes fixed by the board, and, once staggered, the removal of directors requires a supermajority vote of stockholders.

These provisions may frustrate or prevent attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management. In addition, we are subject to the provisions of Section 203 of the Delaware General Corporation Law, or the DGCL, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any “interested” stockholder for a period of three years following the date on which the stockholder became an “interested” stockholder. In addition, some of our debt covenants contained in the agreements governing our debt may delay or prevent a change in control.
Future offerings of debt securities, which would rank senior to our common stock upon our liquidation, and future offerings of equity securities, which may be senior to our common stock for purposes of liquidating and dividend distributions, may adversely affect the market price of our common stock.
In the future, we may attempt to increase our capital resources by making offerings of debt securities or additional offerings of equity securities. Upon bankruptcy or liquidation, holders of our debt securities and shares of preferred stock, if any, and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Our preferred stock, if issued, could have a preference on liquidating distributions or a preference on dividend payments or both that could limit our ability to make a dividend distribution to the holders of our common stock. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control. As a result, we cannot predict or estimate the amount, timing or nature of our future offerings, and purchasers of our common stock in this offering bear the risk of our future offerings reducing the market price of our common stock and diluting their ownership interest in our company.
If securities or industry analysts do not publish, or cease publishing, research or reports about us, our business or our market, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.
The trading market for our Class A Common Stock depends in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who covers us downgrades our Class A Common Stock or publishes inaccurate or unfavorable research about our business, the price of our Class A Common Stock would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our Class A Common Stock could decrease, which could cause the price of our Class A Common Stock and trading volume to decline.

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Non-U.S. holders may be subject to United States federal income tax on gain realized on the sale or disposition of shares of our Class A Common Stock.
The Company believes that it is a “United States real property holding corporation,” or USRPHC, for United States federal income tax purposes. If the Company is a USRPHC, non-U.S. holders may be subject to United States federal income tax (including withholding tax) upon a sale or disposition of our Class A Common Stock, if (i) our Class A Common Stock is not regularly traded on an established securities market, or (ii) our Class A Common Stock is regularly traded on an established securities market, and the non-U.S. holder owned, actually or constructively, Class A Common Stock with a fair market value of more than 5% of the total fair market value of such common stock throughout the shorter of the five-year period ending on the date of the sale or other disposition or the non-U.S. holder’s holding period for such common stock.
Other Risks
Because of the adoption of Debtor in Possession Accounting and Fresh Start Accounting, financial information for certain periods and periods subsequent thereto will not be comparable to financial information for other periods.
Upon the filing by the Company and certain of our direct and indirect wholly-owned subsidiaries of voluntary petitions under chapter 11 of Title 11 of the United States Code, as amended, or the Chapter 11 Petitions, we adopted Debtor in Possession Accounting, in accordance with ASC 852 . Upon our emergence from the Chapter 11 Cases, we adopted Fresh Start Accounting, in accordance with ASC 852, pursuant to which the midpoint of the range of our reorganization value was allocated to our assets in conformity with the procedures specified by Accounting Standards Codification No. 805, Business Combinations. Accordingly, our financial statements for the period from December 19, 2011 through February 24, 2012 will not be comparable in many respects to our financial statements prior to December 19, 2011 or subsequent to February 24, 2012. The lack of comparable historical financial information may discourage investors from purchasing our securities. The lack of comparable historical financial information may discourage investors from purchasing our securities.
The Company may not be able to benefit from its tax attributes.
In connection with our emergence from Chapter 11 bankruptcy proceedings, we were able to retain the tax basis in our assets as well as a portion of our U.S. net operating loss and tax credit carryforwards, or the Tax Attributes. Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, or the Code, provide an annual limitation with respect to the ability of a corporation to utilize its Tax Attributes against future U.S. taxable income in the event of a change in ownership. Implementation of the Plan upon our emergence from Chapter 11 bankruptcy proceedings triggered a change in ownership for purposes of Section 382 and our annual Section 382 limitation is $3.6 million. As a result, our future U.S. taxable income may not be fully offset by the Tax Attributes if such income exceeds our annual limitation, and we may incur a tax liability with respect to such income. In addition, subsequent changes in ownership for purposes of the Code could further diminish our ability to utilize Tax Attributes. Further, under a provision of the federal tax code finalized in July 2013, the Company employed a tax strategy in its 2012 federal tax return to utilize its federal NOLs by electing to accelerate the recognition of a deferred gain, resulting in positive taxable income and a tax liability for the 2012 tax year. This additional liability and tax provision of approximately $1.2 million was recognized during the three months ended September 30, 2013, with the filing of the 2012 tax return. Our tax attributes are reflected as a deferred tax asset for financial statement purposes, against which we have currently recorded a full valuation allowance.
Future terrorist attacks against the United States or increased domestic or international instability could have an adverse effect on our operations.
Adverse developments in the war on terrorism, future terrorist attacks against the United States, or any outbreak or escalation of hostilities between the United States and any foreign power, including the armed conflicts in Iraq and Afghanistan, may cause disruption to the economy, our Company, our employees and our customers, which could adversely affect our revenues, operating expenses and financial condition.

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds
Use of Proceeds
On May 21, 2013, the Company completed its initial public offering of 10,005,000 shares of Class A Common Stock, which consisted of 7,177,500 shares sold by the Company and 2,827,500 shares sold by a selling stockholder. The offering was made pursuant to a Registration Statement on Form S-1, as amended (File No. 333-187819), which was declared effective by the Securities and Exchange Commission (the "SEC") on May 15, 2013. The 10,005,000 shares in the offering were sold at a price to the public of $25.00 per share. The Company raised total net proceeds of approximately $163.8 million in the offering, after deducting the underwriting discount and estimated offering expenses. The Company did not receive any proceeds from the sale of shares by the selling stockholder. We have used a significant amount of the proceeds as of the filing of this Quarterly Report on Form 10-Q, as

70

evidenced in part by the increase of approximately $133.4 million in real estate inventories owned as of September 30, 2013 compared to the amount of real estate inventories owned as of June 30, 2013. Such use of proceeds has been consistent with the planned use of proceeds as described in the final prospectus filed with the SEC pursuant to Rule 424(b) and dated May 15, 2013, and there has been no change in the planned use of the remaining net proceeds. The amounts and timing of the further expenditures will vary depending on the amount of cash generated by our operations and the rate of growth of our business, among other potential factors.

71

Item 3.	Defaults Upon Senior Securities
None.

Item 4.	Mine Safety Disclosure
Not applicable.

Item 5.	Other Information
Not applicable.

72

Item 6.	Exhibits
Exhibit Index

Exhibit No.	Description

4.1
First Supplemental Indenture, dated as of August 15, 2013, among William Lyon Homes, Inc., NVH Development, LLC, NVH Parent, LLC, NVH INV, LLC, NVH WIP LLLP and NVHDEV-GP, Inc., and U.S. Bank National Bank Association, as trustee.

10.1
Credit Agreement among William Lyon Homes, Inc., as Borrower, William Lyon Homes, as Parent, The Lenders from time to time party thereto, and Credit Suisse AG, as Administrative Agent, dated as of August 7, 2013.

10.2†
Amendment No. 2 to the William Lyon Homes 2012 Equity Incentive Plan (incorporated by reference to Exhibit 99.3 of the Company's Form S-8 Registration Statement filed August 12, 2013 (File No. 333-190571)).

31.1	Certification of Chief Executive Officer Pursuant to Section 302 of The Sarbanes-Oxley Act of 2002.

31.2	Certification of Chief Financial Officer Pursuant to Section 302 of The Sarbanes-Oxley Act of 2002.

32.1*	Certification of Chief Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of The Sarbanes-Oxley Act of 2002.

32.2*	Certification of Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of The Sarbanes-Oxley Act of 2002.

101.INS**	XBRL Instance Document.

101.SCH**	XBRL Taxonomy Extension Schema Document.

101.CAL**	XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF**	XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB**	XBRL Taxonomy Extension Label Linkbase Document.

101.PRE**	XBRL Taxonomy Extension Presentation Linkbased Document.

†	Management contract or compensatory agreement

*
The information in Exhibits 32.1 and 32.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act (including this Report), unless the Registrant specifically incorporates the foregoing information into those documents by reference.

**
Pursuant to Rule 406T of Regulation S-T, the XBRL information will not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 and will not be deemed filed or part of a registration statement or prospectus for purposes of Sections 11 and 12 of the Securities Act of 1933, or otherwise subject to liability under those Sections.

73

WILLIAM LYON HOMES
SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WILLIAM LYON HOMES,
a Delaware corporation

Date: November 12, 2013	By:	/S/ COLIN T. SEVERN
Colin T. Severn
Vice President, Chief Financial Officer (Principal Accounting Officer and Duly Authorized Signatory)

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Exhibit Index

Exhibit No.	Description

4.1
First Supplemental Indenture, dated as of August 15, 2013, among William Lyon Homes, Inc., NVH Development, LLC, NVH Parent, LLC, NVH INV, LLC, NVH WIP LLLP and NVHDEV-GP, Inc., and U.S. Bank National Bank Association, as trustee.

10.1
Credit Agreement among William Lyon Homes, Inc., as Borrower, William Lyon Homes, as Parent, The Lenders from time to time party thereto, and Credit Suisse AG, as Administrative Agent, dated as of August 7, 2013.

10.2†
Amendment No. 2 to the William Lyon Homes 2012 Equity Incentive Plan (incorporated by reference to Exhibit 99.3 of the Company's Form S-8 Registration Statement filed August 12, 2013 (File No. 333-190571)).

31.1	Certification of Chief Executive Officer Pursuant to Section 302 of The Sarbanes-Oxley Act of 2002.

31.2	Certification of Chief Financial Officer Pursuant to Section 302 of The Sarbanes-Oxley Act of 2002.

32.1*	Certification of Chief Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of The Sarbanes-Oxley Act of 2002.

32.2*	Certification of Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of The Sarbanes-Oxley Act of 2002.

101.INS**	XBRL Instance Document.

101.SCH**	XBRL Taxonomy Extension Schema Document.

101.CAL**	XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF**	XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB**	XBRL Taxonomy Extension Label Linkbase Document.

101.PRE**	XBRL Taxonomy Extension Presentation Linkbased Document.

†	Management contract or compensatory agreement

*
The information in Exhibits 32.1 and 32.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act (including this Report), unless the Registrant specifically incorporates the foregoing information into those documents by reference.

**
Pursuant to Rule 406T of Regulation S-T, the XBRL information will not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 and will not be deemed filed or part of a registration statement or prospectus for purposes of Sections 11 and 12 of the Securities Act of 1933, or otherwise subject to liability under those Sections.

Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE
This First Supplemental Indenture (this “First Supplemental Indenture”), dated as of August 15, 2013, among William Lyon Homes, Inc., a California corporation (the “Company”), NVH Development, LLC, a Delaware limited liability company, NVH Parent, LLC, a Delaware limited liability company, NVH INV, LLC, a Delaware limited liability company, NVH WIP LLLP, a Colorado limited liability limited partnership, and NVHDEV-GP, Inc., a Delaware corporation (each, a “New Guarantor” and collectively, the “New Guarantors”), and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company initially issued $325,000,000 aggregate principal amount of 8.500% Senior Notes due 2020 (the “Securities”) under an indenture, dated as of November 8, 2012 (the “Indenture”), among the Company, the guarantors party thereto and the Trustee;

WHEREAS, the Indenture provides that under certain circumstances the New Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all of the Guarantor Obligations on the terms and conditions set forth herein and in the Indenture; and

WHEREAS, pursuant to Sections 4.12 and 9.01 of the Indenture, the Company, the New Guarantors and the Trustee are authorized to execute and deliver this First Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the New Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1.CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.AGREEMENT TO BE BOUND. As of the date hereof, each New Guarantor, by its execution of this First Supplemental Indenture, hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all the obligations and agreements of a Subsidiary Guarantor under the Indenture. The New Guarantors agree to be bound by the terms and provisions of the Indenture applicable to a Subsidiary Guarantor, including but not limited to Article 10 thereof, and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture, as if a party to the Indenture on the date of its execution.

3.AGREEMENT TO GUARANTEE. The New Guarantors hereby agree, jointly and severally, with all other Guarantors, to unconditionally guarantee to each Holder and to the Trustee the Obligations, to the extent set forth in the Indenture and subject to the provisions in the Indenture. The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantees and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantees.
a.REAFFIRMATION AND RATIFICATION OF INDENTURE, GUARANTEES AND SECURITIES; FIRST SUPPLEMENTAL INDENTURE PART OF INDENTURE.  Except as expressly set forth herein, this First Supplemental Indenture shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Holders under the Indenture, the Securities or the Security Guarantees and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Indenture, the Securities and the Security Guarantees, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  This First Supplemental Indenture shall apply to and be effective only with respect to the provisions of the Indenture or the Securities specifically referred to herein.  Each and every term, condition, obligation, covenant and agreement contained in the Indenture, the Security Guarantees, and the Securities is hereby ratified and re-affirmed in all respects and shall continue in full force and effect.
b.NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Restricted Subsidiary shall have any liability for any obligations of the Company or any Guarantor under the Securities, the Indenture, this First Supplemental Indenture or any Guarantor under its Security Guarantee for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities and the Security Guarantees.
c.GOVERNING LAW. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
d.MULTIPLE ORIGINALS. The parties hereto may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this First Supplemental Indenture.
e.EFFECT OF HEADINGS. The section headings herein have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
f.THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the other parties hereto.
g.SUCCESSORS. All covenants and agreements in this First Supplemental Indenture by the parties hereto shall bind their successors.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested, all as of the date first above written.

WILLIAM LYON HOMES, INC.
By:
/s/ Matthew R. Zaist
Name: Matthew R. Zaist
Title: President and Chief Operating Officer

By:
/s/ Colin T. Severn
Name: Colin T. Severn
Title: Vice President, Chief Financial Officer and Corporate Secretary

NVH DEVELOPMENT, LLC
By:
/s/ J. Eric Eckberg
Name: J. Eric Eckberg
Title: President

NVH PARENT, LLC
By: William Lyon Homes, Inc., its Sole Member By:
/s/ Matthew R. Zaist
Name: Matthew R. Zaist
Title: President and Chief Operating Officer

NVH INV, LLC
By: NVH Parent, LLC, its Sole Member By: William Lyon Homes, Inc., its Sole Member
By:	/s/ Matthew R. Zaist
Name: Matthew R. Zaist
Title: President and Chief Operating Officer

NVH WIP LLLP

By: NVHDEV-GP, Inc., its General Partner
By:	/s/ Matthew R. Zaist
Name: Matthew R. Zaist
Title: President and Chief Operating Officer

NVHDEV-GP, INC.
By:
/s/ Matthew R. Zaist
Name: Matthew R. Zaist
Title: President and Chief Operating Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
/s/ Donald T. Hurrelbrink
Name: Donald T. Hurrelbrink
Title: Vice President

Exhibit 10.1

$100,000,000

CREDIT AGREEMENT

among

WILLIAM LYON HOMES, INC.,
as Borrower,

WILLIAM LYON HOMES,
as Parent,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

and

CREDIT SUISSE AG,
as Administrative Agent

Dated as of August 7, 2013
_______________________

CREDIT SUISSE SECURITIES (USA) LLC,
as Bookrunner and Lead Arranger

[CS&M Ref. No. 5865-860]

i

i

SCHEDULES:
1.1A    Commitments
1.1B    Existing Liens
1.1C    Initial Guarantors
1.1D    L/C Commitments
1.1E    Unrestricted Subsidiaries
4.6    Litigation
4.12    Subsidiaries
4.21    Subordinated Debt
6.1(f)    Format of Joint Venture Reporting
7.4    Existing Investments
EXHIBITS:
A    Form of Guarantee and Pledge Agreement
B    Form of Compliance Certificate
C    Form of Borrowing Base Certificate
D    Form of Assignment and Assumption
E    Form of New Lender Supplement
F     Form of U.S. Tax Compliance Certificate

CREDIT AGREEMENT (this “Agreement”) dated as of August 7, 2013, among WILLIAM LYON HOMES, INC., a California corporation (the “Borrower”), WILLIAM LYON HOMES, a Delaware corporation (“Parent”), the lenders from time to time party hereto (the “Lenders”), and CREDIT SUISSE AG, as Administrative Agent (as hereinafter defined).
The parties hereto hereby agree as follows:
SECTION 1. DEFINITIONS

1.1.    Defined Terms.
As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.
“ABR”: for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1.0% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.0%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or Adjusted LIBO Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition of Federal Funds Effective Rate, the ABR shall be determined without regard to clause (b) or (c), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be.
“ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR.
“Adjusted LIBO Rate”: with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum equal to the product of (i) the LIBO Rate in effect for such Interest Period and (ii) Statutory Reserves.
“Administrative Agent”: Credit Suisse AG, together with its Affiliates, successors and assigns, as the administrative agent for the Lenders under this Agreement and the other Loan Documents.
“Affiliate”: as to any Person, any Person (a) which directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with such Person or (b) for the purpose of Section 7.10 only, which directly, or indirectly through one or more intermediaries, owns beneficially or of record 10% or more of the Voting Stock of such Person.
“Agent Indemnitee”: as defined in Section 9.7.
“Agreement”: as defined in the preamble hereto.
“Anti-Terrorism Order”: Executive Order No. 13,224, 66 Fed. Reg. 49,079 (2001), issued by the President of the United States of America (Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism).

“Applicable Margin”: means (a) 2.25%, in the case of ABR Loans and (b) 3.25%, in the case of Eurodollar Loans.
“Application”: an application, in such customary form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.
“Approved Fund”: any entity that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger”: Credit Suisse Securities (USA) LLC.
“Assignee”: as defined in Section 10.6(b).
“Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit D.
“Authorized Financial Officer”: any of the chief financial officer, chief operating officer, senior vice president finance or controller of Parent.
“Availability”: as of any date, the lesser of (a) the Total Commitments and (b) the Borrowing Base calculated in the most recently delivered Borrowing Base Certificate minus the Borrowing Base Debt on such date.
“Available Commitment”: as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Commitment then in effect over (b) such Lender’s Percentage Interest of the Outstanding Amount.
“Basel III”: the third of the so-called Basel Accords issued by the Basel Committee on Banking Supervision.
“Benefitted Lender”: as defined in Section 10.7(a).
“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Book Value”: with respect to any asset, the net book value thereof as included in the Borrower’s most recent consolidated financial statements delivered pursuant to Section 6.1.
“Borrower”: as defined in the preamble hereto.
“Borrower Materials”: as defined in Section 6.1.
“Borrowing”: Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Base”: as of any date, an amount calculated as follows:

(a)	100% of Unrestricted Cash in excess of $5,000,000; plus

(b)	90% of the amount of Escrow Proceeds Receivable; plus

(c)	90% of the Book Value of Units Under Contract; plus

(d)	subject to the limitations set forth below, 80% of the Book Value of Speculative Units (other than Model Units); plus

(e)	subject to the limitations set forth below, 80% of the Book Value of Model Units; plus

(f)	65% of the Book Value of Finished Lots; plus

(g)	65% of the Book Value of Lots Under Development; plus

(h)	subject to the limitation set forth below, 45% of the Book Value of Entitled Land that is not included in the Borrowing Base clauses (a) through (g).
Notwithstanding the foregoing:

(i)
the advance rate for Speculative Units (other than Model Units) shall decrease to (A) 60% for any Unit that has been a Speculative Unit for more than 360 days, but less than 540 days and (B) 0% for any Unit that has been a Speculative Unit for 540 days or more;

(ii)
the advance rate for Model Units shall decrease to 0% for any Unit that has been a Model Unit for more than 180 days following the sale of the last production Unit in the applicable project relating to such Model Unit; and

(iii)	the Borrowing Base shall not include any amount under clause (h) under the Borrowing Base to the extent that such amount exceeds 30% of the total Borrowing Base.
“Borrowing Base Certificate”: a certificate duly executed by an Authorized Financial Officer substantially in the form of Exhibit C.
“Borrowing Base Debt”: as of any date, the Consolidated Debt minus, to the extent included therein, (a) Subordinated Debt, (b) Non-Recourse Indebtedness, (c) to the extent not otherwise excluded from this definition under clause (b), Purchase Money Indebtedness in an amount equal to the lesser of (i) the aggregate principal amount of such Indebtedness and (ii) the Book Value of the assets securing such Indebtedness and (d) to the extent not otherwise excluded from this definition under clause (a), (b) or (c), Indebtedness of Unrestricted Subsidiaries.

“Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the Lenders to make Loans hereunder.
“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided that, with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.
“Capital Stock”: any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of any Person, including any preferred stock, but excluding any debt securities convertible into such equity.
“Capitalized Lease”: of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.
“Capitalized Lease Obligations”: any obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.
“Cash Collateralize”: to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Lenders or Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and each applicable Issuing Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and each applicable Issuing Lender. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents”: (a) marketable obligations with a maturity of one year or less after the acquisition thereof issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; (b) demand and time deposits and certificates of deposit or acceptances with a maturity of one year or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000 and that issues (or the parent of which issues) commercial paper rated at least “A‑2” (or the then equivalent grade) by S&P or “P‑2” (or the then equivalent grade) by Moody’s; (c) commercial paper maturing no more than 180 days from the date of acquisition thereof issued by a Person that is not Parent or an Affiliate of Parent, and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least “A-1” by S&P or at least “P-1” by Moody’s; (d) repurchase obligations with a term of not more than 10 days for underlying securities of the types described in clause (a) of this definition entered into with any commercial bank meeting the specifications of clause (b) of this definition; (e) short term tax exempt securities including municipal notes, commercial paper, auction rate floaters, and floating rate notes rated either “P-1” by Moody’s or “A-1” by S&P which mature in one year or less after the date of acquisition; (f) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within not more than one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from any two of S&P, Moody’s, or Fitch (or, if at any time no two of the foregoing shall be rating such obligations, then from such other nationally recognized rating services reasonably acceptable to the Administrative Agent); and (g) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (a) through (f) of this definition.
“CB&T Credit Agreement”: Revolving Line of Credit Loan Agreement (Borrowing Base) dated March 5, 2013 by and between California Bank & Trust, as lender, and the Borrower, as borrower.
“Change of Control”: any of the following events:
(a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 35% of the total voting power of the Voting Stock of Parent (for the purposes of this clause (a), such other person shall be deemed to beneficially own any Voting Stock of a person held by any other person (the “parent entity”), if such other person is the beneficial owner (as defined above in this clause (a)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent entity);
(b) occupation of a majority of the seats (other than vacant seats) on the board of directors of Parent by Persons who were neither (i) nominated by the board of directors of Parent nor (ii) appointed by directors so nominated; or
(c) Parent ceases to own, beneficially and of record, 100% of the Voting Stock of the Borrower.
“Change in Status”: an event that results in a Subsidiary that was a Guarantor, for legitimate business reasons, ceasing to have an obligation under this Agreement to be a Guarantor, including the designation of such Subsidiary as an Unrestricted Subsidiary.
“Closing Date”: the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied or waived, which date is August 7, 2013.
“Code”: the Internal Revenue Code of 1986, as amended from time to time.
“Commitment”: as to any Lender, the obligation of such Lender to make Revolving Loans and participate in Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Commitment” opposite such Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Commitment is $100,000,000.

“Commitment Period”: the period from and including the Closing Date to the Termination Date.
“Commitment Fee Rate”: 0.50% per annum.
“Completed Unit”: a Unit as to which either (or both) of the following has occurred: (a) a notice of completion has been filed or recorded in the appropriate real estate records; or (b) all necessary construction has been completed in order to obtain a certificate of occupancy (whether or not such certificate of occupancy has actually been obtained), or if a notice of completion or certificate of occupancy is not required to be provided to, or issued by, the applicable jurisdiction, respectively, the Unit is otherwise ready for occupancy in accordance with applicable law.
“Compliance Certificate”: a certificate duly executed by an Authorized Financial Officer substantially in the form of Exhibit B.
“Consolidated Debt”: at any date, without duplication (a) all funded debt of the Loan Parties and their Restricted Subsidiaries determined on a consolidated basis; plus (b) funded debt of Joint Ventures and Unrestricted Subsidiaries but only to the extent recourse to any Loan Party or any Restricted Subsidiary plus (c) the sum of (i) all reimbursement obligations with respect to drawn Performance Letters of Credit (excluding any portion of the actual or potential reimbursement obligations that are secured by cash collateral) and (ii) all reimbursement obligations with respect to drawn Financial Letters of Credit (excluding any portion of the actual or potential reimbursement obligations that are secured by cash collateral) and, without duplication, the maximum amount available to be drawn under all undrawn Financial Letters of Credit (excluding any portion of the actual or potential reimbursement obligations that are secured by cash collateral), in each case issued for the account of, or guaranteed by, any Loan Party or any of their Restricted Subsidiaries; plus (d) all guarantees of the Loan Parties or their Restricted Subsidiaries of funded debt of third parties; provided, however, except as provided above in this definition with respect to Financial Letters of Credit, in the case of any Contingent Obligation only amounts due and payable at the time of determination will be included in the calculation of Consolidated Debt; plus (e) all Hedging Obligations of the Loan Parties and their Restricted Subsidiaries, excluding any Indebtedness of a Loan Party or any Restricted Subsidiary to another Loan Party or any Restricted Subsidiary, but, for the avoidance of doubt, Consolidated Debt will not include Capitalized Lease Obligations or liabilities relating to real estate not owned as determined under GAAP.
“Consolidated EBITDA”: for any period, (a) the Consolidated Net Income of the Loan Parties and their Restricted Subsidiaries plus (b) to the extent deducted from revenues in determining Consolidated Net Income of the Loan Parties and their Restricted Subsidiaries: (i) Consolidated Interest Expense, (ii) expense for income taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) non-cash (including impairment) charges and expenses, (vi) extraordinary and nonrecurring losses and (vii) loss on early extinguishment of indebtedness, minus (c) to the extent added to revenues in determining Consolidated Net Income, (i) non-cash revenue and gains and (ii) extraordinary and nonrecurring gains (including for the avoidance of doubt, gains relating to the release of any tax valuation asset reserves and gains on early extinguishment of indebtedness); provided, however, that the Consolidated EBITDA of any Restricted Subsidiary that is not a direct or indirect Wholly-Owned Subsidiary of the Borrower shall only be included in proportion to the Borrower’s direct or indirect ownership interest in such Restricted Subsidiary.
“Consolidated Interest Expense”: for any period, the consolidated interest expense of Loan Parties and their Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
“Consolidated Interest Incurred”: for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of interest (excluding interest of a Subsidiary to another Subsidiary) incurred, whether such interest was expensed or capitalized, paid, accrued, or scheduled to be paid or accrued during such period by any of the Loan Parties and their Restricted Subsidiaries during such period, including (a) the interest portion of all deferred payment obligations and (b) all commissions, discounts and other fees and charges (excluding premiums) owed with respect to bankers’ acceptances and letter of credit financings (including, without limitation, letter of credit fees) and Hedging Obligations, in each case to the extent attributable to such period and paid or payable in cash; provided, however, that the Consolidated Interest Incurred of any Restricted Subsidiary that is not a direct or indirect Wholly-Owned Subsidiary of the Borrower shall only be included in proportion to the Borrower’s direct or indirect ownership interest in such Restricted Subsidiary. For purposes of this definition, interest on Capital Leases shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capital Leases in accordance with GAAP.
“Consolidated Net Income”: for any period, the net income (or loss) attributable to Loan Parties and their Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
“Consolidated Tangible Assets”: as of any date, the total amount of assets of Parent and the Restricted Subsidiaries on a consolidated basis at the end of the fiscal quarter immediately preceding such date for which financial statements have been delivered pursuant to Section 6.1(a) or Section 6.1(b), as determined in accordance with GAAP, less (a) Intangible Assets and (b) any assets securing Non-Recourse Indebtedness.
“Consolidated Tangible Net Worth”: at any date, the consolidated stockholders’ equity, less Intangible Assets, of the Loan Parties and the Restricted Subsidiaries determined in accordance with GAAP on a consolidated basis, all determined as of such date.
“Contingent Obligation”: with respect to any Person, any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the monetary obligation or monetary liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract, “put” agreement or other similar arrangement.

“Contractual Obligation”: with respect to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control”: the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Customary Recourse Exceptions”: with respect to any Indebtedness, personal recourse that is limited to fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities, prohibited transfers, violations of single-purpose entity covenants, voluntary insolvency proceedings and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate guaranty or indemnification agreements in non-recourse financing of real property.
“Default”: any event or circumstance that, with the giving of notice or passage of time, or both, would become an Event of Default.
“Defaulting Lender”: subject to Section 2.20(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or (ii) pay to the Administrative Agent, any Issuing Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Issuing Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any debtor relief law or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state or Federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental

Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.20(b)) upon delivery of written notice of such determination to the Borrower, each Issuing Lender and each Lender.
“Directly Related Assets”: with respect to any particular property, assets directly related thereto or derived therefrom, such as proceeds (including insurance proceeds), products, rents, and profits thereof and improvements and accessions thereto.
“Dollars” and “$”: dollars in lawful currency of the United States.
“Eligible Assignee”: any of (i) a Lender or a Lender Affiliate; (ii) a commercial bank organized under the laws of the United States, or any State thereof, and having (x) total assets in excess of $1,000,000,000 and (y) a combined capital and surplus of at least $250,000,000; (iii) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having (x) total assets in excess of $1,000,000,000 and (y) a combined capital and surplus of at least $250,000,000; provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of OECD; (iv) a life insurance company organized under the laws of any State of the United States, or organized under the laws of any country and licensed as a life insurer by any State within the United States and having admitted assets of at least $1,000,000,000; (v) a nationally or internationally recognized investment banking company or other financial institution in the business of making, investing in or purchasing loans, or an Affiliate thereof organized under the laws of any State of the United States or any other country which is a member of OECD, and licensed or qualified to conduct such business under the laws of any such State and having (1) total assets of at least $1,000,000,000 and (2) a net worth of at least $250,000,000; or (vi) an Approved Fund. Notwithstanding the foregoing, (a) in no event shall a Defaulting Lender be deemed to be an Eligible Assignee, and (b) “Eligible Assignee” shall not include Borrower or any of Borrower’s Affiliates.
“Entitled Land”: Qualified Real Property Inventory comprised of land where all requisite zoning requirements and land use requirements have been identified and approved (on a preliminary or final basis) by the applicable governmental authorities, and all other requisite approvals have been obtained from all applicable governmental authorities (other than approvals which are simply ministerial and non-discretionary in nature or otherwise not material), including approval of a tentative plat map (or equivalent), for purposes of developing land as a residential housing project.
“Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or other Requirements of

Law (including common law) regulating, relating to or imposing liability or standards of conduct with respect to pollution or protection of human health or the environment, as now or may at any time hereafter be in effect.
“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate”: any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event”: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete withdrawal under Section 4203 of ERISA or partial withdrawal under Section 4205 of ERISA by the Borrower or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any material liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.
“Escrow Proceeds Receivable” shall mean funds due to the Borrower or any Guarantor held in escrow in connection with the sale and conveyance of title of a Unit to a buyer.
“Eurodollar Loans”: Loans the rate of interest applicable to which is based upon the Adjusted LIBO Rate.
“Eurodollar Tranche”: the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date.
“Event of Default”: any of the events specified in Section 8.
“Exchange Act”: the Securities Exchange Act of 1934, as amended.
“Excluded Subsidiary”: any Person that becomes a Subsidiary after the Closing Date and that on the date it becomes a Subsidiary is party to any Contractual Obligation that (a) is not prohibited by this Agreement and not entered into in contemplation of such Person becoming a Subsidiary and (b) prohibits, or requires the consent of any Person other than Parent and its Subsidiaries as a condition to, such Subsidiary becoming a Guarantor; provided, however, such Person shall be an Excluded Subsidiary only for so long as such prohibition exists, or such consent is required and not obtained.
“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“FDIC”: the Federal Deposit Insurance Corporation.
“Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.
“Financial Letter of Credit”: a letter of credit that is not a Performance Letter of Credit.
“Finished Lots”: Entitled Land with respect to which (a) development has been completed to such an extent that permits to allow use and construction (other than building permits and the payment of fees that are required to be paid at or near the time of start of construction), including building, sanitary sewer and water, are entitled to be obtained for a Unit on such Entitled Land and (b) start of construction has not occurred.
“Fitch”: Fitch Ratings, Inc., or any successor thereto.
“Fronting Exposure”: at any time there is a Defaulting Lender, with respect to any Issuing Lender, such Defaulting Lender’s Percentage Interest of the outstanding L/C Obligations with respect to Letters of Credit issued by such Issuing Lender other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Funding Office”: the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.
“GAAP”: generally accepted accounting principles in the United States of America as in effect at the time any determination is made or financial statement is required hereunder as promulgated by the American Institute of Certified Public Accountants, the Accounting Principles Board, the Financial Accounting Standards Board or any other body existing from time to time which is authorized to establish or interpret such principles, applied on a consistent basis throughout any applicable period, subject to any change required by a change in GAAP; provided, however, that if any change in generally accepted accounting principles from those applied in preparing the financial statements referred to in Section 4.1 affects the calculation of any financial covenant contained herein and either (x) Borrower or (y) Required Lenders request an amendment to such financial covenant to eliminate the effect of any such change, then (i) Borrower, the Lenders and Administrative Agent hereby agree to negotiate such amendments hereto to the effect that each such financial covenant is not more or less restrictive than such covenant as in effect on the date hereof using generally accepted accounting principles consistent with those reflected in such financial statements, and (ii) pending the effectiveness of such amendment, (A) the financial covenants contained in this Agreement shall be calculated without giving effect to such change and (B) Borrower shall deliver to the Administrative Agent and the Lenders reconciliation statements setting forth a reconciliation from the financial statements prepared in accordance with GAAP after giving effect to such change to the financial statements prepared in accordance with GAAP before giving effect to such change.
“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.
“Guarantee and Pledge Agreement”: the Guarantee and Pledge Agreement dated as of August 7, 2013, substantially in the form attached hereto as Exhibit A, among the Borrower, Parent, the other Guarantors and the Administrative Agent for the benefit of the Secured Parties, together with each supplement thereto.
“Guarantors”: Parent and each Wholly-Owned Subsidiary (other than the Borrower, Unrestricted Subsidiaries and Excluded Subsidiaries). The initial Guarantors are indicated on Schedule 1.1C.
“Hazardous Substances”: all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other contaminants or pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, infectious or medical wastes, toxic mold and all other materials or wastes of any nature regulated pursuant to any Environmental Law.
“Hedging Obligations”: of a Person, any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) pursuant to (a) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates, (b) agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates in the conduct of its operations, or (c) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices, in each case entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation.

“Increased Facility Closing Date”: as defined in Section 2.21.
“Indebtedness”: of any Person at any date, without duplication, all liabilities and obligations, contingent or otherwise, of such Person, (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors (but specifically excluding from such exception the deferred purchase price of Real Property Inventory), (iv) evidenced by bankers’ acceptances, (v) consisting of other Indebtedness, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (vi) consisting of Capitalized Lease Obligations (including any Capitalized Leases entered into as a part of a sale/leaseback transaction), (vii) consisting of liabilities and obligations under any receivable sales transactions, (viii) consisting of a Financial Letter of Credit (but excluding Performance Letters of Credit or performance or surety bonds) or a reimbursement obligation of such Person with respect to any Financial Letter of Credit (but excluding Performance Letters of Credit or performance or surety bonds), (ix) consisting of Hedging Obligations, (x) consisting of Off-Balance Sheet Liabilities or (xi) consisting of Contingent Obligations with respect to other Indebtedness.
“Indemnified Liabilities”: as defined in Section 10.5.
“Indemnitee”: as defined in Section 10.5.
“Indenture”: Indenture dated as of November 8, 2012 between the Borrower, as issuer, the guarantors named therein and U.S. Bank National Association, as trustee.
“Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges and unamortized debt discount.
“Interest Coverage Ratio”: as of any date, for the applicable period of the four quarters then ended, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Incurred.
“Interest Payment Date”: (a) as to any ABR Loan, the last Business Day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months (or, if such day is not a Business Day, the following Business Day), or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Loan that is an ABR Loan), the date of any repayment or prepayment made in respect thereof.
“Interest Period”: as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter (or, such other period as may be agreed to by all Lenders), as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter (or, such other period as may be agreed to by all Lenders), as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)
if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)	the Borrower may not select an Interest Period that would extend beyond the Termination Date; and

(iii)
any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

“Investment”: (a) the purchase or other acquisition of Capital Stock or other securities of another Person, (b) a loan, advance, extension of credit (by way of guaranty or otherwise) or capital contribution to another Person or (c) the purchase or other acquisition of assets of another Person that constitute a business unit. For purposes hereof, the book value of any Investment shall be calculated in accordance with GAAP.
“Issuance Date”: the date of issuance of a Letter of Credit by an Issuing Lender.
“Issuing Lender”: each Lender hereunder, or any of its Affiliates, in its capacity as issuer of any Letter of Credit. Each reference herein to “the Issuing Lender” shall be deemed to be a reference to the relevant Issuing Lender.
“Joint Venture”: a joint venture (whether in the form of a corporation, a partnership, limited liability company or otherwise) (a) to which the Borrower or any other Loan Party is or becomes a party (other than tenancies in common), (b) whether or not Borrower is required to consolidate the joint venture in its financial statements in accordance with GAAP, and (c) in which the Borrower or any other Loan Party has or will have a total investment exceeding $250,000 or which has total assets plus contingent liabilities exceeding $1,000,000. For the purposes of this definition, the Borrower’s or other Loan Party’s investment in a joint venture shall be deemed to include any Capital Stock of the joint venture owned by the Borrower or such Loan Party, any loans or advances to the Borrower or such Loan Party from the joint venture, any contractual commitment, arrangement or other agreement by the Borrower or such Loan Party to provide funds or credit to the joint venture.
“L/C Commitment”: with respect to each Issuing Lender, the commitment of such Issuing Lender to issue Letters of Credit hereunder as set forth on Schedule 1.1D. The aggregate L/C Commitment on the Closing Date is $50,000,000.
“L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.
“L/C Participants”: with respect to any Letter of Credit, the collective reference to all the Lenders other than the Issuing Lender of such Letter of Credit.
“Lenders”: as defined in the preamble hereto.
“Letters of Credit”: as defined in Section 3.1(a).
“Leverage Ratio”: the ratio, as of any date, of (a) (i) Consolidated Debt minus (ii) Unrestricted Cash, to the extent in excess of $10,000,000, divided by (b) (i) Consolidated Debt minus (ii) Unrestricted Cash, to the extent in excess of $10,000,000, plus (iii) Consolidated Tangible Net Worth.
“LIBO Rate”: with respect to each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined by the Administrative Agent at approximately 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period. In the event that such rate does not appear on such page (or otherwise on such screen), the “LIBO Rate” shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.
“Lien”: any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, charge, encumbrance, lien (statutory or other), preference, priority or other security agreement or similar preferential arrangement of any kind or nature whatsoever (including without limitation any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing). For the avoidance of doubt, a restriction, covenant, easement, right of way or similar encumbrance affecting any interest in real property owned by any Loan Party and which does not secure an obligation to pay money is not a Lien.
“Liquidity”: at any time, the sum of (i) all Unrestricted Cash held by the Loan Parties and their consolidated Subsidiaries and (ii) the Availability minus L/C Obligations that have not been cash collateralized pursuant to Section 2.20 or Section 3.9 and are not included in Consolidated Debt, if positive.
“Loan”: any Revolving Loan made by any Lender pursuant to this Agreement.
“Loan Documents”: this Agreement, the Guarantee and Pledge Agreement, the Notes and any amendment, waiver, supplement or other modification to any of the foregoing.
“Loan Parties”: as of any date, collectively, the Borrower, Parent and the other Guarantors. A “Loan Party” shall mean the Borrower, Parent or any other Guarantor, individually.
“Lots Under Development”: Entitled Land where physical site improvement has commenced but which is not a Finished Lot, Completed Unit, Model Unit or Unit Under Contract.
“Material Adverse Effect”: since the date of the audited financial statements most recently delivered prior to the Closing Date: (a) a change, event or circumstance that could reasonably be expected to result in a material adverse effect on the financial condition of the Loan Parties and their Subsidiaries, taken as a whole; (b) a material impairment of the ability of the Loan Parties to perform their payment or other material obligations under any Loan Document to which they are a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or any other Loan Party of any material obligations of Borrower or any other Loan Party under any Loan Document to which it is a party.
“Minimum Collateral Amount”: at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 100% of the Fronting Exposure of all Issuing Lenders with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the Issuing Lenders in their sole discretion.
“Model Unit”: a Completed Unit to be used as a model home in connection with the sale of Units in a residential housing project.
“Moody’s”: Moody’s Investors Services, Inc., or any successor thereto.
“Multiemployer Plan”: any employee benefit plan of the type described in Section 3(37) or 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“New Lender”: as defined in Section 2.21.

“New Lender Supplement”: as defined in Section 2.21.
“Non-Defaulting Lender”: any Lender that is not a Defaulting Lender.
“Non-Excluded Taxes”: as defined in Section 2.16(a).
“Non-Recourse Indebtedness”: Indebtedness of a Loan Party or any Subsidiary of a Loan Party for which its liability is limited to the Real Property Inventory upon which it grants a Lien to the holder of such Indebtedness as security for such Indebtedness (including, in the case of Indebtedness of a Subsidiary that holds title to Real Property Inventory, liability of that Subsidiary and liabilities secured by a pledge of the Capital Stock of such Subsidiary (if such Real Property Inventory constitutes all or substantially all the assets of such Subsidiary)), in each case other than for Customary Recourse Exceptions, and unsecured Contingent Obligations provided by a Loan Party or any Subsidiary of a Loan Party with respect to Customary Recourse Exceptions shall be Non-Recourse Indebtedness.
“Non-U.S. Lender”: as defined in Section 2.16(f).
“Notes”: the collective reference to any promissory note evidencing Loans.
“Obligations”: all advances to, and debts, liabilities and obligations of, Borrower and Guarantors arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against Borrower or any Guarantor of any proceeding under any bankruptcy or insolvency naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“OECD”: the Organization of Economic Cooperation and Development.
“Off-Balance Sheet Liabilities”: (a) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries, (b) any liability of such Person or any of its Subsidiaries under any financing lease, any synthetic lease (under which all or a portion of the rent payments made by the lessee are treated, for tax purposes, as payments of interest, notwithstanding that the lease may constitute an operating lease under GAAP) or any other similar lease transaction, or (c) any obligations of such Person or any of its Subsidiaries arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing and which has an actual or implied interest component but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries.
“Other Taxes”: any and all present or future stamp or documentary taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such taxes that are described under clause (ii) of the first sentence of Section 2.16(a) and that are imposed with respect to an assignment or transfer.

“Outstanding Amount”: as of any date, the aggregate principal amount of Loans outstanding after giving effect to any Borrowings, repayments and prepayments on such date plus the amount of L/C Obligations outstanding on such date after giving effect to any issuance or reimbursements made on such date.
“Parent”: as defined in the preamble hereto.
“Participant”: as defined in Section 10.6(c).
“Participant Register”: as defined in Section 10.6(c).
“Patriot Act”: as defined in Section 10.18.
“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).
“Pension Plan”: any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
“Percentage Interest”: as to any Lender at any time, the percentage which such Lender’s Commitment then constitutes of the Total Commitments or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding; provided, that, in the event that the Loans are paid in full prior to the reduction to zero of the Outstanding Amount, the Percentage Interests shall be determined in a manner designed to ensure that the remaining Outstanding Amount shall be held by the Lenders on a comparable basis.
“Performance Letter of Credit”: any letter of credit issued: (a) on behalf of a Person in favor of a Governmental Authority, including, without limitation, any utility, water or sewer authority, or other similar entity, for the purpose of assuring such Governmental Authority that such Person or an Affiliate of such Person will properly and timely complete work it has agreed to perform for the benefit of such Governmental Authority; (b) in lieu of cash deposits to obtain a license, in place of a utility deposit, or for land option contracts; (c) in lieu of other contract performance, to secure performance warranties payable upon breach, and to secure the performance of labor and materials, including, without limitation, construction, bid and performance bonds; (d) to secure refund or advance payments on contractual obligations where default of a performance-related contract has occurred or (e) to secure performance of other Contractual Obligations (other than Indebtedness).

“Permitted Holders”: (a) Luxor Capital Group LP, Paulson & Co. and their respective Affiliates and all investment funds managed by any of the foregoing (excluding, for the avoidance of doubt, their respective portfolio companies or other operating companies affiliated with Luxor Capital Group LP and Paulson & Co.), (b) General William Lyon, his spouse and lineal descendants (including adopted children and their lineal descendants) or any Person controlled, directly or indirectly, by, or trust or similar estate planning vehicle established exclusively for the benefit of, any of such Persons, (c) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) of which any of the foregoing beneficially own, without giving effect to the existence of such group or any other group, more than 50% of the total voting power of the aggregate Voting Stock of Parent held directly or indirectly by such group and (d) any members of a group described in clause (c) of this definition for so long as such Person is a member of such group.
“Permitted Investments”: (a) Cash Equivalents, (b) debt instruments of a domestic issuer which mature in one year or less after the date of acquisition and which are rated “A” or better by Moody’s or S&P on the date of acquisition of such investment; (c) demand deposit accounts which are maintained in the ordinary course of business; (d) investment grade bonds, other than domestic corporate bonds issued by the Borrower or any of its Affiliates, maturing no more than five years after the date of acquisition thereof and, at the time of acquisition, having a rating of at least A or the equivalent from any two of S&P, Moody’s or Fitch (or, if at any time no two of the foregoing shall be rating such obligations, then from such other nationally recognized rating services acceptable to the Administrative Agent); and (e) shares of money market, mutual, or similar funds which invest primarily in securities of the type described in clauses (a) through (d) above.
“Permitted Liens”:
(a)    (i) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums (A) not yet delinquent, (B) that do not materially and adversely affect the operations of the Loan Parties or (C) being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof and (ii) Liens for taxes, assessments or governmental or quasi-governmental charges or claims for sums (A) not yet delinquent or (B) being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;
(b)    Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds, development obligations, progress payments, utility services, developer’s or other obligations to make on-site or off-site improvements and other similar obligations (exclusive of obligations for the payment of borrowed money);

(c)    Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(d)    Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents, goods covered thereby and other assets relating to such letters of credit and products and proceeds thereof;
(e)    Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of Parent, the Borrower or any Restricted Subsidiary, including rights of offset and setoff;
(f)    bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash, Cash Equivalents and other investment property on deposit in one or more accounts maintained by Parent, the Borrower or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;
(g)    leases or subleases, licenses or sublicenses (or any Liens related thereto) granted to others that do not materially interfere with the ordinary course of business of Parent, the Borrower or any Restricted Subsidiary;
(h)    Liens arising from filing Uniform Commercial Code financing statements regarding leases;
(i)    Liens arising under any Loan Document;
(j)    Liens existing on the Closing Date and described on Schedule 1.1B;
(k)    Liens in favor of a Loan Party;
(l)    Liens securing Non-Recourse Indebtedness of Parent, the Borrower or any Restricted Subsidiary permitted to be incurred under this Agreement; provided that such Liens apply only to (i) the property financed out of the net proceeds of such Non-Recourse Indebtedness within 90 days after the incurrence of such Non-Recourse Indebtedness and (ii) Directly Related Assets;
(m)    Liens securing Purchase Money Indebtedness; provided that such Liens apply only to (i) the property acquired, constructed, developed or improved with the proceeds of such Purchase Money Indebtedness within 90 days after the incurrence of such Purchase Money Indebtedness and (ii) Directly Related Assets;

(n)    Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with Parent, the Borrower or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof);
(o)    Liens to secure Capitalized Lease Obligations; provided that any such Lien shall not extend to or cover any assets of Parent, the Borrower or any Restricted Subsidiary other than (i) the assets which are the subject of the related capitalized lease and (ii) Directly Related Assets;
(p)    Liens securing Indebtedness of Parent, the Borrower or its Restricted Subsidiaries in respect of Indebtedness of a Joint Venture; provided that, with respect to such Indebtedness, such Liens do not extend to assets of Parent, the Borrower or its Restricted Subsidiaries other than (i) assets of the Joint Venture or (ii) the Capital Stock held by Parent, the Borrower or a Restricted Subsidiary in such Joint Venture to the extent that such Liens secure Indebtedness in respect of such Joint Venture owing to lenders who have also been granted Liens on assets of such Joint Venture to secure Indebtedness of such Joint Venture;
(q)    attachment or judgment Liens not giving rise to an Event of Default and which are being contested in good faith by appropriate proceedings;
(r)    easements, rights-of-way, dedications, covenants, conditions, restrictions, reservations, assessment district and other similar charges or encumbrances not materially interfering with the ordinary course of business of Parent and its Subsidiaries;
(s)    zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of Parent and its Subsidiaries or the value of such real property for the purpose of such business;
(t)    Liens on Capital Stock in an Unrestricted Subsidiary to the extent that such Liens secure Indebtedness of such Unrestricted Subsidiary owing to lenders who have also been granted Liens on assets of such Unrestricted Subsidiary to secure such Indebtedness;
(u)    any right of first refusal, right of first offer, option, contract or other agreement to sell an asset; provided such sale is not otherwise prohibited under this Agreement;
(v)    Liens for homeowner and property owner association developments and assessments;
(w)    licenses of intellectual property granted in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of Parent, the Borrower or any Restricted Subsidiary;

(x)    pledges, deposits and other Liens existing under, or required to be made in connection with (i) earnest money obligations, escrows or similar purpose undertakings or indemnifications in connection with any purchase and sale agreement, (ii) development agreements or other contracts entered into with Governmental Authorities (or an entity sponsored by a Governmental Authority), in connection with the entitlement of real property or (iii) agreements for the funding of infrastructure, including in respect of the issuance of community facility district bonds, metro district bonds, mello-roos bonds and subdivision improvement bonds, and similar bonding requirements arising in the ordinary course of business of a homebuilder;
(y)    Liens, encumbrances or other restrictions not securing Indebtedness contained in any joint venture agreement entered into by Parent, the Borrower or any Restricted Subsidiary with respect to the equity interests issued by the relevant joint venture or the assets of such joint venture;
(z)    assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease of property leased by Parent, the Borrower or any Restricted Subsidiary, in each case with respect to the property so leased, and customary Liens and rights reserved in any lease for rent or for compliance with the terms of such lease;
(aa)    Liens on cash pledged to secure deductibles, retentions and other obligations to insurance providers in the ordinary course of business;
(bb)    Extensions, renewals and replacements of any of the foregoing Liens; provided that such Liens do not apply to additional assets (other than Directly Related Assets);
(cc)    Liens arising under the CB&T Credit Agreement; and
(dd)    Liens securing other Indebtedness or obligations in an amount not in excess of $25,000,000 in the aggregate.
“Person”: any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.
“Plan”: any employee benefit plan as defined in Section 3(3) of ERISA, other than a Multiemployer Plan that is subject to Title IV of ERISA or Section 412 of the Code in respect of which any Loan Party or any ERISA Affiliate is an “employer” as defined in Section 3(5) of ERISA.
“Platform”: as defined in Section 6.1.
“Prime Rate”: the rate of interest per annum determined from time to time by Credit Suisse AG, to be its prime rate in effect at its principal office in New York City (the Prime

Rate not being intended to be the lowest rate of interest charged by Credit Suisse AG in connection with extensions of credit to debtors).
“Public Lender”: as defined in Section 6.1.
“Purchase Money Indebtedness”: Indebtedness, including Capitalized Lease Obligations, of Parent, the Borrower or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of Parent or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (a) the amount of such Indebtedness shall not exceed such purchase price or cost (including financing costs), (b) such Indebtedness shall not be secured by any asset other than the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property to which such asset is attached and Directly Related Assets and (c) such Indebtedness shall be incurred within 90 days after such acquisition of such asset by Parent, the Borrower or such Restricted Subsidiary or such installation, construction or improvement.
“Qualified Real Property Inventory”: as of any date, Real Property Inventory that is not subject to or encumbered by any deed of trust, mortgage, judgment Lien or any other Lien (other than the Permitted Liens described in clause (a), (b), (i), (q), (r), (s), (u) and (v) of the definition of “Permitted Liens” and other Liens which have been bonded around so as to remove such Liens as encumbrances against such Real Property Inventory in a matter reasonably satisfactory to the Administrative Agent and its legal counsel).
“Real Property Inventory”: as of any date, land that is owned by any Loan Party, which land is being developed or held for future development or sale, together with the right, title and interest of the Loan Party in and to the streets, the land lying in the bed of any streets, roads or avenues, open or proposed, in or of, the air space and development rights pertaining thereto and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging in or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting such land and all royalties and rights appertaining to the use and enjoyment of such land necessary for the residential development of such land, together with all of the buildings and other improvements now or hereafter erected on such land, and any fixtures appurtenant thereto and all related personal property.
“Recent Balance Sheet”: as defined in Section 4.8.
“Recipient”: (a) the Administrative Agent, (b) any Lender and (c) any Issuing Lender, as applicable.
“Register”: as defined in Section 10.6(b).
“Regulations U and X”: Regulations U and X of the Board as in effect from time to time.

“Reimbursement Obligation”: the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.
“Reportable Event”: a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412 of the Code.
“Required Lenders”: subject to Section 2.20(a)(i), at any time, the holders of more than 50% of the Total Commitments then in effect or, if the Commitments have been terminated, the Outstanding Amount at such time.
“Requirement of Law”: any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Restricted Payments”: with respect to any Person, any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or any payment on account of, including any sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of such Person, or any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of such Person.
“Restricted Subsidiaries”: as of any date, the Subsidiaries and any other Loan Party which are not Unrestricted Subsidiaries.
“Revolving Loans”: as defined in Section 2.1(a).
“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.
“Section 6.1 Communications”: as defined in Section 6.1.
“Secured Parties”: as defined in the Guarantee and Pledge Agreement.
“Security Documents”: the Guarantee and Pledge Agreement and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 6.1(j) or 6.7.
“Solvent”: when used with respect to any Person, means that, as of any date of determination, (a) the aggregate fair market value of such Person’s assets exceeds its liabilities (whether contingent, subordinated, unmatured, unliquidated or otherwise), (b) such Person has not incurred debts beyond such Person’s ability to pay such debts as they mature (taking into account all reasonably anticipated financing and refinancing proceeds) and (c) such Person does not have unreasonably small capital to conduct such Person’s businesses. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed as the amount which, in light of all the facts and circumstances existing at such time, represent the amount that can be reasonably be expected to become an actual or matured liability discounted to present value at rates believed to be reasonable by such Person.
“Speculative Unit”: any Completed Unit that is neither a Unit Under Contract nor a Model Unit.
“S&P”: Standard & Poor’s Ratings Services, or any successor thereto.
“Statutory Reserves”: a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subordinated Debt”: any Indebtedness of the Borrower or any other Loan Party which is subordinated to the Obligations at all times (including in respect of any amendment or modification thereto) pursuant to terms reasonably satisfactory to the Administrative Agent.
“Subsidiary”: as to any Person, (a) any corporation, limited liability company, association or other business entity (other than a partnership), of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors or other governing body thereof are at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination hereof). Unless otherwise specified, all references herein to “Subsidiary” or “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Parent.
“Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Date”: August 5, 2016, subject, however, to earlier termination of the Total Commitment pursuant to the terms of this Agreement.

“Total Commitments”: at any time, the aggregate amount of the Commitments then in effect.
“Transferee”: any Assignee or Participant.
“Type”: as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.
“Unfunded Pension Liability”: the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
“Uniform Commercial Code”: the Uniform Commercial Code, as the same may, from time to time, be in effect in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any collateral provided pursuant to this Agreement is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority (but not attachment) and for purposes of definitions related to such provisions.
“Uniform Customs”: as defined in Section 10.11.
“Unit”: means Qualified Real Property Inventory that is, or is planned to be, comprised of a single family residential housing unit.
“Unit Under Contract”: a Unit, whether completed or under construction, as to which the Loan Party owning such Unit has entered into a bona fide contract of sale (a) in a form customarily employed by such Loan Party, (b) providing for a closing thereunder not more than 12 months after the date of such contract, (c) with a Person who is not a Subsidiary or Affiliate, (d) under which no defaults then exist and (e) in the case of any Unit the purchase of which is to be financed in whole or in part by a loan insured by the Federal Housing Administration or guaranteed by the Veterans Administration, to such Loan Party’s knowledge, the applicable buyer shall have made, or will be required to make, the minimum down payment required (if any) under the rules of the relevant agency.
“Unrestricted Cash”: cash and Cash Equivalents of the Loan Parties that are free and clear of all Liens (other than Liens permitted pursuant to clause (f) of the definition of Permitted Liens) and not subject to any restrictions on the use thereof to pay Indebtedness and other obligations of the applicable Loan Party.
“Unrestricted Subsidiary”: (i) each Subsidiary listed on Schedule 1.1E and (ii) any Subsidiary designated by Parent (evidenced by a certificate of Parent, delivered to the Administrative Agent certifying compliance with this definition) as an Unrestricted Subsidiary after the Closing Date; provided that the designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by Parent at the date of designation in an amount equal to the net book value of Parent’s investment therein; provided further that if Parent subsequently designates a Subsidiary, which previously had been designated an Unrestricted Subsidiary, to be a Restricted Subsidiary (evidenced by a certificate of Parent, delivered to the Administrative Agent) and causes such Subsidiary to comply with Section 6.7, then the designation shall constitute the incurrence at the time of designation of any Liens of such Subsidiary existing at such time.
“U.S. Lender”: as defined in Section 2.16(f).
“Voting Stock”: with respect to any Person, securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors of such Person.
“Wholly-Owned Subsidiary”: of any Person, a Subsidiary of such Person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Capital Stock are, at the time any determination is being made, owned, Controlled or held by such Person or one or more Wholly-Owned Subsidiaries of such Person.
“Withdrawal Liability”: liability to a Multiemployer Plan as a result of a complete withdrawal under Section 4203 of ERISA or partial withdrawal under Section 4205 of ERISA from such Multiemployer Plan.
“Withholding Agent”: the Borrower, any Loan Party and the Administrative Agent.
1.2.    Other Definitional Provisions.
(a)    Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.
(b)    As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Loan Party not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, accounts, leasehold interests and contract rights, and (v) references to agreements or other obligations shall, unless otherwise specified, be deemed to refer to such agreements or obligations as amended, supplemented, restated or otherwise modified from time to time.

(c)    The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.
(d)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
SECTION 2. AMOUNT AND TERMS OF COMMITMENTS
2.1.    Commitments.
(a)    Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (“Revolving Loans”) to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender’s Percentage Interest of the L/C Obligations then outstanding, and after giving effect to the proposed Revolving Loan and application of the proceeds thereof to the repayment of any outstanding Obligations, does not exceed the lesser of (A) the amount of such Lender’s Commitment and (B) such Lender’s Percentage Interest of the Availability. During the Commitment Period, the Borrower may use the Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.9.
(b)    The Borrower shall repay all outstanding Revolving Loans on the Termination Date.
2.2.    Procedure for Revolving Loan Borrowing.
The Borrower may borrow under the Commitments during the Commitment Period on any Business Day; provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to (a) 1:00 P.M., New York City time, three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) 12:00 P.M., New York City time, on the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Any Loans made on the Closing Date shall initially be ABR Loans. Each Borrowing under the Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Commitments are less than $500,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $500,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each Borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 3:00 P.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such Borrowing will then be made available to the Borrower by the Administrative Agent transferring such amounts as the Borrower shall direct.
2.3.    [Reserved].
2.4.    [Reserved].
2.5.    Commitment Fees, Etc.
(a)    The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee for the period from and including the Closing Date to but excluding the last day of the Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last Business Day of March, June, September and December in each year and on each date on which any Commitments of such Lender shall expire or be terminated as provided herein; provided, however, pursuant to Section 2.20, the Borrower shall not be obligated to pay a commitment fee for the account of any Defaulting Lender.
(b)    The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent and to perform any other obligations contained therein.
2.6.    Termination or Reduction of Commitments.
The Borrower shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments; provided that no such termination or reduction of Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Outstanding Amount would exceed the Total Commitments (as so terminated or reduced). Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Commitments then in effect.
2.7.    Optional Prepayments.
The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 1:00 P.M., New York City time, three Business Days prior thereto, in the case of Eurodollar Loans, and no later than 1:00 P.M., New York City time, the Business Day of prepayment, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.17. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid; provided, however, that the Borrower shall be entitled to make any such payment conditional on the receipt of other financing or the proceeds of other transactions (if such payment is made in connection with a refinancing or other payment in full of the Loans) to the extent specified in such notice. Partial prepayments of Revolving Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.
2.8.    Mandatory Prepayments.
If, on any date, the Outstanding Amount exceeds the Availability, Borrower shall, on such date, reduce the Outstanding Amount to an amount equal to or less than the Availability.
Amounts to be applied in connection with prepayments made pursuant to this Section 2.8 shall be applied, first, to the prepayment of Revolving Loans, and second, that if the aggregate principal amount of Revolving Loans then-outstanding is less than the amount of such prepayments (because L/C Obligations constitute a portion thereof), Borrower shall, to the extent of the balance, deposit an amount in cash equal to such balance in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions reasonably satisfactory to the Administrative Agent. The application of any prepayment of Revolving Loans pursuant to this Section 2.8 shall be made, first, to ABR Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under this Section 2.8 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.
2.9.    Conversion and Continuation Options.
(a)    The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 1:00 P.M., New York City time, the Business Day of conversion; provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 1:00 P.M., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor); provided that no ABR Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Required Lenders have determined in their sole discretion not to permit such conversions. Upon receipt of any such notice, the Administrative Agent shall promptly notify each relevant Lender thereof.
(b)    Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans; provided that no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing and the Required Lenders have determined in their sole discretion not to permit such continuations, and provided further that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice, the Administrative Agent shall promptly notify each relevant Lender thereof. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as Eurodollar Loans, the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
2.10.    Limitations on Eurodollar Tranches.
Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $500,000 in excess thereof and (b) no more than six Eurodollar Tranches shall be outstanding at any one time.
2.11.    Interest Rates and Payment Dates.
(a)    Each Eurodollar Loan shall bear interest during each Interest Period with respect thereto at a rate per annum equal to the Adjusted LIBO Rate determined for such Interest Period plus the Applicable Margin.
(b)    Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.
(c)    (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% per annum or (y) in the case of Reimbursement Obligations, the rate applicable to ABR Loans plus 2% per annum, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), after giving effect to any applicable grace period, such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full.
(d)    Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (c) of this Section 2.11 shall be payable from time to time on demand.
2.12.    Computation of Interest and Fees.

(a)    Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest shall accrue for each period from and including the first day of such period but excluding the last day of such period. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of an Adjusted LIBO Rate.
(b)    Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.11(a).
2.13.    Inability to Determine Interest Rate.
If prior to the first day of any Interest Period:
(a)    the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period, or
(b)    the Administrative Agent shall have received notice from the Required Lenders that the Adjusted LIBO Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.
2.14.    Pro Rata Treatment and Payments.
(a)    Except as set forth in Section 2.20 below, each Borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Percentage Interests of the Lenders.
(b)    Except as set forth in Section 2.20 below, each payment (including each prepayment) by the Borrower on account of principal of and interest on the

Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Lenders.
(c)    All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. Except as set forth in Section 2.20 below, the Administrative Agent shall distribute such payments to each Lender promptly upon receipt in like funds as received, net of any amounts owing by such Lender pursuant to Section 9.7. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.
(d)    Unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing that such Lender will not make the amount that would constitute its share of such Borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such Borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to such Loans, on demand, from the Borrower.
(e)    Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption and, subject to Section 2.20, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.
(f)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.14(d), 2.14(e), 3.4(a) or 9.7, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision of this Agreement), apply any amounts thereafter received by the Administrative Agent or the Issuing Lender for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
2.15.    Requirements of Law.
(a)    If (i) the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof, (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act or any requests, rules, guidelines, or directives thereunder or issued in connection therewith, regardless of the date enacted, adopted or issued or (iii) any requests, rules, guidelines or directives promulgated by the Bank for International Settlements or the Basel Committee on Banking Supervision (or any successor or similar authority), in each case pursuant to Basel III, regardless of the date actually enacted, adopted or issued:
(A)    shall subject any Lender to any Tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.16 and changes in the rate of tax on the overall net income of such Lender);
(B)    shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Adjusted LIBO Rate; or
(C)    shall impose on such Lender any other similar condition;
and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable by such Lender hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower by providing a certificate along with reasonably detailed calculations of such additional amounts (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.
(b)    If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital or liquidity adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority, including compliance with (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act or any requests, rules, guidelines, or directives thereunder or issued in connection therewith, regardless of the date enacted, adopted or issued and (ii) any requests, rules, guidelines or directives promulgated by the Bank for International Settlements or the Basel Committee on Banking Supervision (or any successor or similar authority) pursuant to Basel III, made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy and liquidity) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower by providing a certificate along with reasonably detailed calculations of such additional amounts (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.
(c)    A certificate as to any additional amounts payable pursuant to this Section 2.15 submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section 2.15, the Borrower shall not be required to compensate a Lender pursuant to this Section 2.15 for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor if such Lender knew or could reasonably know of the circumstances giving rise to such additional amounts payable pursuant to this Section 2.15; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section 2.15 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
2.16.    Taxes.

(a)    All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other Taxes, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding taxes imposed on or measured by net income (however denominated) or franchise taxes, or branch profit taxes, in each case imposed (i) as a result of the Administrative Agent or any Lender being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in the United States (or any political subdivision thereof) or any jurisdiction imposing such tax (or any political subdivision thereof) or (ii) on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document), unless such a deduction or withholding is required by law. If any such non-excluded Taxes or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all such non-excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender or the Administrative Agent with respect to any non-excluded Taxes (i) that are attributable to such Lender’s failure to comply with the requirements of paragraph (f), (g) or (h) of this Section 2.16, (ii) that are withholding taxes imposed on amounts payable to or for the account of such Lender or the Administrative Agent at the time such Lender or the Administrative Agent becomes a party to this Agreement (other than pursuant to an assignment request by the Borrower under Section 2.19) or such Lender changes its lending office, except to the extent that such Lender’s assignor (if any) or such Lender (in the case of a change in lending office) was entitled, at the time of assignment or immediately before it changed its lending office, to receive additional amounts from the Borrower with respect to such non-excluded Taxes pursuant to this paragraph, or (iii) that are U.S. federal withholding Taxes imposed under FATCA (all taxes not excluded by this Section 2.16, “Non-Excluded Taxes”). If the applicable Withholding Agent is required by law to deduct and/or withhold any Taxes, then (i) the applicable Withholding Agent shall make such deductions, (ii) the applicable Withholding Agent shall pay the amount deducted to the relevant Governmental Authority or other authority in accordance with applicable law and (iii) the amounts so deducted and paid to the relevant Governmental Authority shall be treated under this Agreement as made to the affected Lender.
(b)    In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)    Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof.
(d)    The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Non-Excluded Taxes or Other Taxes (including Non-Excluded Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any expenses arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Each Lender shall severally indemnify the Borrower or the Administrative Agent (as applicable), within 10 days after demand therefor, for (i) any Non-Excluded Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Non-Excluded Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06 relating to the maintenance of a Participant Register and (iii) any Taxes attributable to such Lender which are not Non-Excluded Taxes, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)    Each Lender (or Transferee) that is not a “United States person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of whichever of the following is applicable: (i) U.S. Internal Revenue Service (“IRS”) Form W-8BEN, (ii) IRS Form W-8ECI, (iii) in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of Exhibit F-1 (a “U.S. Tax Compliance Certificate”) and an appropriate IRS Form W-8BEN, and (iv) in the case of a Non-U.S. Lender that is not the beneficial owner, IRS Form W-8IMY

(accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner), in each case properly completed and duly executed by such Non-U.S. Lender claiming a complete exemption from or reduction in U.S. Federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. References to IRS Forms include any subsequent versions thereof or successors thereto. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower and the Administrative Agent (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Each Lender (or Transferee) that is a “United States person” as defined in Section 7701(a)(30) of the Code (a “U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of U.S. Internal Revenue Service Form W-9, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such U.S. Lender certifying an exemption from U.S. Federal backup withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such U.S. Lender. Each U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.
(g)    A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate; provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.
(h)    If a payment made to a Lender under this Agreement would be subject to U.S. Federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or Administrative Agent as may be necessary for the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (h), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(i)    The Administrative Agent shall deliver two duly completed copies of Form W-8IMY certifying that it is a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of its trade or business in the United States and that it is using such form as evidence of its agreement with Borrower to be treated as a United States person with respect to such payments (and Borrower and Administrative Agent agree to so treat Administrative Agent as a United States person with respect to such payments), with the effect that Borrower can make payments to the Administrative Agent without deduction or withholding of any Taxes imposed by the United States.
(j)    If any Recipient determines, in its sole discretion, that it has received a refund of any tax as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.16, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.16 with respect to the tax giving rise to such refund), net of all out-of-pocket expenses of such Recipient and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of such Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Recipient in the event such Recipient is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.
(k)    The agreements in this Section 2.16 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.17.    Indemnity.
The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement (other than any default as a result of (i) the failure of such Lender to make a Loan, (ii) the delivery of a notice by Administrative Agent under Section 2.13(a) or (iii) the delivery by the Required Lenders of a notice under Section 2.13(b)), (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
2.18.    Change of Lending Office.
Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.15 or 2.16 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided further that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.15 or 2.16.
2.19.    Replacement of Lenders.
The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.15 or 2.16, (b) is a Defaulting Lender, or (c) does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of each of the Lenders or each of the Lenders affected thereby (so long as the consent of the Required Lenders (with the percentage in such definition being deemed to be 50% for this purpose) has been obtained), with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) prior to any such replacement, such Lender shall have taken no action under Section 2.18 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.15 or 2.16, (iii) the replacement Lender shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under Section 2.17 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (v) the replacement shall be an Eligible Assignee reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay, or cause to be paid, the registration and processing fee referred to therein), (vii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.15 or 2.16, as the case may be, and (viii) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.
2.20.    Defaulting Lenders.
(a)    Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)    Voting. Such Defaulting Lender shall not be entitled to vote on any matter requiring the consent or approval of all Lenders or the Required Lenders, and the Commitment of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.1); provided that (a) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender and (b) the Commitment of such Defaulting Lender may not be increased without the consent of such Defaulting Lender, Administrative Agent and Borrower; provided that any payments made with respect to such increase in such Commitment shall not be subject to Section 10.7 with respect to any Defaulting Lender.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.7 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender hereunder; third, to Cash Collateralize the Issuing Lenders’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 3.9; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting

Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Lenders’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 3.9; sixth, to the payment of any amounts owing to the Lenders or the Issuing Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.20(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.20 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees:
(A)    No Defaulting Lender shall be entitled to receive any commitment fee contemplated by Section 2.5(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)    Each Defaulting Lender shall be entitled to receive any fees pursuant to Section 3.3 for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Percentage Interest of the stated amount of Letters of Credit for which the Defaulting Lender has provided Cash Collateral pursuant to Section 2.20(a)(ii).
(C)    With respect to any fees pursuant to Section 3.3 not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s Fronting Exposure to such Defaulting Lender which has not been Cash Collateralized, and (z) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Percentage Interests (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 5.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate credit exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Issuing Lenders’ Fronting Exposure in accordance with the procedures set forth in Section 3.9.
(b)    Defaulting Lender Cure. If the Borrower, the Administrative Agent and each Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 2.20(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)    New Letters of Credit. So long as any Lender is a Defaulting Lender, no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
2.21.    Increase in Commitments.
The Borrower may, at its option, at any time or from time to time prior to the Termination Date, increase the Total Commitments by up to $25,000,000 to an aggregate principal amount not to exceed $125,000,000 by requesting the existing Lenders or new lenders to commit to any such increase; provided that: (i) no Lender shall be required to commit to any such increase; (ii) no such increase shall become effective unless at the time thereof and after giving effect thereto (A) no Default or Event of Default shall have occurred and be continuing, (B) Parent is in compliance with the financial covenants set forth in Section 7.1, (C) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects; provided that, to the extent any such representation and warranty is already qualified by materiality or reference to Material Adverse Effect, such representation shall be true and correct in all respects, and (D) the Administrative Agent shall have received a certificate from the Borrower to the effect of (A), (B) and (C) of clause (ii); and (iii) no new lender shall become a Lender pursuant to this Section 2.21 unless such lender is an Eligible Assignee and the Administrative Agent shall have given its prior written consent, which consent shall not be unreasonably withheld. The Borrower shall be entitled to pay upfront or other fees to such lenders who extend credit pursuant to this Section 2.21 as the Borrower and such lenders may agree. Such increases in the Commitments shall become effective on the date (each such date, an “Increased Facility Closing Date”) specified in an activation notice delivered to the Administrative Agent no less than 10 Business Days prior to effective date of such notice specifying the amount of the increase and the effective date thereof. Each new lender that provides any part of any such increase in the Commitments (a “New Lender”) shall execute a New Lender Supplement (each, a “New Lender Supplement”), substantially in the form of Exhibit E, whereupon such New Lender shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement. Unless otherwise agreed by the Administrative Agent, on each Increased Facility Closing Date, the Borrower shall borrow Revolving Loans under the relevant increased Commitments from each Lender participating in the relevant increase in an amount determined by reference to the amount of each Type of Loan (and, in the case of Eurodollar Loans, of each Eurodollar Tranche) which would then have been outstanding from such Lender if (x) each such Type or Eurodollar Tranche had been borrowed or effected on such Increased Facility Closing Date and (y) the aggregate amount of each such Type or Eurodollar Tranche requested to be so borrowed or effected had been proportionately increased, and, if applicable in connection with such increased Commitments, the Borrower shall pay all amounts due under Section 2.17. The Adjusted LIBO Rate applicable to any Eurodollar Loan borrowed pursuant to the preceding sentence shall equal the rate then applicable to the Eurodollar Loans of the other Lenders in the same Eurodollar Tranche (or, until the expiration of the then-current Interest Period, such other rate as shall be agreed upon between the Borrower and the relevant Lender).

SECTION 3. LETTERS OF CREDIT
3.1.    L/C Commitment.
(a)    Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue letters of credit (“Letters of Credit”) for the account of the Borrower (and on behalf of the Borrower or any of its Subsidiaries or Joint Ventures) on any Business Day during the Commitment Period in such customary form as may be approved from time to time by the Issuing Lender; provided that no Issuing Lender shall be obligated to issue commercial (as opposed to standby) Letters of Credit hereunder; provided further that an Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations with respect to Letters of Credit issued by such Issuing Lender then outstanding would exceed its L/C Commitment then in effect (in the case of this clause (i), without the consent of such Issuing Lender), (ii) the L/C Obligations would exceed the aggregate L/C Commitments then in effect, (iii) the aggregate amount of the Available Commitments would be less than zero or (iv) the Availability would be less than zero. Each Letter of Credit shall (A) be denominated in Dollars and (B) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is 364 days after the Termination Date; provided that (I) any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above) and (II) at least 60 days prior to the Termination Date, Borrower shall, to the extent of the balance, replace outstanding Letters of Credit and/or deposit an amount equal to the Minimum Collateral Amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions reasonably satisfactory to the Administrative Agent. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of a Subsidiary or Joint Venture inures to the benefit of the Borrower and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiary or joint venture.
(b)    The Issuing Lender shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.
3.2.    Procedure for Issuance of Letter of Credit.
The Borrower may from time to time request that any Issuing Lender issue a Letter of Credit by delivering (including via electronic delivery) to such Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of such Issuing Lender, and such information describing the purpose of the Letter of Credit and the location of the related project or development as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and such information describing the purpose of the Letter of Credit and the location of the related project or development delivered to it in connection therewith in accordance with its customary procedures and shall issue, unless the Issuing Lender has received written notice from any Lender, the

Administrative Agent or the Borrower, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 5.2 shall not be satisfied, the Letter of Credit requested thereby within three Business Days after its receipt of the Application therefor and all such requested information relating thereto by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).
3.3.    Fees and Other Charges.
(a)    The Borrower will pay a fee on the undrawn portion of all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans, shared ratably among the Lenders and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Termination Date. In addition, the Borrower shall pay to each Issuing Lender for its own account a fronting fee of 0.25% per annum on the aggregate undrawn and unexpired amount of each Letter of Credit issued by such Issuing Lender, payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Termination Date.
(b)    In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.
3.4.    L/C Participations.
(a)    The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions set forth below, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Percentage Interest in the Issuing Lender’s obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement (or in the event that any reimbursement received by the Issuing Lender shall be required to be returned by it at any time), such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender’s address for notices specified herein an amount equal to such L/C Participant’s Percentage Interest of the amount that is not so reimbursed (or is so returned). Each L/C Participant’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
(b)    If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under this Agreement. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section 3.4 shall be conclusive in the absence of manifest error.
(c)    Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.
3.5.    Reimbursement Obligation of the Borrower.
If any draft is paid under any Letter of Credit, the Borrower shall reimburse the Issuing Lender (either directly or through the Administrative Agent if so requested by the Administrative Agent) on the Business Day next succeeding the Business Day on which such Issuing Lender notifies the Borrower of the date and amount of a draft presented under any

Letter of Credit and paid by such Issuing Lender for the amount of (a) the draft so paid and (b) any costs and expenses described in Section 3.3(b) incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender or the Administrative Agent at its address for notices referred to herein in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in (x) until the Business Day next succeeding the date of the relevant notice, Section 2.11(b) and (y) thereafter, Section 2.11(c). Each Issuing Lender shall give the Administrative Agent and the Borrower written notice, within one Business Day, of receipt of each draw request under any Letter of Credit, together with a copy of each such draw request.
3.6.    Obligations Absolute.
The Borrower’s obligations under this Section 3 shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower’s Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) resulting from errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or wilful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence, bad faith or wilful misconduct, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.
3.7.    Letter of Credit Payments.
If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender of such Letter of Credit shall, promptly after receipt thereof, notify the Borrower and the Administrative Agent of the date and amount thereof together with a copy of such draft; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligations to reimburse the Issuing Lender hereunder. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of

Credit in connection with such presentment are substantially in conformity with such Letter of Credit.
3.8.    Applications.
To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall apply.
3.9.    Cash Collateral.
At any time that there shall exist a Defaulting Lender, within three Business Days following the written request of the Administrative Agent or any Issuing Lender (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the Issuing Lenders’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.20(a)(ii) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
(a)    Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Lenders, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of L/C Obligations, to be applied pursuant to clause (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Lenders as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
(b)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 3.9 or Section 2.20(a)(ii) in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(c)    Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Lender’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 3.9 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and each Issuing Lender that there exists excess Cash Collateral; provided that, subject to Section 2.20 the Person providing Cash Collateral and each

Issuing Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.
SECTION 4. REPRESENTATIONS AND WARRANTIES
To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, Parent and the Borrower hereby represent and warrant to the Administrative Agent and each Lender that:
4.1.    Financial Statements.
Parent has furnished to Lenders that are parties this Agreement on the Closing Date a copy of its consolidated balance sheets and related statements of income, stockholders’ equity and cash flows (i) as of and for the fiscal year ended December 31, 2012, audited by and accompanied by the opinion of KPMG LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2013, certified by an Authorized Financial Officer. The financial statements and the notes thereto fairly present in all material respects the consolidated financial position of the Loan Parties and their Subsidiaries as at the dates specified therein and the consolidated results of operations and cash flows for the periods then ended, all in conformity in all material respects with GAAP.
4.2.    No Material Adverse Change.
Since December 31, 2012, there has been no material adverse change in the financial condition of the Loan Parties and their Subsidiaries, taken as a whole.
4.3.    Organization, Powers and Capital Stock.
Each of the Loan Parties (a) is a corporation, limited partnership or limited liability company (as applicable) duly organized or formed, validly existing and in good standing under laws of its state of incorporation or formation, (b) has the power and authority to own or hold under lease the properties it purports to own or hold under lease and to carry on its business as now conducted, (c) is duly qualified or licensed to transact business in every jurisdiction in which such qualification or licensing is necessary to enable it to enforce all of its contracts and other rights and to avoid any penalty or forfeiture except in each case to the extent of omissions that would not have a Material Adverse Effect.
4.4.    Authorization and Validity of this Agreement; Consents; Etc.
(a)    Each of the Loan Parties has the power and authority to execute and deliver this Agreement, the Notes, the Guarantee and Pledge Agreement and the other Loan Documents to which it is a party and to perform all its obligations hereunder and thereunder. The execution and delivery by the Borrower of this Agreement and the Notes and by each of the Loan Parties of the Guarantee and Pledge Agreement and the other Loan Documents to which it is a party and its performance of its obligations hereunder and thereunder and any and all actions taken by the Loan Parties (i) have been duly authorized by all requisite corporate action or other applicable limited partnership or limited liability company action, (ii) will not violate or be in conflict with (A) any provisions of law (including, without limitation, any applicable usury or similar law), (B) any order, rule, regulation, writ, judgment, injunction, decree or award of any court or other agency of government, or (C) any provision of its certificate of incorporation or by-laws, certificate of limited partnership or limited partnership agreement, or articles or certificate of formation or operating agreement (as applicable), (iii) will not violate, be in conflict with, result in a breach of or constitute (with or without the giving of notice or the passage of time or both) a default under any indenture, agreement or other instrument to which such Loan Party is a party or by which it or any of its properties or assets is or may be bound (including without limitation any indentures pursuant to which any debt securities of the Borrower have been issued), except in each case where such violation, conflict or breach would not reasonably be expected to have a Material Adverse Effect, and (iv) except as otherwise contemplated by any Loan Document, will not result in the creation or imposition of any lien, charge or encumbrance upon, or any security interest in, any of its properties or assets. Each of this Agreement, the Notes, the Guarantee and Pledge Agreement and the other applicable Loan Documents has been duly executed and delivered by the applicable Loan Parties. The Loan Documents constitute legal, valid and binding obligations of the applicable Loan Parties enforceable against the applicable Loan Parties in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.
(b)    None of the Loan Parties nor any of their Subsidiaries is a party to any agreement or instrument or is subject to any charter or other restrictions that could reasonably be expected to have a Material Adverse Effect. None of the Loan Parties nor any of their Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party that could reasonably be expected to have a Material Adverse Effect, and consummation of the transactions contemplated hereby and in the other Loan Documents will not cause any Loan Party to be in material default under any material indenture, agreement or other instrument to which such Loan Party is a party or by which it or any of its properties or assets is or may be bound (including without limitation any indentures pursuant to which any debt securities of the Borrower have been issued).
(c)    No order, license, consent, approval, authorization of, or registration, declaration, recording or filing with, or validation of, or exemption by, any governmental or public authority (whether Federal, state or local, domestic or foreign) or any subdivision thereof is required in connection with, or as a condition precedent to, the due and valid execution, delivery and performance by any Loan Party of the Credit Agreement, the Notes, the Guarantee and Pledge Agreement or the other Loan Documents, or the legality, validity, binding effect or enforceability of any of the respective terms, provisions or conditions thereof, except in each case to the extent such omission could not reasonably be expected to have a Material Adverse Effect. To the extent that any franchises, licenses, permits, certificates, authorizations, approvals or consents from any Federal, state or local (domestic or foreign) government, commission, bureau or agency are required for the acquisition, ownership, operation or maintenance by any Loan Party of properties now owned, operated or maintained by any of them, those franchises, licenses, permits, certificates, authorizations, approvals and consents have been validly granted, are in full force and effect and constitute valid and sufficient authorization therefor, except in each case to the extent of omissions that would not have a Material Adverse Effect.
4.5.    Compliance with Laws and Other Requirements.
The Loan Parties and their Subsidiaries are in compliance with and conform to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of all domestic or foreign governments or any instrumentality thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, including, without limitation, regulations of the Board, the Federal Interstate Land Sales Full Disclosure Act or any comparable statute in any other applicable jurisdiction, except in each case where such violation could reasonably be expected to have a Material Adverse Effect. None of the Loan Parties nor any of their Subsidiaries has received any notice to the effect that its properties or operations are (a) not in material compliance with any of the requirements of applicable Environmental Laws or any applicable Federal, state and local health and safety statutes and regulations or (b) are, or may be, the subject of any investigation, remedial action, response action or monitoring as a result of any presence, disposal or release of any Hazardous Substances into the indoor or outdoor environment, which, in each case, could reasonably be expected to have a Material Adverse Effect.
4.6.    Litigation.
Except as set forth on Schedule 4.6, there is no action, suit, proceeding, arbitration, inquiry or investigation (whether or not purportedly on behalf of the Borrower or any of its Subsidiaries) pending or, to the knowledge of the Borrower, threatened against or affecting the Loan Parties or any of their Subsidiaries which could reasonably be expected to have a Material Adverse Effect. None of the Loan Parties nor any of their Subsidiaries is in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which default would or could reasonably be expected to have a Material Adverse Effect. Since the date of this Agreement, there has been no change in the status of the matters set forth on Schedule 4.6 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.
4.7.    No Default.
No event has occurred and is continuing that is a Default or an Event of Default.
4.8.    Title to Properties.
Each of the Loan Parties has good and marketable fee title, or title insurable by a reputable and nationally recognized title insurance company, to the Real Property Inventory owned by it, and to all the other assets owned by it and either reflected on the balance sheet and related notes and schedules most recently delivered by the Borrower to the Lenders (the “Recent Balance Sheet”) or acquired by it after the date of that balance sheet and prior to the date hereof, except for those properties and assets which have been disposed of since the date of the Recent Balance Sheet or which no longer are used or useful in the conduct of its business or which are classified as real estate not owned under GAAP. All such Real Property Inventory and other assets owned by the Loan Parties are free and clear of all mortgages, Liens, charges and other encumbrances (other than Permitted Liens), except (i) in the case of Real Property Inventory, as reflected on title insurance policies insuring the interest of the applicable Loan Party in the Real Property Inventory or in title insurance binders issued with respect to the Real Property Inventory (some of which title insurance binders have expired but were valid at the time of acquisition of the relevant Real Property Inventory), and (ii) as reflected in the Recent Balance Sheet.
4.9.    Tax Liability.
There have been filed all Federal, state, local and foreign Tax returns with respect to the operations of the Loan Parties which are required to be filed, except where extensions of time to make those filings have been granted by the appropriate taxing authorities and the extensions have not expired or where failure to file would not have a Material Adverse Effect. The Loan Parties have paid or caused to be paid to the appropriate taxing authorities all Taxes, to the extent that those Taxes have become due, except for Taxes the failure of which to pay does not violate the provisions of this Agreement or would not have a Material Adverse Effect.
4.10.    Regulations U and X; Investment Company Act.
(a)    Neither the Borrower nor any other Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U or Regulation X of the Board). Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of the Loan Parties and their Subsidiaries on a consolidated basis which are subject to any limitation on sale, pledge or other restriction hereunder.
(b)    No part of the proceeds of any of the Loans will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. If requested by the Lenders, the Borrower shall furnish to the Lenders a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U of said Board. No part of the proceeds of the Loans will be used for any purpose that violates, or which is inconsistent with, the provisions of Regulation X of said Board of Governors.
(c)    None of the Loan Parties nor any of their Subsidiaries is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
4.11.    ERISA Compliance.

(a)    Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable Federal or state laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.
(b)    There are no pending or, to the knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)    Except as could not reasonably be expected to result in a Material Adverse Effect (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that would incur material liability under Section 4062, 4069 or 4212(c) of ERISA.
4.12.    Subsidiaries; Joint Ventures.
Schedule 4.12 contains a complete and accurate list as of the Closing Date of (a) all Subsidiaries of the Borrower, including, with respect to each Subsidiary, (i) its state of incorporation or formation, (ii) all jurisdictions (if any) in which it is qualified as a foreign corporation or entity, (iii) the number of shares of its Capital Stock outstanding and (iv) the number and percentage of its shares owned by the Borrower and/or by any other Subsidiary, and (b) each Joint Venture, including, with respect to each such Joint Venture, (i) its jurisdiction of organization, (ii) all other jurisdictions in which it is qualified as a foreign entity and (iii) the number and percentage of its shares owned by the Borrower and/or by any other Subsidiary. All the outstanding shares of Capital Stock of each Restricted Subsidiary are validly issued, fully paid and nonassessable, except as otherwise provided by state wage claim laws of general applicability. All of the outstanding shares of Capital Stock of each Restricted Subsidiary as specified in Schedule 4.12 are owned free and clear of all Liens, security interests, equity or other beneficial interests, charges and encumbrances of any kind whatsoever, except for Permitted Liens. Neither the Borrower nor any other Loan Party owns of record or beneficially any shares of the Capital Stock of any Subsidiary that is not a Guarantor, except Unrestricted Subsidiaries and Joint Ventures.
4.13.    Environmental Compliance.
No Hazardous Substances are present upon any of the Real Property Inventory owned, used or operated by any of the Loan Parties or any of their Subsidiaries or any Real Property Inventory which is encumbered by any mortgage held by any of the Loan Parties or any of their Subsidiaries, and none of the Loan Parties nor any of their Subsidiaries has received any notice to the effect that any of the Real Property Inventory owned, used or operated by any of the Loan Parties or any of their Subsidiaries or any of their respective operations are not in compliance with any of the requirements of applicable Environmental Laws or are, or may be, the subject of any investigation, remedial action, response action or monitoring as the result of any presence, disposal or release of any Hazardous Substance into the indoor or outdoor environment which, in each case, could be reasonably expected to have a Material Adverse Effect.
4.14.    No Misrepresentation.
No representation or warranty by any Loan Party made under this Agreement and no information, financial statement, certificate, schedule, exhibit, report or other document provided or to be provided by any Loan Party in connection with the transactions contemplated hereby or thereby (including, without limitation, the negotiation of and compliance with the Loan Documents) contained, contains or will contain a misstatement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein in order to make the statements contained therein, in the light of the circumstances under which made, not misleading.
4.15.    Solvent.
The Loan Parties and their Subsidiaries on a consolidated basis are Solvent.
4.16.    Foreign Direct Investment Regulations.
Neither the making of the Loans or advances of credit nor the repayment thereof nor any other transaction contemplated hereby will involve or constitute a violation by any Loan Party of any provision of the Foreign Direct Investment Regulations of the United States Department of Commerce or of any license, ruling, order or direction of the Secretary of Commerce thereunder.
4.17.    Relationship of the Loan Parties.
The Loan Parties are engaged as an integrated group in the business of owning, developing and selling Real Property Inventory and of providing the required services, credit and other facilities for those integrated operations. The Loan Parties require financing on such a basis that funds can be made available from time to time to such entities, to the extent required for the continued successful operation of their integrated operations. The Loans and other advances of credit to be made to the Borrower under this Agreement are for the purpose of financing the integrated operations of the Loan Parties, and the Loan Parties expect to derive benefit, directly or indirectly, from the Loans and other advances, both individually and as a member of the integrated group, since the financial success of the operations of the Loan Parties is dependent upon the continued successful performance of the integrated group as a whole.
4.18.    Insurance.
The properties of the Loan Parties and their Restricted Subsidiaries are insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties and their Restricted Subsidiaries operate.
4.19.    Foreign Asset Control Regulations.
Neither the execution and delivery of the Loan Documents by the Borrower or any Loan Party nor the use of the proceeds of any Loan or any extension of credit, will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or the Anti-Terrorism Order or any enabling legislation or executive order relating to any of the same. Without limiting the generality of the foregoing, none of the Borrower, any Loan Party nor any of their respective Subsidiaries (a) are or will become a blocked person described in Section 1 of the Anti-Terrorism Order or (b) engage or will engage in any dealings or transactions or be otherwise associated with any such blocked person.
4.20.    Intellectual Property; Licenses, Etc.
The Borrower and its Restricted Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights that are reasonably necessary for the operation of their respective businesses, without any material conflict with the rights of any other Person.
4.21.    Security Documents.
The Guarantee and Pledge Agreement creates in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Guarantee and Pledge Agreement) and the proceeds thereof and (a) assuming the Administrative Agent maintains possession of the Pledged Stock (as defined in the Guarantee and Pledge Agreement), the Lien created under Guarantee and Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Stock, in each case prior and superior in right to any other Person, and (b) assuming financing statements in appropriate form have been filed in the offices specified on Schedule 4.21(a), the Lien created under the Guarantee and Pledge Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Collateral (as defined in the Guarantee and Pledge

Agreement) other than the Pledged Stock, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 7.2.
4.22.    Labor Disputes.
No labor disputes exist or, to the knowledge of Parent or the Borrower, are threatened against any of the Loan Parties or any of their Subsidiaries which have or could be reasonably expected to have a Material Adverse Effect.
SECTION 5. CONDITIONS PRECEDENT
5.1.    Conditions to Initial Extension of Credit.
The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction or waiver, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:
(a)    Credit Agreement; Guarantee and Pledge Agreement and Notes. The Administrative Agent shall have received (i) this Agreement, executed and delivered by Parent, the Borrower and each Lender listed on Schedule 1.1A, which shall be in full force and effect, (ii) the Guarantee and Pledge Agreement, executed and delivered by the Borrower and each Guarantor, which shall be in full force and effect, and (iii) Notes, if requested, payable to the requesting Lender and its registered assigns, which shall be in full force and effect.
(b)    Financial Statements. The Lenders shall have received the financial statements and opinion referred to in Section 4.1, none of which shall demonstrate a material adverse change in the financial condition of the Borrower from the financial statements previously provided to the Lenders.
(c)    Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel to the Administrative Agent) on or before the Closing Date.
(d)    Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates. The following supporting documents with respect to Parent, the Borrower and the other Loan Parties: (i) a copy of its certificate or articles of incorporation, formation, organization or certificate of limited partnership (as applicable) certified as of a date reasonably close to the Closing Date to be a true and accurate copy by the Secretary of State (or similar governmental authority) of its state of incorporation or formation; (ii) a certificate of that Secretary of State (or similar governmental authority), dated as of a date reasonably close to the Closing Date, as to its existence and (if available) good standing; (iii) a certificate of the Secretary of State (or similar governmental authority) of each jurisdiction, other than its state of incorporation or formation, in which its failure to qualify as a foreign corporation, limited liability company or other entity (as applicable) could reasonably be expected to have a Material

Adverse Effect, as to such qualification; (iv) a copy of its by-laws, partnership agreement or operating agreement (as applicable), certified by its secretary or assistant secretary, general partner, manager or other appropriate Person (as applicable) to be a true and accurate copy of its by-laws, partnership agreement or operating agreement (as applicable) in effect on the Closing Date; (v) a certificate of its secretary or assistant secretary, general partner, manager or other appropriate Person (as applicable), as to the incumbency and signatures of its officers or other Persons who have executed any documents on behalf of such Loan Party in connection with the transactions contemplated by this Agreement; (vi) a copy of resolutions of its Board of Directors, certified by its secretary or assistant secretary to be a true and accurate copy of resolutions duly adopted by such Board of Directors, or other appropriate resolutions or consents of, its partners or members certified by its general partner or manager (as applicable) to be true and correct copies thereof duly adopted, approved or otherwise delivered by its partners or members (to the extent necessary and applicable), each of which is certified to be in full force and effect on the Closing Date, authorizing the execution and delivery by it of this Agreement and any Notes, Guarantee and Pledge Agreement and other Loan Documents delivered on the Closing Date to which it is a party and the performance by it of all its obligations thereunder; and (vii) such additional supporting documents and other information with respect to its operations and affairs as the Administrative Agent may reasonably request.
(e)    Legal Opinions. The Administrative Agent shall have received a favorable legal opinion of Latham & Watkins LLP, counsel to the Borrower and its Subsidiaries, in form and substance reasonably acceptable to the Administrative Agent. Such legal opinions shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.
(f)    Representations and Warranties; No Defaults. Certificates signed by a duly authorized officer of Parent stating that: (i) the representations and warranties of Parent and the Borrower contained in Section 4 hereof are true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date; provided that, to the extent any such representation and warranty is already qualified by materiality or reference to Material Adverse Effect, such representation shall be true and correct in all respects, and (ii) no event has occurred and is continuing which constitutes an Event of Default or Default hereunder as of the Closing Date, or after giving effect to any extension of credit on the Closing Date.
(g)    Compliance Certificate; Borrowing Base Certificate. Delivery of (i) a Compliance Certificate, substantially in the form of Exhibit B, as of August 7, 2013, and (ii) a Borrowing Base Certificate, substantially in the form of Exhibit C, as of August 7, 2013.
(h)    Upfront Fee. The Borrower shall have paid (or caused to be paid) to each Lender an upfront fee equal to 0.75% of such Lender’s Commitment on the Closing Date.

(i)    Patriot Act. The Lenders shall have received, to the extent requested, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.
(j)    Additional Documents. Such other agreements, instruments and documents as the Administrative Agent, its counsel or any Lender may reasonably request.
5.2.    Conditions to Each Extension of Credit.
The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:
(a)    Borrowing Request. The Administrative Agent shall have received notice of Borrower’s request for Revolving Loan as provided in Section 2.2 or Application as provided in Section 3.2.
(b)    Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents (including Section 4 hereof) shall be true and correct in all material respects (except any representations and warranties which are qualified by materiality shall be correct and accurate in all respects) on and as of such date as if made on and as of such date, provided if any such representations and warranties are expressly made only as of a prior date, such representations and warranties shall be true and correct in all material respects (except any representations and warranties which are qualified by materiality shall be correct and accurate in all respects) as of such prior date.
(c)    No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.
(d)    Indenture Compliance. Parent shall, concurrently with the borrowing request pursuant to Section 5.2(a), provide written evidence in form and substance reasonably satisfactory to the Administrative Agent that such requested Loan or Letter of Credit shall be incurred pursuant to Section 4.03(b)(1) or 4.03(b)(14) of the Indenture.
(e)    Availability. If, after giving effect to such Loan or Letter of Credit, the Availability is less than the Outstanding Amount, the Borrower shall, on such date, reduce the Outstanding Amount by an amount at least equal to such deficiency.
Each Borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.

SECTION 6. AFFIRMATIVE COVENANTS
Parent and the Borrower hereby agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount (other than contingent obligations such as indemnities or increased costs) is owing to any Lender or the Administrative Agent hereunder, they shall and shall cause each Restricted Subsidiary to:
6.1.    Reporting Requirements.
In the case of Parent, maintain a standard system of accounting established and administered in accordance with GAAP and shall cause to be delivered to the Administrative Agent (for prompt distribution by the Administrative Agent to Lenders):
(a)    as soon as available and in any event within 90 days after the end of each fiscal year of Parent (commencing with the fiscal year ending December 31, 2013), a consolidated balance sheet of Parent and its Subsidiaries as of the end of that fiscal year and the related consolidated statements of operations, stockholders’ equity and cash flows for that fiscal year, all with accompanying notes and schedules, prepared in accordance with GAAP and audited and reported upon by KPMG LLP or another firm of independent certified public accountants of similar recognized standing selected by Parent and reasonably acceptable to the Administrative Agent (such audit report shall be unqualified as to going concern or scope of audit and without a “going concern” explanatory note); the financial statements filed with or furnished to the SEC by Parent (and which are available online) shall be deemed to have been provided by Parent under this reporting requirement if Parent notifies the Administrative Agent that such financial statements are available;
(b)    as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of Parent, a consolidated balance sheet of Parent and its Subsidiaries as of the end of that quarter, and the related consolidated statement of operations and cash flows of the Loan Parties and their Subsidiaries for the period from the beginning of the fiscal year to the end of that quarter, all prepared in accordance with GAAP, unaudited but certified to be true and accurate, subject to normal year-end and audit adjustments, by an Authorized Financial Officer of the Borrower; the financial statements filed with or furnished to the SEC by Parent (and which are available online) shall be deemed to have been provided by Parent under this reporting requirement if Parent notifies the Administrative Agent that such financial statements are available;
(c)    concurrently with the delivery of the financial statements described in subsection (a) above, a letter signed by that firm of independent certified public accountants to the effect that, during the course of their examination, nothing came to their attention which caused them to believe that any Event of Default has occurred, or if such Event of Default has occurred, specifying the facts with respect thereto; concurrently with the delivery of the financial statements described in subsection (b) above, a certificate signed by the Chief Executive Officer, President or Executive Vice

President and an Authorized Financial Officer of Parent to the effect that having read this Agreement, and based upon an examination which they deemed sufficient to enable them to make an informed statement, there does not exist any Event of Default or Default, or if such Event of Default or Default has occurred, specifying the facts with respect thereto; and concurrently with the delivery of the financial statements described in subsection (a) or (b) above, the related consolidated financial statements (or other financial presentations reasonably acceptable to the Administrative Agent) reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) upon such consolidated financial statements;
(d)    within 90 days after the beginning of each fiscal year of Parent (commencing with the fiscal year beginning on January 1, 2014), a projection, in reasonable detail and in form reasonably satisfactory to the Administrative Agent, on a quarterly basis, of the earnings, cash flow, balance sheet and covenant calculations (with assumptions for all of the foregoing) of the Loan Parties and their Subsidiaries for that fiscal year;
(e)    promptly upon becoming available, copies of all financial statements, reports, notices and proxy statements sent by Parent to its stockholders, and of all regular and periodic reports and other material (including copies of all registration statements and reports under the Securities Act of 1933, as amended, and the Exchange Act) filed by Parent with or furnished to any securities exchange or any governmental authority or commission, except material filed with or furnished to governmental authorities or commissions relating to the development of Real Property Inventory in the ordinary course of the business of the Loan Parties and which does not relate to or disclose any Material Adverse Effect; the reports and financial statements filed with or furnished to the SEC by Parent (and which are available online) shall be deemed to have been provided by Parent under these reporting requirements if Parent notifies the Administrative Agent that such financial statements are available;
(f)    as soon as available and in any event within 90 days after the end of the fourth quarter of each fiscal year for the Joint Ventures, a statement of earnings, assets, liabilities and net worth, indicating Parent’s and each Loan Party’s pro rata share thereof, in the form attached as Schedule 6.1(f);
(g)    the following reports: within 45 days after the end of each of the first three quarters, and within 90 days after the end of each fiscal year of Parent (commencing with the quarter ending June 30, 2013 and fiscal year ending December 31, 2013), a report which shall include the information and calculations provided for in the Borrowing Base Certificate and Compliance Certificate attached to this Agreement and such other condition in reasonable detail and be in form reasonably satisfactory to the Administrative Agent, with calculations indicating that Parent is in compliance, as of the last day of such quarterly or annual period, as the case may be, with the provisions of the financial covenants set forth in Section 7.1 and with the provisions of Section 7.4(p). The reports furnished pursuant to this subsection (g) shall each be certified by an Authorized Financial Officer of Parent;
(h)    as soon as possible and in any event within 10 days after Parent knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by an Authorized Financial Officer of Parent, describing said Reportable Event and the action which Parent proposes to take with respect thereto;
(i)    as soon as possible and in any event within 10 days after receipt thereof by any of the Loan Parties or any of their Subsidiaries, a copy of (i) any notice or claim to the effect that any of the Loan Parties or of their Subsidiaries is or may be liable to any Person as a result of the presence, disposal or release of any Hazardous Substance into the environment, and (ii) any notice alleging any violation of any Environmental Law or any Federal, state or local health or safety law or regulation by any of the Loan Parties or any of their Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect;
(j)    concurrently with the quarterly financial statements described in subsection (b) above following the end of any quarter in which there occurred an event that requires a Subsidiary that is not then a Guarantor to become a Guarantor under this Agreement (as described in Section 6.7 below) (or at any time that Parent may elect to cause any other Subsidiary to be a Guarantor), Parent shall deliver to the Administrative Agent (i) a Supplemental Guarantee and Pledge, substantially in the form provided for in the Guarantee and Pledge Agreement, executed by the Administrative Agent and a duly authorized officer of such Subsidiary; (ii) a copy of the certificate of incorporation or other organizational document of such Subsidiary, certified by the secretary of state or other official of the state or other jurisdiction of its incorporation or formation; and (iii) representations and warranties regarding such Guarantor’s formation, authority, execution, delivery, non-contravention and enforceability of the Supplemental Guarantee and Pledge; and
(k)    such supplements to the aforementioned documents and additional information and reports as the Administrative Agent or any Lender may from time to time reasonably require.
Each of Parent and the Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the Issuing Banks materials and/or information provided by, or on behalf of, Parent and/or the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material nonpublic information with respect to Parent, the Borrower or their Subsidiaries or the respective securities of any of the foregoing) (each, a “Public Lender”). Each of Parent and the Borrower hereby agree that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, Parent and the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material nonpublic information with respect to Parent, the U.S. Federal and state securities laws (provided that, to the extent such Borrower Materials constitute confidential information, they shall be treated as set forth in Section 10.16); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor”; and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following Borrower Materials shall be deemed to be marked “PUBLIC”, unless Parent notifies the Administrative Agent promptly that any such document contains material nonpublic information: (i) the Loan Documents, (ii) notification of changes in the terms of any Loan Document and (iii) all information delivered pursuant to clauses (a), (b) and (e) of this Section 6.1.
Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including U.S. Federal and state securities laws, to make reference to communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Parent, the Borrower and their Affiliates, or the respective securities of any of the foregoing, for purposes of U.S. Federal or state securities laws.
THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS AFFILIATES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY

SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE, BAD FAITH OR WILFUL MISCONDUCT.
The Administrative Agent agrees that receipt of the reporting materials pursuant to this Section 6.1 (the “Section 6.1 Communications”) by the Administrative Agent at its electronic mail address set forth in Section 10.2 shall constitute effective delivery of the Section 6.1 Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Section 6.1 Communications have been posted to the Platform shall constitute effective delivery of the Section 6.1 Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s electronic mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address. Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
6.2.    Payment of Taxes and Other Potential Liens.
Except as could not reasonably be expected to have a Material Adverse Effect, pay all its debts and perform all its obligations promptly and in accordance with the respective terms thereof, and pay and discharge or cause to be paid and discharged promptly all Taxes, assessments and governmental charges or levies imposed upon any Loan Party or upon any of their respective incomes or receipts or upon any of their respective properties before the same shall become delinquent (and file all Tax returns with the appropriate taxing authorities on or before the same shall become due), as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might result in the imposition of a Lien or charge upon such properties or any part thereof; provided, however, that it shall not constitute a violation of the provisions of this Section 6.2 if any Loan Party shall fail to perform any such obligation or to pay any such debt (except for obligations for money borrowed), Tax, assessment, governmental charge or levy or claim for labor, materials or supplies which is being contested in good faith, by proper proceedings diligently pursued, and as to which adequate reserves have been provided.
6.3.    Preservation of Existence.
Do or cause to be done all things or proceed with due diligence with any actions or courses of action which may be necessary to preserve and keep in full force and effect its existence under the laws of their respective states of incorporation or formation and all qualifications or licenses in jurisdictions in which such qualification or licensing is required for the conduct of its business, except where the failure to maintain any such qualification or license could not reasonably be expected to have a Material Adverse Effect; provided, however, that nothing herein shall be deemed to prohibit any transaction permitted pursuant to Section 7.3. Parent will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, and reasonable extensions of such fields of enterprise and maintain all requisite authority reasonably necessary to conduct its business in each jurisdiction in which its business is being conducted. The primary business of the Loan Parties and their Subsidiaries shall at all times be the acquisition, development and sale of real estate assets and ancillary and complementary businesses thereto.
6.4.    Maintenance of Properties.
Maintain all its properties and assets in good working order and condition and make all necessary repairs, renewals and replacements thereof so that its business carried on in connection therewith may be properly conducted at all times; and maintain or require to be maintained (a) adequate insurance, by financially sound and reputable insurers, on all properties of the Loan Parties which are of character usually insured by Persons engaged in the same or a similar business (including, without limitation, all Real Property Inventory encumbered by mortgages securing mortgage loans made by any Loan Party, to the extent normally required by prudent mortgagees, and all Real Property Inventory which is subject of an equity investment by any Loan Party, to the extent normally carried by similarly situated prudent builder-developers) against loss or damage resulting from fire, defects in title or other risks insured against by extended coverage and of the kind customarily insured against by those Persons, (b) adequate public liability insurance against tort claims which may be incurred by any Loan Party and (c) such other insurance as may be required by law. Upon the request of the Administrative Agent, Parent will furnish to the Lenders full information as to the insurance carried.
6.5.    Access to Premises and Books.
At all reasonable times, with reasonable advance notice and as often as the Administrative Agent or any Lender may reasonably request, permit authorized representatives and agents (including accountants) designated by the Administrative Agent or any Lender to (a) have access to the premises of Parent and each Restricted Subsidiary and to their respective corporate books and financial records, and all other records relating to their respective operations and procedures, (b) make copies of or excerpts from those books and records and (c) upon reasonable notice to Parent, discuss the respective affairs, finances and operations of the Loan Parties and their Subsidiaries with, and to be advised as to the same by, their respective officers and directors; provided, however, that unless an Event of Default has occurred and is continuing, (i) Borrower shall not be required to pay the expenses for Administrative Agent for more than one visit in any calendar year and (ii) shall not be required to pay the expenses for any visit by any Lender.
6.6.    Notices.
Give prompt written notice to the Administrative Agent of (a) any proceeding instituted by or against the Borrower or any of the Loan Parties in any Federal or state court or before any commission or other regulatory body, Federal, state or local or other governmental agency, which could reasonably be expected to have a Material Adverse Effect, and (b) any other event which could reasonably be expected to lead to or result in a Material Adverse Effect or result in an Event of Default.

6.7.    Further Assurances; Addition and Removal of Guarantors.
(a)    Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements) that may be required under applicable law, or that the Required Lenders or the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents.
(b)    Give the Administrative Agent written notice of the formation or acquisition of any Restricted Subsidiary. Parent will cause any such Restricted Subsidiary that is a Wholly-Owned Subsidiary to become a Loan Party by executing the Guarantee and Pledge Agreement and each other applicable Loan Document. Notwithstanding anything to the contrary, if at any time or from time to time any event results in a Change in Status of a Guarantor, Parent shall deliver notice thereof to the Administrative Agent, including a reasonably detailed description of the Change in Status and a statement of the effective date of the Change in Status. Such notice shall be delivered no later than 45 days after the end of the fiscal quarter during which such Change in Status occurs; provided, however, that with respect to any Change in Status occurring during the last quarter of Parent’s fiscal year, such notice shall be delivered no later than 90 days after the end of such final fiscal quarter. Each Change in Status event shall be effective as of the effective date of such Change in Status, automatically, without any further action by any party to this Agreement, and the Subsidiary that is subject to such Change in Status shall no longer be a Guarantor. In connection with each Change in Status, the Administrative Agent, on behalf of Lenders, shall promptly following receipt of written notice of Change in Status, execute and deliver to Parent a written confirmation of such Change in Status.
6.8.    Compliance with Laws and Other Requirements.
Promptly and fully, comply with, conform to and obey all present and future laws, ordinances, rules, regulations, orders, writs, judgments, injunctions, decrees, awards and all other legal requirements applicable to the Loan Parties, their Subsidiaries and their respective properties, including, without limitation, Regulation Z of the Board, the Federal Interstate Land Sales Full Disclosure Act, ERISA, the Florida Land Sales Act or any similar statute in any applicable jurisdiction, in each case, the violation of which would have a Material Adverse Effect.
6.9.    Use of Proceeds.
Use and cause to be used the proceeds of the Loans for working capital and other general corporate purposes.
6.10.    Information Regarding Collateral.

Furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s corporate name, (ii) in the jurisdiction of organization or formation of any Loan Party, (iii) in any Loan Party’s identity or corporate structure or (iv) in any Loan Party’s Federal Taxpayer Identification Number. Parent agrees not to effect or permit any change referred to in the preceding sentence unless all actions required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral (as defined in the Guarantee and Pledge Agreement) have been taken or are taken concurrent with such change.
SECTION 7. NEGATIVE COVENANTS
Parent and the Borrower hereby agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount (other than contingent obligations such as indemnities and increased costs) is owing to any Lender or the Administrative Agent hereunder:
7.1.    Financial Condition Covenants. Parent shall not:
(a)    Maximum Leverage Ratio. As of the end of each fiscal quarter, permit the Leverage Ratio to exceed 60%.
(b)    Minimum Interest Coverage/Minimum Liquidity Test. As of the end of each fiscal quarter, fail to maintain either (a) Liquidity in an amount not less than the greater of (i) Consolidated Interest Incurred for the twelve months ended on the last day of such fiscal quarter and (ii) $50,000,000 or (b) an Interest Coverage Ratio as follows:

For each fiscal quarter ending during the following periods:	Minimum Interest Coverage Ratio
From the Closing Date through December 31, 2014	1.25:1.00
From January 1, 2015 and thereafter	1.50:1.00

(c)    Minimum Net Worth Test. As of the end of each fiscal quarter, fail to maintain minimum Consolidated Tangible Net Worth of not less than (a) $208,000,000 plus (b) the sum of (i) 50% of the cumulative Consolidated Net Income (excluding any Consolidated Net Income realized from the reversal of any deferred tax assets), if positive, of the Loan Parties and their Subsidiaries from and after July 1, 2013 plus (ii) 50% of the net proceeds from any equity offerings of Parent from and after the Closing Date plus (iii) 75% of deferred tax assets to the extent included on the financial statements delivered in accordance with Section 6.1.
7.2.    Liens and Encumbrances.
Parent shall not, nor shall it permit any Restricted Subsidiary to, grant or suffer or permit to exist any Liens on any of its rights, properties or assets other than Permitted Liens.

7.3.    Limitation on Fundamental Changes.
(a)    Parent shall not, nor shall it permit any of its Restricted Subsidiaries to, do any of the following:
(i)    sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of related transactions) all or substantially all of the assets (whether now owned or hereafter acquired) of Parent and the Subsidiaries (taken as a whole on a consolidated basis);
(ii)    merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it;
(iii)    dissolve, liquidate or wind up its business by operation of law or otherwise; or
(iv)    distribute to the stockholders of the Borrower any Capital Stock of any Subsidiary that is a Guarantor;
provided, however, that any Subsidiary or any other Person may merge into or consolidate with or may dissolve and liquidate into a Loan Party and any Subsidiary that is not a Loan Party may merge into or consolidate with or may dissolve and liquidate into another Subsidiary that is not a Loan Party, if (and only if), (1) in the case of a merger or consolidation involving, or the dissolution or liquidation of, a Loan Party other than the Borrower, the surviving Person is, or upon such merger or consolidation becomes, a Loan Party, (2) in the case of a merger or consolidation involving the Borrower, the Borrower is the surviving Person, (3) the character of the business of the Borrower and the Subsidiaries on a consolidated basis will not be materially changed by such occurrence, and (4) such occurrence shall not constitute or give rise to (a) an Event of Default or (b) Default (beyond all applicable grace and cure periods) in respect of any of the covenants contained in any agreement to which the Borrower or any such Subsidiary is a party or by which its property may be bound if such default would have a Material Adverse Effect.
(b)    Parent shall not, nor shall it permit any of its Restricted Subsidiaries to, acquire another Person unless (i) the primary business of such Person is engaging in homebuilding, land acquisition or land development businesses and businesses that are reasonably related thereto or reasonable extensions thereof and (ii) the majority of shareholders (or other equity interest holders), the board of directors or other governing body of such Person approves such acquisition.
Nothing contained in this Section 7.3, however, shall restrict any sale of assets among the Loan Parties and their Subsidiaries which is in the ordinary course of business or is otherwise in compliance with all other provisions of this Agreement.
7.4.    Permitted Investments.

Parent shall not, nor shall it permit any Restricted Subsidiary to, make any Investment or otherwise acquire any interest in any Person, except:
(a)    Investments in or loans or advances to (i) Parent, (ii) the Borrower or (iii) any Subsidiary that is a Guarantor, (iv) any Restricted Subsidiary that is not a Guarantor from any Restricted Subsidiary that is not a Guarantor; and (v) any Restricted Subsidiary that is not a Loan Party from a Loan Party, provided that the aggregate amount of Investments permitted pursuant to this clause (v) shall not exceed $10,000,000 at any time outstanding; provided that any such Investments in the form of Capital Stock held by a Loan Party shall be pledged pursuant to the Guarantee and Pledge Agreement to the extent required thereby (subject to the limitations applicable to voting stock of Foreign Subsidiaries or Foreign Holding Company Guarantors (in each case, as defined in the Guarantee and Pledge Agreement) referred to therein);
(b)    Cash Equivalents and Permitted Investments;
(c)    receivables owing to Borrower or any Restricted Subsidiary if created or acquired in the ordinary course of business;
(d)    lease, utility and other similar deposits in the ordinary course of business;
(e)    Investments made by Borrower or any Restricted Subsidiary for consideration consisting only of Capital Stock;
(f)    guarantees of performance obligations in the ordinary course of business;
(g)    Investments outstanding on the Closing Date, as set forth on Schedule 7.4;
(h)    Investments permitted by Section 7.3(b);
(i)    Investments in mortgages, receivables, other securities or ownership interests, loans or advances made in connection with a strategy to acquire land or other homebuilding assets through foreclosure or other exercise of remedies;
(j)    Investments in trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;
(k)    Investments or securities received in settlement of debts owing to Borrower or any Restricted Subsidiary in the ordinary course of business;
(l)    loans and advances to employees, agents, customers or suppliers not to exceed $2,000,000 in the aggregate at any time outstanding;

(m)    Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;
(n)    advances made in connection with purchases of goods or services in the ordinary course of business;
(o)    Investments resulting from Hedging Obligations that are entered into for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with operations of Parent and its Subsidiaries and not for speculative purposes;
(p)    Investments, other than those permitted by subsections (a) through (o) above, in Persons (including Unrestricted Subsidiaries and Joint Ventures) that are in the business of homebuilding, land acquisition or land development businesses and businesses that are reasonably related thereto or reasonable extensions thereof not to exceed in the aggregate amount outstanding (to be determined at the time any such Investment is made) at any time the greater of $35,000,000 and 7% of Consolidated Tangible Net Assets; and
(q)    other Investments in the aggregate amount, when taken together with all Investments made pursuant to this Section 7.4(q) and then outstanding, not to exceed $5,000,000.
7.5.    No Margin Stock.
Parent shall not use or permit to be used any of the proceeds of the proceeds of the Loans to purchase or carry any “margin stock” (as defined in Regulation U).
7.6.    Burdensome Agreements.
Parent shall not enter into any Contractual Obligation that limits the ability (i) of any Restricted Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, (ii) of any Restricted Subsidiary to guarantee the Indebtedness of the Borrower under the Loan Documents or (iii) of the Borrower or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person to secure its obligations under the Loan Documents to which it is a party; provided, however, that the foregoing shall not apply to (u) customary restrictions contained in the definitive documents for secured Indebtedness permitted pursuant to this Agreement so long as such restrictions apply only to the Subsidiaries that are party to such agreement and the assets that are collateral for such Indebtedness; (v) customary restrictions contained in the definitive documents for Indebtedness permitted pursuant to this Agreement so long as such restrictions are not more restrictive than those contained in the Loan Documents; (w) restrictions imposed by law or any Loan Document, (x) customary restrictions and conditions contained in agreements relating to a sale of a Subsidiary or all or substantially all of its assets pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is sold and such sale is permitted hereunder, (y) customary provisions in leases, partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer or encumbrance of leasehold interests or ownership interests in such partnership, limited liability company, joint venture or similar Person and (z) with respect to clause (iii) customary provisions in leases restricting the assignment thereof.
7.7.    Restricted Payments.
Parent shall not, nor shall it permit any Restricted Subsidiary to, declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so; provided that (a) any Restricted Subsidiary may declare and make Restricted Payments ratably to its equity holders, (b) Parent or any Restricted Subsidiary may make Restricted Payments to any holder of its Capital Stock in the form of additional shares of Capital Stock of the same class and (c) Parent or any Restricted Subsidiary may make other Restricted Payments so long as (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) Parent would be in compliance, after giving effect to such Restricted Payment and any financing therefor, with the financial covenants set forth in Section 7.1.
7.8.    Prepayment of Indebtedness.
If the Administrative Agent shall have delivered notice to the Borrower of any Default, or if an Event of Default has occurred and is continuing or an acceleration of the indebtedness under this Agreement has occurred, Parent shall not voluntarily prepay, or permit the Borrower or any Guarantor voluntarily to prepay, the principal amount, in whole or in part, of any Indebtedness other than (a) indebtedness owed to each Lender hereunder or under some other agreement between Borrower and such Lender, (b) Indebtedness which ranks pari passu with the indebtedness incurred under this Agreement which is or becomes due and owing whether by reason of acceleration or otherwise, (c) Indebtedness which is exchanged for, or converted into, Capital Stock (or securities to acquire Capital Stock) of any Loan Party and (d) any such prepayment made in connection with the refinancing of Indebtedness which ranks pari passu with the indebtedness incurred under this Agreement.
7.9.    Pension Plan.
Parent shall not enter into, maintain or make contributions to, or permit the Borrower or any Subsidiary to enter into, maintain or make contributions to, directly or indirectly, any plan that is subject to Title IV of ERISA, except for any such defined benefit pension plan(s) of any Person(s) formed or acquired, directly or indirectly, by Parent, the Borrower or any Subsidiary as permitted under this Agreement.
7.10.    Transactions with Affiliates.
Parent shall not enter into any transaction (including, without limitation, the purchase or sale of any property or service) with, or make any payment or transfer to, any Affiliate (or permit any Subsidiary to do any of the foregoing), except upon fair and reasonable terms no less favorable to the Borrower, such Loan Party or such Subsidiary than the Borrower, such Loan Party or such Subsidiary would obtain in a comparable arms’-length transaction, except for the following will be permitted:
(a)    transactions among the Loan Parties and the Restricted Subsidiaries;
(b)    any indemnity provided for the benefit of directors (or comparable managers) of Parent or any Subsidiary;
(c)    the payment of reasonable compensation, severance, or employee benefit arrangements to employees and officers of Parent and its Subsidiaries in the ordinary course of business;
(d)    transaction permitted pursuant to Section 7.3 and Section 7.7.
7.11.    Foreign Assets Control Regulations.
The Borrower shall not use or permit the use of the proceeds of any Loan or any extension of credit in any manner that will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or the Anti-Terrorism Order or any enabling legislation or executive order relating to any of the same. Without limiting the foregoing, neither the Borrowers nor any Loan Party will permit itself nor any of its Subsidiaries to (a) become a blocked person described in Section 1 of the Anti-Terrorism Order or (b) engage in any dealings or transactions or be otherwise associated with any person who is a blocked person.
SECTION 8. EVENTS OF DEFAULT; REMEDIES
If any of the following events shall occur and be continuing:
(a)    the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, Reimbursement Obligation, any fees hereunder or any other amount payable hereunder or under any other Loan Document within five Business Days after any such interest, fees or other amounts becomes due in accordance with the terms hereof; or
(b)    any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document when made which shall be false or misleading in any material respect when made; or
(c)    any Loan Party shall default in the observance or performance of any covenant contained in Sections 6.3 (as it relates to the existence of the Parent or the Borrower), 6.5, 6.6 or 6.9, or Section 7; or

(d)    any Loan Party shall default in the observance or performance of any other covenant contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 8), and such default shall continue unremedied for a period of 30 days after the earlier of the date such Loan Party obtains knowledge of such default or the date on which written notice thereof is given to the Borrower by the Administrative Agent; or
(e)    any Loan Party shall (i) default in making any payment of any principal of or interest on any Indebtedness (including any Contingent Obligation, but excluding the Loans and Non-Recourse Indebtedness) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Contingent Obligations or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Contingent Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness or Contingent Obligations the aggregate outstanding principal amount of which is $10,000,000 or more; or
(f)    (i) Borrower or any other Loan Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; or (ii) there shall be commenced against Borrower or any other Loan Party any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of 60 days; or (iii) there shall be commenced against Borrower or any other Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal for a period of 30 consecutive days following the entry thereof; or (iv) Borrower or any other Loan Party shall take any formal action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Borrower or any other Loan Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (vi) or Borrower or any other Loan Party shall make a general assignment for the benefit of its creditors; or
(g)    (i) an ERISA Event shall have occurred, (ii) a trustee shall be appointed by a United States district court to administer any Pension Plan, (iii) the PBGC shall institute proceedings to terminate any Pension Plan(s), (iv) any Loan Party or any of their respective ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred or will be assessed Withdrawal Liability to such Multiemployer Plan and such entity does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner or (v) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, which could reasonably be expected to result in a Material Adverse Effect; or
(h)    one or more final non-appealable judgments or decrees shall be entered against any Loan Party involving in the aggregate a liability of more than $10,000,000, and all such judgments or decrees shall not have been paid, vacated, discharged, stayed or bonded pending appeal for a period of 30 consecutive days after the entry thereof; or
(i)    any Loan Party shall be found responsible for (A) the release by any Loan Party, any of its Subsidiaries or any other Person of any Hazardous Substance into the environment, or (B) any violation of any Environmental Law or any Federal, state or local health or safety law or regulation, which, in either case of clause (A) or (B), could reasonably be expected to have a Material Adverse Effect; or
(j)    any guarantee under the Guarantee and Pledge Agreement shall cease, for any reason, to be in full force and effect (other than in accordance with its terms), or any Loan Party shall deny in writing that it has any further liability under the Guarantee and Pledge Agreement (excluding release of any Loan Party in accordance with the Loan Documents); or
(k)    any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent to maintain possession of certificates representing securities pledged under the Guarantee and Pledge Agreement; or
(l)    there shall occur any Change of Control of Parent;
then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to Parent or the Borrower, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.
SECTION 9. THE ADMINISTRATIVE AGENT
9.1.    Appointment.
Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

9.2.    Delegation of Duties.
The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.
9.3.    Exculpatory Provisions.
Neither Administrative Agent nor any of its officers, directors, employees, agents, advisors, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence, bad faith or wilful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.
9.4.    Reliance by Administrative Agent.
The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy or email message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower rendered in any legal opinion for the benefit of the Administrative Agent or any Lender), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.
9.5.    Notice of Default.
The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice in writing from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a written notice, the Administrative Agent shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.
9.6.    Non-Reliance on Administrative Agent and Other Lenders.
Each Lender expressly acknowledges that neither the Administrative Agent nor any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Loan Party or any Affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, advisors, attorneys-in-fact or Affiliates.
9.7.    Indemnification.

The Lenders agree to indemnify the Administrative Agent and its officers, directors, employees, Affiliates, agents, advisors and controlling persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Percentage Interests in effect on the date on which indemnification is sought under this Section 9.7, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence, bad faith or wilful misconduct. The agreements in this Section 9.7 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
9.8.    Administrative Agent in Its Individual Capacity.
The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Administrative Agent were not an agent hereunder. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.
9.9.    Successor Administrative Agent.
The Administrative Agent may resign as Administrative Agent upon notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, with the prior written consent of Borrower (such consent not to be unreasonably withheld or delay and not to be required if an Event of Default has occurred and is continuing), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York, or an Affiliate of such bank; provided that, in the event that the Administrative Agent elects not to or is unable to appoint a successor Administrative Agent, the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders, with the consent of the Borrower, to the extent required, appoint a successor agent as provided for above. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 9 and of Section 10.5 shall continue to inure to its benefit.
SECTION 10. MISCELLANEOUS
10.1.    Amendments and Waivers.
Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan of any Lender, reduce the stated rate of any interest or fee payable hereunder (except in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders)) to any Lender or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Commitment or L/C Commitment, in each case without the written consent of such Lender (except that an increase in the available portion of any Commitment of any Lender pursuant to the reallocation provisions of Section 2.20 shall not be deemed to constitute an increase of the Commitment of any Lender); (ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (iii) (A) reduce any percentage specified in the definition of Required Lenders, (B) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents and (C) except in accordance with this Agreement, (1) release all or substantially all of the collateral provided pursuant to this Agreement or (2) release all or substantially all of the Guarantors from their obligations under the Guarantee and Pledge Agreement, in each case without the written consent of all Lenders; (iv) amend, modify or waive any provision of Section 2.14 without the written consent of all the Lenders; (v) amend, modify or waive any provision of Section 9 or any other provision of any Loan Document that affects the Administrative Agent without the written consent of the Administrative Agent; or (vi) amend, modify or waive any provision of Section 3 without the written consent of each Issuing Lender directly affected thereby. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent on a subsequent or other Default or Event of Default. Notwithstanding the foregoing, if, following the Closing Date, the Administrative Agent, Parent and the Borrower shall have jointly identified an ambiguity, mistake, omission, defect or inconsistency, in each case, in any provision of this Agreement or any other Loan Document, then the Administrative Agent, Parent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to this Agreement or any other Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof; it being understood that posting such amendment electronically on IntraLinks/IntraAgency or another relevant website with notice of such posting by the Administrative Agent to the Required Lenders shall be deemed adequate receipt of notice of such amendment.
10.2.    Notices.
All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile machine), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of notice by facsimile machine, when received, addressed as follows in the case of Parent, the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:
Parent and Borrower    William Lyon Homes, Inc.
4695 MacArthur Court, 8th Floor
Newport Beach, CA 92660
Attention: Colin Severn and Rick Robinson
Fax No.: (949) 476-2178
Telephone: (949) 833-3600
Email: Colin.Severn@lyonhomes.com;     Rick.Robinson@Lyonhomes.com

With a copy to:    Latham & Watkins LLP
355 South Grand Avenue
Los Angeles, CA 90071-1560
Attention: Glen B. Collyer
Fax No.: (213) 891-9763
Telephone: (213) 891-8701

Email: glen.collyer@lw.com

Administrative Agent:    Credit Suisse AG
Eleven Madison Avenue
New York, NY 10010
Attention: Agency Group
Fax No.: (212) 322-2291
Telephone: (919) 994-6001
Email: agency.loanops@credit-suisse.com
provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.
Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent or as provided for with respect to Section 6.01 Communications as set forth in Section 6.1; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
10.3.    No Waiver; Cumulative Remedies.
No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
10.4.    Survival of Representations and Warranties.
All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.
10.5.    Payment of Expenses and Taxes; Indemnification.
Parent and the Borrower agree, jointly and severally, (a) to pay or reimburse the Administrative Agent and the Arranger for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the syndication, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, whether or not the transactions hereby or thereby shall be consummated, and the administration of the transactions contemplated hereby and thereby, including the reasonable and documented fees and disbursements of a single counsel (and appropriate local and special counsel) to the Administrative Agent and Arranger and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date or, if the Closing Date does not occur, such other date as the Administrative Agent shall deem appropriate) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate; (b) to pay or reimburse the Administrative Agent, the Lenders and the Issuing Lenders for all their respective reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of one law firm for the Administrative Agent, the Lenders and the Issuing Lenders, except where such expenses relate to any litigation or any other formal proceeding commenced by the Administrative Agent, the Lenders or the Issuing Lenders in which the Administrative Agent, the Lenders and the Issuing Lenders are not the prevailing party; provided that (i) absent an actual or perceived conflict of interest, Borrower and Parent shall not be required to pay for more than one counsel (and appropriate local and special counsel)) under this clause (b) and (ii) if an actual or perceived conflict of interest shall exist, Borrower and Parent shall not be required to pay for more than one counsel (and appropriate local and special counsel)) under this clause (b) for all similarly situated Lenders; (c) to pay, indemnify, and hold each Lender, the Issuing Lenders and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes (but excluding any taxes or increased costs otherwise not subject to the gross-up provided for by Section 2.16(a)), if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Issuing Lenders, the Administrative Agent and the Arranger and their respective officers, directors, employees, trustees, Affiliates, agents, advisors and controlling persons (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law and the reasonable fees and expenses of legal counsel or consultants in connection therewith (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”); provided, that (i) Parent and the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or wilful misconduct of such Indemnitee; (ii) absent an actual or perceived conflict of interest, Borrower and Parent shall not be required to pay for more than one counsel (and appropriate local and special counsel)) under this clause (d) for all Indemnitees and (iii) if an actual or perceived conflict of interest shall exist, Borrower and Parent shall not be required to pay for more than one counsel (and appropriate local and special counsel)) under this clause (d) for all similarly situated Indemnitees. Without limiting the foregoing, and to the extent permitted by applicable law, Parent and the Borrower agree not to assert and to cause their respective Subsidiaries not to assert, and hereby waive and agree to cause their respective Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, Parent and the Borrower agree not to assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. All amounts due under this Section 10.5 shall be payable not later than thirty (30) days after written demand therefor. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive the termination of this Agreement and the repayment of the Loans and all other amounts payable hereunder. To the extent that Parent and the Borrower fail to pay any amount required to be paid by them to the Administrative Agent or any Issuing Lender under this Section 10.5, each Lender severally agrees to pay to the Administrative Agent or such Issuing Lender, as the case may be, such Lender’s Percentage Interest (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or such Issuing Lender in its capacity as such.
10.6.    Successors and Assigns; Participations and Assignments.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, each Lender and each Issuing Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign, participate or otherwise transfer its rights or obligations hereunder except in accordance with this Section (and any attempted assignment or transfer by any Lender without such consent shall be null and void).
(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees (each, an “Assignee”) all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent of:

(A)    the Borrower (such consent not to be unreasonably withheld); provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, and an Approved Fund, or, if an Event of Default has occurred and is continuing, any other Person; provided further that such consent of the Borrower shall be deemed to have been given if the Borrower has not responded within ten Business Days of its receipt of a request for such consent; and
(B)    the Administrative Agent (such consent not to be unreasonably withheld).
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall be in an integral multiple of $500,000 and not less than $2,500,000 unless each of the Borrower and the Administrative Agent otherwise consent; provided that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;
(B)    (1) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent, together with a processing and recordation fee of $3,500 (unless reduced or waived by the Administrative Agent in its discretion) and (2) the assigning Lender shall have paid in full any amounts owing by it to the Administrative Agent;
(C)    the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws; and
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, the Assignee shall have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15 and 2.16 (as they relate to any period during which such Lender was a party hereto), and Sections 2.17 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 10.6.
(iv)    The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). No transfer or assignment of a Lender’s participation hereunder shall be effective unless and until recorded in the Register. The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.
(v)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 10.6 and any written consent to such assignment required by paragraph (b) of this Section 10.6, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)    (i)  Subject to Section 10.6(a)(ii), any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more Persons (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the

Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to clause (i) of the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of, and subject to the obligations under, Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.6. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender; provided such Participant shall be subject to Section 10.7(a) as though it were a Lender.
(ii)    A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the Borrower provides prior written consent that such Participant may be entitled to receive a greater payment under Section 2.15 or 2.16. Any Participant shall not be entitled to the benefits of Section 2.16 unless such Participant complies with the applicable provisions of Section 2.16.
(iii)    Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 10.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.
(e)    The Borrower, upon receipt of written notice from the relevant Lender, agrees promptly to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

10.7.    Adjustments; Set off.
(a)    Except to the extent that this Agreement or a court order expressly provides for payments to be allocated to a particular Lender, if any Lender (a “Benefitted Lender”) shall receive any payment of all or part of the Obligations owing to it (other than in connection with an assignment made pursuant to Section 10.6), or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.
(b)    In addition to any rights and remedies of the Lenders provided by law, each Lender and their respective Affiliates shall have the right, without notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any Obligations becoming due and payable by the Borrower (whether at the stated maturity, by acceleration or otherwise, but after giving effect to any applicable period of grace), to apply to the payment of such Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, any Affiliate thereof or any of their respective branches or agencies to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such application made by such Lender or its Affiliate; provided that the failure to give such notice shall not affect the validity of such application.
10.8.    Counterparts.
This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
10.9.    Severability.
Any provision of this Agreement that is prohibited, invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, invalidity, illegality or unenforceability without invalidating the remaining provisions hereof, and any such prohibition, invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the prohibited, invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the prohibited, invalid, illegal or unenforceable provisions.
10.10.    Integration.
This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
10.11.    GOVERNING LAW.
THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND SUCH OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS MOST RECENTLY PUBLISHED AND IN EFFECT, ON THE DATE SUCH LETTER OF CREDIT WAS ISSUED, BY THE INTERNATIONAL CHAMBER OF COMMERCE (THE “UNIFORM CUSTOMS”) AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.
10.12.    Submission to Jurisdiction; Waivers.
Each party to this Agreement hereby irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding arising out of or relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York and appellate courts from any thereof;
(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address in accordance with Section 10.2;
(d)    consents to the service of process in the manner provided for notices in Section 10.2 and agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 10.12 any special, exemplary, punitive or consequential damages.
10.13.    Acknowledgements.
The Borrower hereby acknowledges that:
(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;
(b)    neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.
10.14.    Releases of Guarantees.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by Borrower having the effect of releasing any guarantee obligations to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1; provided that releases of Guarantors must comply with Section 6.7 unless otherwise consented to by the Lenders in accordance with Section 10.1.
10.15.    Release of Collateral.

(a)    If any of the Collateral (as defined in the Guarantee and Pledge Agreement) shall be sold, transferred or otherwise disposed of by any Loan Party in a transaction permitted by this Agreement (including by way of merger, consolidation or in connection with the sale of a Subsidiary permitted hereunder or as a result of a consent or waiver provided pursuant to Section 10.1), then the Administrative Agent, at the request of Parent, shall execute and deliver all releases or other documents necessary or desirable to evidence the release of the Liens created by any of the Security Documents on such Collateral (as defined in the Guarantee and Pledge Agreement).
(b)    The Lenders hereby expressly authorize the Administrative Agent to, and the Administrative Agent hereby agrees to execute and deliver to the Loan Parties, all such instruments and documents as the Loan Parties may reasonably request to effectuate, evidence or confirm any release provided for in this Section 10.15, all at the sole cost and expense of the Loan Parties. Any execution and delivery of documents pursuant to this Section 10.15 shall be without recourse to or representation or warranty by the Administrative Agent.
(c)    Without limiting the provisions of Section 10.5, Parent and the Borrower shall reimburse the Administrative Agent upon demand for all reasonable and documented costs and expenses, including reasonable and documented fees, disbursements and other charges of a single counsel (and appropriate local counsel), incurred by any of them in connection with any action contemplated by this Section 10.15.
10.16.    Confidentiality.
Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party, the Administrative Agent or any Lender pursuant to or in connection with this Agreement; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any Affiliate thereof, provided that any such Affiliate shall be subject to the provisions of this Section 10.16, (b) subject to an agreement to comply with the provisions of this Section 10.16, to any actual or prospective Transferee, (c) to its employees, directors, agents, attorneys, accountants, legal counsel and other professional advisors or those of any of its Affiliates, provided that any such Person shall either (i) have a legal obligation to keep such information confidential or (ii) shall agree to be bound by the provisions of this Section 10.16 (or provisions substantially similar hereto), (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if required to do so in connection with any litigation or similar proceeding arising under or related to this credit facility, (g) that has been publicly disclosed other than as a result of a breach of this Section 10.16, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document, (j) if agreed in writing by the Borrower in its sole discretion, to any other Person, (k) the CUSIP

Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans or market data collectors, similar services, providers to the lending industry and service providers to the Administrative Agent in connection with the administration and management of this Agreement and the Loan Documents or (l) to the extent such information becomes publicly available other than as a result of a breach of this Section 10.16.
Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the Borrower and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.
All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.
10.17.    WAIVERS OF JURY TRIAL.
THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.17.
10.18.    USA Patriot Act.
Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.
10.19.    Headings.
Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
[Signatures appear on the next page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

WILLIAM LYON HOMES, as Parent,

By:	/S/ Richard S. Robinson
Name: Richard S. Robinson
Title: Senior Vice President

By:	/S/ Colin T. Severn
Name: Colin T. Severn
Title: Vice President
Chief Financial Officer

WILLIAM LYON HOMES, INC., as Borrower,

By:	/S/ Richard S. Robinson
Name: Richard S. Robinson
Title: Senior Vice President

By:	/S/ Colin T. Severn
Name: Colin T. Severn
Title: Vice President
Chief Financial Officer

[Signature page to Credit Agreement with William Lyon Homes, Inc.]

[[NYCORP:3413775v16:4640w: 08/06/2013--02:31 PM]]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as the Administrative Agent, a Lender and an Issuing Lender

By:	/S/ Bill O'Daly
Name: Bill O’Daly
Title: Authorized Signatory

By:	/S/ Michael D'Onofrio
Name: Michael D’Onofrio
Title: Authorized Signatory

[Signature page to Credit Agreement with William Lyon Homes, Inc.]

[[NYCORP:3413775v16:4640w: 08/06/2013--02:31 PM]]

CITIBANK, N.A., as a Lender and an Issuing Lender,

By:
Name: Illegible
Title:

COMERICA BANK, as a Lender and an Issuing Lender,

By:	/S/ David Plattner
Name: David Plattner
Title: VP – Western Market

JPMORGAN CHASE BANK, N.A., as a Lender and an Issuing Lender,

By:	/S/ Kimberly Turner
Name: Kimberly Turner
Title: Executive Director

SCHEDULE 1.1A

Commitments

Lender	Commitment
Comerica Bank	$20,000,000
Credit Suisse AG, Cayman Islands Branch	$30,000,000
Citibank, N.A.	$30,000,000
JPMorgan Chase Bank, N.A.	$20,000,000

SCHEDULE 1.1B

Existing Liens

None.

SCHEDULE 1.1C

Initial Guarantors

1.	William Lyon Homes

2.	California Equity Funding, Inc.

3.	Circle G at the Church Farm North Joint Venture, LLC

4.	Duxford Financial, Inc.

5.	HSP Inc.

6.	Lyon East Garrison Company I, LLC

7.	Lyon Waterfront LLC

8.	Mountain Falls Golf Course, LLC

9.	Mountain Falls, LLC

10.	NVHDEV-GP, Inc.

11.	NVH Development, LLC

12.	NVH INV, LLC

13.	NVH Parent, LLC

14.	NVH WIP LLLP

15.	PH Ventures-San Jose

16.	PH—LP Ventures

17.	PH-Rielly Ventures

18.	Presley CMR, Inc.

19.	Presley Homes

20.	Sycamore CC, Inc.

21.	William Lyon Southwest, Inc.

22.	WLH Enterprises

SCHEDULE 1.1D

L/C Commitments

Lender	Commitment
Comerica Bank	$10,000,000
Credit Suisse AG, Cayman Islands Branch	$15,000,000
Citibank, N.A.	$15,000,000
JPMorgan Chase Bank, N.A.	$10,000,000

SCHEDULE 1.1E

Unrestricted Subsidiaries

1.	Cerro Plata Associates, LLC

2.	Duxford Insurance Services, LLC

3.	Duxford Title Reinsurance Company

4.	Henry Ranch LLC

5.	Horsethief Canyon Partners

6.	Laguna Big Horn, LLC

7.	Lyon Mayfield, Inc.

8.	Lyon Mayfield, LLC

9.	Lyon Mission, LLC

10.	Nobar Water Company

11.	Whitney Ranch Village 5 LLC

12.	Silver Creek Preserve

SCHEDULE 4.6

Litigation
None.

SCHEDULE 4.12

Schedule 4.12(a)
Subsidiaries

Classification	Subsidiary	State of Incorporation or Formation	Jurisdictions of Foreign Qualification	Capital Stock Outstanding	WLH Owner(s)	Ownership Percentage
Subsidiary & Joint Venture	4S Ranch Planning Area 38, LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	>50
Guarantor	California Equity Funding, Inc.	California	None	1,000 shares issued; One class of stock; 100,000 shares authorized	William Lyon Homes	100
Unrestricted Subsidiary	Cerro Plata Associates, LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	100
Guarantor	Circle G at the Church Farm North Joint Venture, LLC	Arizona	None	Membership Interests	William Lyon Homes, Inc.	100
Guarantor	Duxford Financial, Inc.	California	None	1,000 shares of capital stock issued; 1,000 shares of capital stock authorized	William Lyon Homes	100
Unrestricted Subsidiary	Duxford Insurance Services, LLC	California	None	Membership Interests	Duxford Financial, Inc.	100
Unrestricted Subsidiary	Duxford Title Reinsurance Company	Vermont	None	100,000 shares of common stock issued; 200,000 shares of a single class of stock authorized	William Lyon Homes, Inc.	100
Unrestricted Subsidiary & Joint Venture	Henry Ranch, LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	>50
Unrestricted Subsidiary	Horsethief Canyon Partners	California	None	Partnership Interests	William Lyon Homes, Inc. & HSP, Inc.	100
Guarantor	HSP, Inc.	California	None	10,000 shares of common stock issued; 10,000 shares of a single class of stock authorized	William Lyon Homes, Inc.	100
Unrestricted Subsidiary	Laguna Big Horn, LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	100
Subsidiary & Joint Venture	Lyon Branches, LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	>50
Guarantor	Lyon East Garrison Company I, LLC	California	None	Membership Interests	William Lyon Homes, Inc.	100

Classification	Subsidiary	State of Incorporation or Formation	Jurisdictions of Foreign Qualification	Capital Stock Outstanding	WLH Owner(s)	Ownership Percentage
Unrestricted Subsidiary	Lyon Mayfield, Inc.	Delaware	California	100 shares of common stock issued; 3,000 shares of Common Stock, par value $0.001	William Lyon Homes, Inc.	100
Unrestricted Subsidiary	Lyon Mayfield, LLC	Delaware	California	Membership Interests	Lyon Mayfield, Inc.	100
Unrestricted Subsidiary	Lyon Mission, LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	100
Subsidiary & Joint Venture	Lyon Treviso, LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	>50
Subsidiary & Joint Venture	Lyon Vista Del Mar 533, LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	>50
Guarantor	Lyon Waterfront, LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	100
Guarantor	Mountain Falls Golf Course, LLC	Nevada	None	Membership Interests	WLH Enterprises	100
Guarantor	Mountain Falls, LLC	Nevada	None	Membership Interests	William Lyon Homes, Inc.	100
Unrestricted Subsidiary	Nobar Water Company	California	None	630 shares of common stock issued; 840 shares of common stock authorized	William Lyon Homes, Inc.	66.67
Guarantor	PH Ventures-San Jose	California	None	25,000 shares of common stock issued; 100,000 shares of a single class of stock authorized	William Lyon Homes, Inc.	100
Guarantor	PH-LP Ventures	California	None	25,000 shares of common stock issued. 100,000 shares of a single class of stock authorized	William Lyon Homes, Inc.	100
Guarantor	PH-Rielly Ventures	California	None	25,000 shares of common stock issued; 100,000 shares of a single class of stock authorized	William Lyon Homes, Inc.	100
Guarantor	Presley CMR, Inc.	California	None	100 shares of common stock issued; 1,000 shares of a single class of stock authorized	William Lyon Homes, Inc.	100
Guarantor	Presley Homes	California	None	100,000 shares of common stock issued; 100,000 shares of a single class of stock authorized	William Lyon Homes, Inc.	100
Subsidiary & Joint Venture	San Miguel Village, LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	>50
Unrestricted Subsidiary	Silver Creek Preserve	California	None	N/A	William Lyon Homes, Inc.	100

Classification	Subsidiary	State of Incorporation or Formation	Jurisdictions of Foreign Qualification	Capital Stock Outstanding	WLH Owner(s)	Ownership Percentage
Subsidiary & Joint Venture	Spectrum 90 Investors, LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	>50
Guarantor	Sycamore CC, Inc.	California	None	100,000 shares of common stock issued; 100,000 shares of a single class of stock authorized	William Lyon Homes, Inc.	100
Unrestricted Subsidiary	Whitney Ranch Village 5, LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	100
Borrower	William Lyon Homes, Inc.	California	Nevada, Arizona	115,875 shares of common stock issued; 1,000,000 shares of common stock authorized
Guarantor	William Lyon Southwest, Inc.	Arizona	None	100 shares of common stock issued; 100,000 shares of Common Stock, no par value	William Lyon Homes, Inc.	100
Guarantor	WLH Enterprises	California	None	Membership Interests	William Lyon Homes, Inc. & Presley CMR, Inc.	100

Schedule 4.12(b)
Joint Ventures

Classification	Subsidiary	State of Incorporation or Formation	Jurisdictions of Foreign Qualification	Capital Stock Outstanding	WLH Owner(s)	Ownership Percentage
Subsidiary & Joint Venture	4S Ranch Planning Area 38, LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	>50
Joint Venture	Bayport Mortgage, L.P.	California	None	Membership Interests	William Lyon Homes & Duxford Financial, Inc.	50
Joint Venture	Brentwood Palmilla Owner, LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	≤50
Joint Venture	East Garrison Partners I, LLC	California	None	Membership Interests	Lyon East Garrison Company I, LLC	50
Unrestricted Subsidiary & Joint Venture	Henry Ranch, LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	>50
Subsidiary & Joint Venture	Lyon Branches, LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	>50
Subsidiary & Joint Venture	Lyon Treviso, LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	>50
Subsidiary & Joint Venture	Lyon Vista Del Mar 533, LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	>50
Joint Venture	Lyon Whistler, LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	≤50
Joint Venture	PLC/Lyon Waterfront Residential, LLC	Delaware	California	Membership Interests	Lyon Waterfront, LLC	50
Joint Venture	Queen Creek Joint Venture, LLC	Arizona	None	Membership Interests	William Lyon Homes, Inc.	50
Subsidiary & Joint Venture	San Miguel Village, LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	>50
Subsidiary & Joint Venture	Spectrum 90 Investors, LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	>50

SCHEDULE 6.1(f)
Format of Joint Venture Reporting

Investment in Joint Ventures	Date Formed	Location	WLH Voting Percentage	Total Joint Venture Assets	Total Joint Venture Liabilities /Debt	Total Joint Venture Equity	WLH Share of Equity	Joint Venture Net Earnings	WLH Share of Net Earnings

Name	—	—	—%	—	—	—	—	—	—
Name	—	—	—%	—	—	—	—	—	—
Name	—	—	—%	—	—	—	—	—	—
Name	—	—	—%	—	—	—	—	—	—
Name	—	—	—%	—	—	—	—	—	—
Name	—	—	—%	—	—	—	—	—	—
Name	—	—	—%	—	—	—	—	—	—
Name	—	—	—%	—	—	—	—	—	—
Total Investment in Joint Ventures				—	—	—	—	—	—

SCHEDULE 7.4
Existing Investments

Classification	Investment	Amount
Joint Venture	Bayport Mortgage, L.P.	0
Joint Venture	Brentwood Palmilla Owner, LLC	$2,647,998
Unrestricted Subsidiary	Cerro Plata Associates, LLC
Unrestricted Subsidiary	Duxford Insurance Services, LLC
Unrestricted Subsidiary	Duxford Title Reinsurance Company
Joint Venture	East Garrison Partners I, LLC	0
Unrestricted Subsidiary & Joint Venture	Henry Ranch LLC	0
Unrestricted Subsidiary	Horsethief Canyon Partners
Unrestricted Subsidiary	Laguna Big Horn, LLC
Unrestricted Subsidiary	Lyon Mayfield, Inc.
Unrestricted Subsidiary	Lyon Mayfield, LLC
Unrestricted Subsidiary	Lyon Mission, LLC
Joint Venture	Lyon Whistler, LLC	$4,994,000
Unrestricted Subsidiary	Nobar Water Company
Joint Venture	PLC/Lyon Waterfront Residential LLC	0
Joint Venture	Queen Creek Joint Venture, LLC	0
Unrestricted Subsidiary	Silver Creek Preserve
Unrestricted Subsidiary	Whitney Ranch Village 5 LLC

EXHIBIT A

GUARANTEE AND PLEDGE AGREEMENT
dated as of
August 7, 2013
among
WILLIAM LYON HOMES, INC.,

WILLIAM LYON HOMES,

Certain Subsidiaries of WILLIAM LYON HOMES,
from time to time party hereto

and
CREDIT SUISSE AG,
as Administrative Agent

[CS&M Ref No. 5865-860]

i

ii

iii

Schedules
Schedule I    Subsidiary Guarantors
Schedule II    Capital Stock

Exhibits
Exhibit A    Form of Supplement
Exhibit B    Form of Perfection Certificate

1

GUARANTEE AND PLEDGE AGREEMENT dated as of August 7, 2013 (this “Agreement”), among WILLIAM LYON HOMES, INC., a California corporation (the “Borrower”), WILLIAM LYON HOMES, a Delaware corporation (“Parent”), certain Subsidiaries of Parent from time to time party hereto and CREDIT SUISSE AG, as administrative agent (in such capacity, the “Administrative Agent”) for the benefit of the Secured Parties (as defined herein).
PRELIMINARY STATEMENT

Reference is made to the Credit Agreement dated as of August 7, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Parent, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent.
The Lenders and the Issuing Lenders (such term and each other capitalized term used but not defined in this preliminary statement having the meaning given or ascribed to it in Article I) have agreed to extend credit to the Borrower pursuant to, and upon the terms and conditions specified in, the Credit Agreement. The obligations of the Lenders and the Issuing Lenders to extend credit to the Borrower are conditioned upon, among other things, the execution and delivery of this Agreement by the Borrower and each Guarantor. Each Guarantor is an affiliate of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Lenders to extend such credit.
Accordingly, the parties hereto agree as follows:
SECTION 11.

DEFINITIONS
11.1.    Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings set forth in the Credit Agreement. All capitalized terms defined in the New York UCC (as such term is defined herein) and not defined in this Agreement have the meanings specified therein. All references to the Uniform Commercial Code shall mean the New York UCC.
(b)    The rules of construction specified in Section 1.2 of the Credit Agreement also apply to this Agreement.
11.2.    Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“Administrative Agent” shall have the meaning assigned to such term in the preamble.
“Borrower” shall have the meaning assigned to such term in the preamble.
“Collateral” shall have the meaning assigned to such term in Section 3.01.
“Federal Securities Laws” shall have the meaning assigned to such term in Section 5.03.
“Foreign Holding Company Guarantor” shall mean any Subsidiary that is not a Foreign Subsidiary (a) that is a disregarded entity for U.S. Federal income tax purposes and (b) substantially all of the assets of which consist of Capital Stock and/or Indebtedness of one or more Foreign Subsidiaries (or other Foreign Holding Company Guarantors) and any other assets incidental thereto.

1

“Foreign Subsidiary” shall mean any Subsidiary that is not incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.
“Grantors” shall mean the Borrower and the Guarantors.
“Guarantors” shall mean Parent and the Subsidiary Guarantors.
“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.
“Obligations” shall mean (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide Cash Collateral, and (iii) all other monetary obligations of the Borrower to any of the Secured Parties under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents.
“Parent” shall have the meaning assigned to such term in the preamble.
“Perfection Certificate” shall mean a certificate substantially in the form of Exhibit B, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Responsible Officer of Parent.
“Pledged Securities” shall mean any stock certificates or other securities now or hereafter included in the Collateral, including all certificates, instruments or other documents representing or evidencing any Collateral.
“Pledged Stock” shall have the meaning assigned to such term in Section 3.01.
“Secured Parties” shall mean (a) the Lenders, (b) the Administrative Agent, (c) any Issuing Lender, (d) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (e) the successors and assigns of each of the foregoing.
“Subsidiary Guarantor” shall mean (a) the Subsidiaries identified on Schedule I hereto as Subsidiary Guarantors and (b) each other Subsidiary that becomes a party to this Agreement as a Subsidiary Guarantor after the Closing Date.
SECTION 12.

GUARANTEE
12.1.    Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of

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the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any Obligation, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.
12.2.    Guarantee of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Borrower or any other Person.
12.3.    No Limitations, Etc. (a) Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 7.15, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement, (iii) the release of, or any impairment of or failure to perfect any Lien on or security interest in, any security held by the Administrative Agent or any other Secured Party for the Obligations or any of them, (iv) any default, failure or delay, wilful or otherwise, in the performance of the Obligations, (v) any law, regulation, decree or order of any jurisdiction or any other event, to the extent such Guarantor can lawfully waive application thereof, or (vi) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations). Each Guarantor expressly authorizes the Administrative Agent to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in its sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.
(b)    To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations. The Administrative Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor hereby waives any defense arising out of any such election (including any defense or benefits that may be afforded by Sections 580a and 580d of the California Code of Civil Procedure or any statute or law in any other jurisdiction having similar effect), even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.

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12.4.    Reinstatement. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise.
12.5.    Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.
12.6.    Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any other Secured Party will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.
SECTION 13.

PLEDGE OF SECURITIES
13.1.    Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby assigns and pledges to the Administrative Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under (a)(i) the Capital Stock owned by such Grantor on the date hereof (including all such Capital Stock listed on Schedule II), (ii) any other Capital Stock obtained in the future by such Grantor and (iii) the certificates representing all such Capital Stock (all the foregoing collectively referred to herein as the “Pledged Stock”); provided, however, that the Pledged Stock shall not include (A) more than 66% of the issued and outstanding voting Capital Stock of (y) any Foreign Subsidiary or (z) any Foreign Holding Company Guarantor and (B) Capital Stock in any Person other than Wholly-Owned Subsidiaries, to the extent the grant of a security interest or Lien therein or the exercise of remedies with respect thereto is prohibited under the terms of the governing documents of such Person (the issuer of such Capital Stock) or any related joint venture, shareholder or like agreement binding on any shareholder, partner or member of such Person, or requires, under such governing documents or like agreement, the consent of any governing body, shareholder, partner or member of such Person (other than of the Borrower or any of its Affiliates) and such consent shall not have been obtained; (b) subject to Section 3.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clause (a) above; (c) subject to Section 3.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a) and (b) above, and (d) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (d) above being collectively referred to as the “Collateral”).
TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Administrative Agent, its successors and assigns, for the

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ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.
13.2.    Delivery of the Collateral. (a)  Each Grantor agrees to deliver or cause to be delivered to the Administrative Agent any and all certificates, instruments or other documents representing or evidencing Pledged Securities (a) within ten Business Days of the date hereof (or such later date as the Administrative Agent may, in its sole discretion, determine), in the case of any such Pledged Securities owned by such Grantor on the date hereof and (b) not later than the deadline for the delivery of the financial statements pursuant to Sections 6.1(a) and 6.1(b) of the Credit Agreement for the fiscal month in which such certificates or instruments are received in the case of any such Pledged Securities acquired by such Grantor after the date hereof; provided, however, that in the case of the acquisition of Pledged Securities that are material to Parent and its Subsidiares taken as a whole, such Grantor agrees to use its reasonable best efforts to cause all certificates or instruments representing or evidencing such Pledged Securities to be delivered not later than 30 days after the acquisition thereof.
(b)    Upon delivery to the Administrative Agent, any certificate representing or evidencing Pledged Securities shall be accompanied by undated transfer powers duly executed in blank and such other instruments or documents as the Administrative Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the applicable securities, which schedule shall be attached hereto as Schedule II and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of the pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.
13.3.    Representations, Warranties and Covenants. Each Grantor represents, warrants and covenants to and with the Administrative Agent, for the benefit of the Secured Parties, that:
(i)    Schedule II (as updated pursuant to Section 3.02) correctly sets forth the percentage of the issued and outstanding shares of each class of the Capital Stock of the issuer thereof represented by such Pledged Stock and includes all Capital Stock required to be pledged hereunder by such Grantor;
(ii)    the Pledged Stock pledged by such Grantor has been duly and validly authorized and issued by the issuers thereof and is fully paid and nonassessable;
(iii)    except for the security interests granted hereunder (or otherwise permitted under the Credit Agreement), such Grantor (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II (as updated pursuant to Section 3.02) as owned by such Grantor, (ii) holds the same free and clear of all Liens (other than Permitted Liens), (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Collateral, other than Permitted Liens and transfers made in compliance with the Credit Agreement, and (iv) subject to Sections 3.04 and 3.06, will cause any and all Collateral that is owned by such Grantor and is a certificated security or instrument, whether for value paid by such Grantor or otherwise, to be forthwith deposited with the Administrative Agent and pledged or assigned hereunder;
(iv)    except for restrictions and limitations imposed by the Loan Documents or securities laws generally, the Collateral is and will continue to be freely transferable and assignable, and none of the Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder;

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(v)    such Grantor (i) has the power and authority to pledge the Collateral pledged by it hereunder in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created or permitted by the Loan Documents), however arising, of all Persons whomsoever;
(vi)    no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge by such Grantor effected hereby (other than such as have been obtained and are in full force and effect);
(vii)    by virtue of the execution and delivery by such Grantor of this Agreement, when any Pledged Securities are delivered by such Grantor to the Administrative Agent in accordance with this Agreement, the Administrative Agent will obtain a legal, valid and perfected first priority lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations;
(viii)    the pledge effected hereby is effective to vest in the Administrative Agent, for the ratable benefit of the Secured Parties, the rights of the Administrative Agent in the Collateral as set forth herein and all action by such Grantor necessary or desirable to protect and perfect the Lien on the Collateral has been duly taken;
(ix)    the Perfection Certificate (i) has been duly prepared, completed and executed and the information set forth therein with respect to such Grantor is correct and complete in all material respects and (ii) accurately sets forth the complete legal name and jurisdiction of organization or formation of such Grantor;
(x)    such Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Administrative Agent may from time to time reasonably request to better assure, preserve, protect and perfect the security interest in the Collateral and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of such security interest and the filing of any financing statements or other documents in connection herewith or therewith; and
(xi)    such Grantor hereby authorizes the Administrative Agent to file such financing statements, continuation statements and take such other actions as the Administrative Agent deems necessary or appropriate to perfect (and continue) its first priority security interest in the Collateral under the New York UCC.
13.4.    Limited Liability Company Interests and Limited Partnership Interests. Each Grantor acknowledges and agrees that (i) each interest in any limited liability company or limited partnership which is a Subsidiary and pledged hereunder and not represented by a certificate, shall not be for purposes of this Agreement and the other Loan Documents a “security” within the meaning of Article 8 of the New York UCC and shall not be governed by Article 8 of the New York UCC, and (ii) such Grantor shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the New York UCC or issue any certificate representing such interest, unless such Grantor provides prior written notification to the Administrative Agent of such election and promptly delivers any such certificate to the Administrative Agent pursuant to the terms hereof.
13.5.    Registration in Nominee Name; Denominations. The Administrative Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Administrative Agent. Each Grantor will promptly give to the Administrative Agent copies of any notices or other communications received by it with respect to Pledged

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Securities in its capacity as the registered owner thereof. The Administrative Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.
13.6.    Voting Rights; Dividends and Interest, Etc. (a)  Unless and until an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given the Grantors notice of its intent to exercise its rights under this Agreement (which notice shall be deemed to have been given immediately upon the occurrence of an Event of Default under paragraph (f) of Section 8 of the Credit Agreement):
(a)        Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided, however, that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Administrative Agent or the other Secured Parties under this Agreement or the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.
(b)        The Administrative Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (i) above.
(c)        Each Grantor shall be entitled to receive and retain any and all dividends and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable law; provided, however, that any noncash dividends or other noncash distributions that would constitute Pledged Stock, whether resulting from a subdivision, combination or reclassification of the outstanding Capital Stock of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the ratable benefit of the Secured Parties and shall be forthwith delivered to the Administrative Agent in the same form as so received (with any necessary endorsement, transfer power or other instrument of assignment).
(b)    Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have notified (or shall be deemed to have notified pursuant to Section 3.06(a)) the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section 3.06, then all rights of any Grantor to dividends or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.06 shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends or other distributions. All dividends or other distributions received by any Grantor contrary to the provisions of this Section 3.06 shall be held in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Administrative Agent upon demand in the same form as so received (with any necessary endorsement or instrument of assignment). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this paragraph (b) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02. After all

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Events of Default have been cured or waived and each applicable Grantor has delivered to the Administrative Agent certificates to that effect, the Administrative Agent shall, promptly after all such Events of Default have been cured or waived, repay to each applicable Grantor (without interest) all dividends or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.06 and that remain in such account.
(c)    Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have notified (or shall be deemed to have notified pursuant to Section 3.06(a)) the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 3.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06, and the obligations of the Administrative Agent under paragraph (a)(ii) of this Section 3.06, shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights.
(d)    Any notice given by the Administrative Agent to the Grantors suspending their rights under paragraph (a) of this Section 3.06 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Administrative Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Administrative Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.
SECTION 14.

[INTENTIONALLY OMITTED]
SECTION 15.

REMEDIES
15.1.    Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Administrative Agent on demand, and it is agreed that the Administrative Agent shall have the right with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Administrative Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights

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of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
The Administrative Agent shall give each applicable Grantor 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by applicable law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be presumed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.
15.2.    Application of Proceeds. The Administrative Agent shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral, including any Collateral consisting of cash, as follows:
FIRST, to the payment of all reasonable and documented costs and expenses incurred by the Administrative Agent (in its capacity as such hereunder or under any other Loan Document) in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the reasonable and documented fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Grantor and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;
SECOND, to the payment in full of all other Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

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THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.
The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.
15.3.    Securities Act, Etc. In view of the position of the Grantors in relation to the Collateral, or because of other current or future circumstances, a question may arise under the U.S. Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Administrative Agent may, with respect to any sale of the Collateral, limit the purchasers to those who will agree, among other things, to acquire such Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Administrative Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Administrative Agent shall incur no responsibility or liability for selling all or any part of the Collateral at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached. The provisions of this Section 5.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells.
SECTION 16.

INDEMNITY, SUBROGATION AND SUBORDINATION
16.1.    Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part a claim of any Secured Party, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

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16.2.    Contribution and Subrogation. Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation, or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party, and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in Section 6.01, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to (i) the amount of such payment or (ii) the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 7.16, the date of the supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Guarantor under Section 6.01 to the extent of such payment.
16.3.    Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 6.01 and 6.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of its obligations hereunder.
(b)    The Borrower and each Guarantor hereby agree that all Indebtedness and other monetary obligations owed by it to, or to it by, the Borrower or any Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Obligations; provided that unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given the Borrower notice directing the Borrower and the Guarantors to discontinue such payments, the Borrower and the Guarantors may repay and incur such Indebtedness and other monetary obligations pursuant to the terms thereof and to the extent permitted under the Credit Agreement.
SECTION 17.

MISCELLANEOUS
17.1.    Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.2 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Guarantor shall be given to it in care of the Borrower as provided in Section 10.2 of the Credit Agreement.
17.2.    Security Interest Absolute. All rights of the Administrative Agent hereunder, the grant of a security interest in the Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to the foregoing, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

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17.3.    Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Lender or Issuing Lender or on their behalf and notwithstanding that the Administrative Agent, any Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid or the aggregate L/C Obligations do not equal zero and so long as the Commitments or the L/C Commitments have not expired or terminated.
17.4.    Binding Effect; Several Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Loan Party and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Administrative Agent and the other Secured Parties and their respective permitted successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer by any Loan Party shall be void) except as expressly contemplated or permitted by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.
17.5.    Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
17.6.    Administrative Agent’s Fees and Expenses; Indemnification. (a) The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 10.5 of the Credit Agreement.
(b)    Without limitation of its indemnification obligations under the other Loan Documents, each Grantor jointly and severally agrees to indemnify the Administrative Agent and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, and related reasonable and documented out of pocket expenses, including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any agreement or instrument contemplated hereby or any claim, litigation, investigation or proceeding relating to any of the foregoing or to the Collateral, regardless of whether any Indemnitee is a party thereto or whether initiated by a third party or by a Loan Party or any Affiliate thereof; provided, however, that (i) such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or wilful misconduct of such Indemnitee and (ii) absent an actual or perceived conflict of interest, the Grantors shall not be required to pay for more than one counsel (and appropriate local and special counsel)) under this clause (b) for all Indemnitees and (iii) if an actual or perceived conflict of interest shall exist, the Grantors shall not be required to pay for more than one counsel (and appropriate local and special counsel)) under this clause (b) for all similarly situated Indemnitees. To the extent permitted by applicable law, no Grantor shall assert, and each Grantor hereby waives any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or

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punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated hereby, any Loan or Letter of Credit or the use of proceeds thereof.
(c)    Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section 7.06 shall be payable on written demand therefor and shall bear interest, on and from the date of demand, at the rate specified in Section 2.11(b) of the Credit Agreement.
17.7.    Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Administrative Agent as the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to carry out the provisions hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Administrative Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (c) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (d) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral, and (e) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the provisions of this Agreement in accordance with its terms, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, wilful misconduct or bad faith.
17.8.    Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
17.9.    Waivers; Amendment. (a) No failure or delay by the Administrative Agent, any Issuing Lender or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Lenders and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or

13

issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or any Issuing Lender may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.
(b)    Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.1 of the Credit Agreement.
17.10.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.
17.11.    Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
17.12.    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 7.04. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
17.13.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

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17.14.    Jurisdiction; Consent to Service of Process. (a) Each of the Grantors hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America, sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the Loan Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the Loan Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Grantor or its properties in the courts of any jurisdiction.
(b)    Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any New York state or federal court referred to in paragraph (a) of this Section 7.14. Each of the Loan Parties hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)    Each of the Loan Parties hereby irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement or any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.
17.15.    Termination or Release. (a) This Agreement, the guarantees provided hereby, the pledge of the Collateral and all other security interests granted hereby shall terminate when all the Obligations (other than contingent obligations for indemnification and expense reimbursement) have been paid in full in cash, the Lenders have no further commitment to lend under the Credit Agreement, the aggregate L/C Obligations have been reduced to zero and the Issuing Lenders have no further obligations to issue Letters of Credit under the Credit Agreement.
(b)    A Subsidiary Guarantor shall automatically be released from its obligations hereunder and the security interest in the Collateral of such Subsidiary Guarantor shall be automatically released upon (i) the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Guarantor ceases to be a Subsidiary or (ii) a Change in Status with respect to such Subsidiary Guarantor.
(c)    Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement to any Person that is not the Borrower or a Guarantor, or, upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 10.1 of the Credit Agreement, the security interest in such Collateral shall be automatically released.
(d)    In connection with any termination or release pursuant to paragraph (a), (b) or (c) above, the Administrative Agent shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 7.15 shall be without recourse to or representation or warranty by the Administrative Agent or any Secured Party. Without limiting the provisions of Section 7.06, the Borrower shall reimburse the Administrative Agent upon demand for all reasonable and documented costs and out-of-pocket expenses, including the reasonable and documented fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 7.15.
17.16.    Additional Subsidiaries. Any Subsidiary that is required to become a party hereto pursuant to Section 6.7 of the Credit Agreement shall enter into this Agreement as a Subsidiary

15

Guarantor and a Grantor upon becoming such a Subsidiary. Upon execution and delivery by the Administrative Agent and such Subsidiary of a Supplemental Guarantee and Pledge in the form of Exhibit A hereto, such Subsidiary shall become a Subsidiary Guarantor and a Grantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor and a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

[Remainder of this page intentionally left blank]

1

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

WILLIAM LYON HOMES, INC.,
By

Name: [●]
Title: [●]

By

Name: [●]
Title: [●]

WILLIAM LYON HOMES,
By

Name: [●]
Title: [●]

[By

Name: [●]
Title: [●]]

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE I HERETO,
By

Name: [●]
Title: [●]

[Signature page to Guarantee and Pledge Agreement with William Lyon Homes, Inc.]

[[NYCORP:3415226v13:4640w: 08/06/2013--09:54 PM]]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent,
By

Name: [●]
Title: [●]

By

Name: [●]
Title: [●]

[Signature page to Guarantee and Pledge Agreement with William Lyon Homes, Inc.]

[[NYCORP:3415226v13:4640w: 08/06/2013--09:54 PM]]

SUBSIDIARY GUARANTORS

1.	California Equity Funding, Inc.

2.	Circle G at the Church Farm North Joint Venture, LLC

3.	Duxford Financial, Inc.

4.	HSP Inc.

5.	Lyon East Garrison Company I, LLC

6.	Lyon Waterfront LLC

7.	Mountain Falls Golf Course, LLC

8.	Mountain Falls, LLC

9.	NVHDEV-GP, Inc.

10.	NVH Development, LLC

11.	NVH INV, LLC

12.	NVH Parent, LLC

13.	NVH WIP LLLP

14.	PH Ventures-San Jose

15.	PH-LP Ventures

16.	PH-Rielly Ventures

17.	Presley CMR, Inc.

18.	Presley Homes

19.	Sycamore CC, Inc.

20.	William Lyon Southwest, Inc.

21.	WLH Enterprises

Schedule II to the
Guarantee and
Pledge Agreement

CAPITAL STOCK

Issuer	Number of Certificate (if applicable)	Number and Class of Capital Stock	Registered Owner(s)	Percentage of Capital Stock
4S Ranch Planning Area 38, LLC	N/A	Membership Interests	William Lyon Homes, Inc.	>50
California Equity Funding, Inc.	Number 1	1,000 shares issued; One class of stock; 100,000 shares authorized	William Lyon Homes	100
Cerro Plata Associates, LLC	N/A	Membership Interests	William Lyon Homes, Inc.	100
Circle G at the Church Farm North Joint Venture, LLC	N/A	Membership Interests	William Lyon Homes, Inc.	100
Duxford Financial, Inc.	Unknown	Issued: [NEED INFO]; Authorized: 1,000 shares of a single class of stock	William Lyon Homes	100
Duxford Insurance Services, LLC	N/A	Membership Interests	Duxford Financial, Inc.	100
Duxford Title Reinsurance Company	Number 1	100,000 shares of common stock issued; 200,000 shares of a single class of stock authorized	William Lyon Homes, Inc.	100
Henry Ranch, LLC	N/A	Membership Interests	William Lyon Homes, Inc.	>50
Horsethief Canyon Partners	N/A	Partnership Interests	William Lyon Homes, Inc. & HSP, Inc.	100
HSP, Inc.	Number 1	10,000 shares of common stock issued; 10,000 shares of a single class of stock authorized	William Lyon Homes, Inc.	100
Laguna Big Horn, LLC	N/A	Membership Interests	William Lyon Homes, Inc.	100
Lyon Branches, LLC	N/A	Membership Interests	William Lyon Homes, Inc.	>50
Lyon East Garrison Company I, LLC	N/A	Membership Interests	William Lyon Homes, Inc.	100
Lyon Mayfield, Inc.	Number 1	100 shares of common stock issued; 3,000 shares of Common Stock, par value $0.001	William Lyon Homes, Inc.	100
Lyon Mayfield, LLC	N/A	Membership Interests	Lyon Mayfield, Inc.	100
Lyon Mission, LLC	N/A	Membership Interests	William Lyon Homes, Inc.	100
Lyon Treviso, LLC	N/A	Membership Interests	William Lyon Homes, Inc.	>50
Lyon Vista Del Mar 533, LLC	N/A	Membership Interests	William Lyon Homes, Inc.	>50
Lyon Waterfront, LLC	N/A	Membership Interests	William Lyon Homes, Inc.	100
Mountain Falls Golf Course, LLC	N/A	Membership Interests	WLH Enterprises	100
Mountain Falls, LLC	N/A	Membership Interests	William Lyon Homes, Inc.	100
Nobar Water Company	Unknown	[X] shares of common stock issued (NEED STOCK CERTIFICATE NUMBER - ORG CHART INDICATES 100% OWNED BY CALIFORNIA LYON); 840 shares of common stock, no par value, authorized	William Lyon Homes, Inc.	100
NVHDEV-GP, Inc.	Unknown	Unknown	NVH Parent, LLC	100
NVH Development, LLC	N/A	3,500,000 Units	William Lyon Homes, Inc.	100
NVH INV, LLC	N/A	Membership Interests	NVH Parent, LLC	100

III-1

III-2

NVH Parent, LLC	N/A	Membership Interests	William Lyon Homes, Inc.	100
NVH WIP LLLP	N/A	Partnership Interests	NVH Parent, LLC & NVHDEV-GP, Inc.	100
PH Ventures-San Jose	Number 1	25,000 shares of common stock issued; 100,000 shares of a single class of stock authorized	William Lyon Homes, Inc.	100
PH-LP Ventures	Number 1	25,000 shares of common stock issued. 100,000 shares of a single class of stock authorized	William Lyon Homes, Inc.	100
PH-Rielly Ventures	Number 2	25,000 shares of common stock issued; 100,000 shares of a single class of stock authorized	William Lyon Homes, Inc.	100
Presley CMR, Inc.	Number 2	100 shares of common stock issued; 1,000 shares of a single class of stock authorized	William Lyon Homes, Inc.	100
Presley Homes	Number 1	100,000 shares of common stock issued; 100,000 shares of a single class of stock authorized	William Lyon Homes, Inc.	100
San Miguel Village, LLC	N/A	Membership Interests	William Lyon Homes, Inc.	>50
Silver Creek Preserve	N/A	N/A	William Lyon Homes, Inc.	100
Spectrum 90 Investors, LLC	N/A	Membership Interests	William Lyon Homes, Inc.	>50
Sycamore CC, Inc.	Number 1	100,000 shares of common stock issued; 100,000 shares of a single class of stock authorized	William Lyon Homes, Inc.	100
Whitney Ranch Village 5, LLC	N/A	Membership Interests	William Lyon Homes, Inc.	100
William Lyon Homes, Inc.	Unknown	115,875 shares of common stock issued; 1,000,000 shares of common stock authorized	William Lyon Homes	100
William Lyon Southwest, Inc.	Number 1	100 shares of common stock issued; 100,000 shares of Common Stock, no par value	William Lyon Homes, Inc.	100
WLH Enterprises	N/A	Membership Interests	William Lyon Homes, Inc. & Presley CMR, Inc.	100

Exhibit A to the
Guarantee and
Pledge Agreement

SUPPLEMENTAL GUARANTEE AND PLEDGE NO. [●] (this “Supplement”) dated as of [●] to the Guarantee and Pledge Agreement dated as of August 7, 2013 (as amended, amended and restated, supplemented and otherwise modified to date, the “Guarantee and Pledge Agreement”), among WILLIAM LYON HOMES, INC., a California corporation (the “Borrower”), WILLIAM LYON HOMES, a Delaware corporation (“Parent”), each Subsidiary of Parent from time to time party thereto (each such Subsidiary individually a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors, the Borrower and Parent are referred to collectively herein as the “Grantors”) and CREDIT SUISSE AG, as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined therein).
A. Reference is made to the Credit Agreement dated as of August 7, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Parent, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement or the Guarantee and Pledge Agreement referred to therein, as applicable.
C. The Grantors have entered into the Guarantee and Pledge Agreement in order to induce the Lenders to make Loans and the Issuing Lenders to issue Letters of Credit. Section 7.16 of the Guarantee and Pledge Agreement provides that additional Subsidiaries of the Borrower may become Subsidiary Guarantors and Grantors under the Guarantee and Pledge Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Guarantor and a Grantor under the Guarantee and Pledge Agreement in order to induce the Lenders to make additional Loans and the Issuing Lenders to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.
Accordingly, the Administrative Agent and the New Subsidiary agree as follows:
SECTION 1. In accordance with Section 7.16 of the Guarantee and Pledge Agreement, the New Subsidiary by its signature below becomes a Grantor and Subsidiary Guarantor under the Guarantee and Pledge Agreement with the same force and effect as if originally named therein as a Grantor and Subsidiary Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guarantee and Pledge Agreement applicable to it as a Grantor and Subsidiary Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor and Subsidiary Guarantor thereunder are true and correct in all material respects on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the Guarantee and Pledge Agreement), does hereby create and grant to the Administrative Agent, its successors and assigns, for the ratable benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Guarantee and Pledge Agreement) of the New Subsidiary. Each reference to a “Grantor” or a “Subsidiary Guarantor” in the Guarantee and Pledge Agreement shall be deemed to include the New Subsidiary. The Guarantee and Pledge Agreement is hereby incorporated herein by reference.
SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.
SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of any and all Capital Stock now owned by the New Subsidiary and (b) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary and its jurisdiction of organization.
SECTION 5. Except as expressly supplemented hereby, the Guarantee and Pledge Agreement shall remain in full force and effect.
SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee and Pledge Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 8. All communications and notices hereunder shall (except as otherwise expressly permitted by the Guarantee and Pledge Agreement) be in writing and given as provided in Section 10.2 of the Credit Agreement. All communications and notices hereunder to the New Subsidiary shall be given to it in care of the Borrower as provided in Section 10.2 of the Credit Agreement.
SECTION 9. The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including the reasonable and documented fees, other charges and disbursements of counsel for the Administrative Agent.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Guarantee and Pledge Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],
by

Name: [●]
Title: [●]
Address:
Legal Name:
Jurisdiction of Formation:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent,
by

Name: [●]
Title: [●]

by

Name: [●]
Title: [●]

[Signature page to Guarantee and Pledge Agreement with William Lyon Homes, Inc.]

[[NYCORP:3415226v13:4640w: 08/06/2013--09:54 PM]]

Schedule I to
Supplemental Guarantee and Pledge No. [●] to the
Guarantee and Pledge Agreement

Collateral of the New Subsidiary
CAPITAL STOCK

Issuer	Number of Certificate (if applicable)	Number and Class of Capital Stock	Registered Owner(s)	Percentage of Capital Stock

.

FORM OF
PERFECTION CERTIFICATE
[Provided separately]

EXHIBIT B
Form of Compliance Certificate
[LETTERHEAD OF WILLIAM LYON HOMES]
This Compliance Certificate is delivered to you by Parent pursuant to [Section 5.1(g)] [Sections 6.1(c) and 6.1(g)] of the Credit Agreement, dated as of August 7, 2013 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, terms defined therein being used herein as therein defined), among WILLIAM LYON HOMES, INC., a California corporation, WILLIAM LYON HOMES, a Delaware corporation (“Parent”), the lenders from time to time party thereto, and CREDIT SUISSE AG, as administrative agent. This Compliance Certificate relates to the accounting period ending [             , 20  ]. I, the undersigned, on behalf of Parent, do certify on behalf of Parent that:
1. I am (a) the Chief Executive Officer, President or an Executive Vice President of Parent or (b) an Authorized Financial Officer of Parent.
2. I have reviewed and am familiar with the contents of this Compliance Certificate.
3. I, on behalf of Parent, have read the Credit Agreement and have made or caused to be made under my supervision an examination in sufficient detail to make an informed statement of the transactions and condition of the Loan Parties and their Subsidiaries during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”). Such review did not disclose, and I have no knowledge of the existence, as of the date of this Compliance Certificate, of any condition or event which constitutes a Default or Event of Default [(except as set forth on Attachment 3)]1.
4. Attached hereto as Attachment 2 are the computations showing compliance with the covenants set forth in Sections 7.1 and 7.4(p) of the Credit Agreement as of the accounting period set forth above.
[Signature page follows.]
____________________
1 To include if applicable.

IN WITNESS WHEREOF, I have hereunto executed this Compliance Certificate this [ ] day of [             , 20  ] in my capacity as Chief Executive Officer, President, an Executive Vice President or an Authorized Financial Officer of Parent and not in my individual capacity.

by

Name:
Title:

by

Name:
Title:

ATTACHMENT 1
TO EXHIBIT B
Financial Statements
[See Attached.]

ATTACHMENT 2
TO EXHIBIT B
Compliance with Financial Covenants
[See Attached.]

[ATTACHMENT 3
TO EXHIBIT B
Defaults and Events of Default]2

_____________________
2 To include if applicable.

EXHIBIT C
Form of Borrowing Base Certificate
[LETTERHEAD OF WILLIAM LYON HOMES]
[            ], 20[  ]

CREDIT SUISSE AG, Administrative Agent
Eleven Madison Avenue
New York, New York 10010
Ladies/Gentlemen:
This Borrowing Base Certificate is delivered to you pursuant to [Section 5.1(g)] [Section 6.1(g)] of the Credit Agreement, dated as of August 7, 2013 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, terms defined therein being used herein as therein defined), among WILLIAM LYON HOMES, INC., a California corporation (the “Borrower”), WILLIAM LYON HOMES, a Delaware corporation (“Parent”), the lenders from time to time party thereto, and CREDIT SUISSE AG, as administrative agent (the “Administrative Agent”).

1.	[Name of officer signing on behalf of Parent] is a duly elected, qualified and acting Authorized Financial Officer of Parent.

2.	The Borrowing Base and the components thereof as set forth on Attachment 1 are accurate and complete as of [ , 20 ].
[Signature page follows.]

IN WITNESS WHEREOF, I have hereunto executed this Borrowing Base Certificate this [ ] day of [             , 20  ] in my capacity as an Authorized Financial Officer of Parent and not in my individual capacity.

by

Name:
Title:

ATTACHMENT 1
TO EXHIBIT C
Borrowing Base Compliance Calculations
[FOR THE FISCAL [YEAR] [PERIOD] ENDED [MM/DD/YYYY]]
[AS OF CLOSE OF BUSINESS ON [MM/DD/YYYY]]

Borrowing Base	Gross Amount	Factor	Adjusted Amount
Unrestricted Cash	$ [ ]	100%	$ [ ]
Less: Threshold			(50,000,000)
Escrow Proceeds Receivable	[ ]	90%	[ ]
Units Under Contract (Book Value)	[ ]	90%	[ ]
Speculative Units (Book Value)
Speculative Units for 360 days or less	[ ]	80%	[ ]
Speculative Units for 361 days to 539 days	[ ]	60%	[ ]
Speculative Units for 540 days or more	[ ]	0%	0
Model Units (Book Value)
Model Units for 180 days or less	[ ]	80%	[ ]
Model Units for 181 days or more	[ ]	0%	0
Finished Lots (Book Value)	[ ]	65%	[ ]
Lots Under Development (Book Value)	[ ]	65%	[ ]
Subtotal	$ [ ]		[ ]	(A)
Entitled Land (not already included above) (Book Value)	[ ]	45%	[ ]	(B)
Total (A+B)	$ [ ]		$ [ ]	(C)

Adjustment for Entitled Land, if any
(A) / (.70)	[ ]	(D)
(D) – (A)	[ ]	(E)
(B) – (E)	[ ]	(F)
If (F) is positive, (C) – (F); if (F) is negative, enter (C)			[ ]	(G)
Borrowing Base			$ [ ]	(G)

Borrowing Base Debt
Consolidated Debt			$ [ ]
Less: a. Subordinated Debt			([ ])
b. Non-Recourse Indebtedness			([ ])
c. Purchase Money Indebtedness (less of (i) aggregate principal amount of such Indebtedness and (ii) Book Value of assets securing such Indebtedness)			([ ])
d. Indebtedness of Unrestricted Subsidiaries (to extent not included in a, b, c above)			([ ])
Total			$ [ ]	(H)
Borrowing Base Debt			$ [ ]	(H)

Availability (lesser of (i) Total Commitments then in effect and (ii) Borrowing Base (G) minus Borrowing Base Debt (H))			$ [ ]

EXHIBIT D
Form of Assignment and Assumption
THIS ASSIGNMENT AND ASSUMPTION (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [          ] (the “Assignor”) and [          ] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by each Assignee. The Standard Terms and Conditions set forth in Annex 1 are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) the interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interests identified below, of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities, letters of credit), and (ii) to the extent permitted to be assigned under the Credit Agreement or applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned by the Assignor pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as an “Assigned Interest” and collectively the “Assigned Interests”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

2

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [Lender]][3]

3.	Borrower:	William Lyon Homes, Inc.

4.	Administrative Agent:	Credit Suisse AG, as the administrative agent under the Credit Agreement

5.	Credit Agreement:
The Credit Agreement dated August 7, 2013, by and among the Borrower, Parent, the Lenders party thereto and the Administrative Agent, as the same may be amended, amended and restated, supplemented, restated or otherwise modified from time to time

6.	ASSIGNED INTERESTS:
Facility Assigned		Aggregate Amount of Commitment/ Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/Loans [4]	CUSIP Number
Commitment		$	$	$	%
L/C Commitment		$	$	$	%

7.	[TRADE DATE: ] [5]

8.	EFFECTIVE DATE: , 20 [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.] [6]

[Signature page follows.]
______________________
3 Select as applicable.
4 Set forth, to at least nine decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

5 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

3

6 Assignor shall pay a fee of $3,500 to the Administrative Agent in connection with the Assignment (unless reduced or waived by the Administrative Agent in its discretion).

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR],
by

Name:
Title:

ASSIGNEE [NAME OF ASSIGNEE],
by

Name:
Title:

CONSENTED TO AND ACCEPTED: CREDIT SUISSE AG, AS ADMINISTRATIVE AGENT,
by

Name:
Title:

[CONSENTED TO: WILLIAM LYON HOMES, INC., AS BORROWER,
by

Name:
Title: ][7]
___________________________

7 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

ANNEX 1
Standard Terms And Conditions for
Assignment and Assumption
1.    Representations and Warranties.
1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interests, (ii) the Assigned Interests are free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) that it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment and Assumption (herein collectively the “Loan Documents”), or any collateral thereunder, (iii) the financial condition of the Borrower, Parent or any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, Parent, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements, if any, of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of its Assigned Interests, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase its Assigned Interests on the basis of which it has made such analysis and decision and (v) if such Assignee is not incorporated or organized under the laws of the United States of America or any State thereof, attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of Section 2.16 of the Credit Agreement, duly completed and executed by such Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of each Assignee’s Assigned Interests (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the respective Assignee for amounts which have accrued from and after the Effective Date.
3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York.

EXHIBIT E
Form of New Lender Supplement
Reference is made to the Credit Agreement, dated as of August 7, 2013 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, terms defined therein being used herein as therein defined), among WILLIAM LYON HOMES, INC., a California corporation, WILLIAM LYON HOMES, a Delaware corporation, the lenders from time to time party thereto (the “Lenders”), and CREDIT SUISSE AG, as administrative agent (the “Administrative Agent”).
Upon execution and delivery of this New Lender Supplement by the parties hereto as provided in Section 2.21 of the Credit Agreement, the undersigned hereby becomes a Lender thereunder having the Commitment set forth in Schedule 1 attached hereto and shall be bound by the obligations in the Credit Agreement as a Lender and entitled to the benefits of the Credit Agreement, effective as of the Increased Facility Closing Date.
THIS NEW LENDER SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
This New Lender Supplement may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this New Lender Supplement to be duly executed and delivered by their proper and duly authorized officers as of this[   ] day of [            , 201  ].

Name of Lender

by

Name:
Title:

ACCEPTED AND AGREED: WILLIAM LYON HOMES, INC.,
by

Name:
Title:

CREDIT SUISSE AG, AS ADMINISTRATIVE AGENT,
by

Name:
Title:

1

ATTACHMENT 1
TO EXHIBIT E
Commitment and Notice Address

1.	Name of Lender:
Notice Address:

Attention:
Telephone:
Facsimile:

2.	Commitment:

EXHIBIT F-1
Form of U.S. Tax Compliance Certificate
Reference is made to the Credit Agreement, dated as of August 7, 2013 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, terms defined therein being used herein as therein defined), among WILLIAM LYON HOMES, INC., a California corporation (the “Borrower”), WILLIAM LYON HOMES, a Delaware corporation, the lenders from time to time party thereto, and CREDIT SUISSE AG, as administrative agent (the “Administrative Agent”). [                            ] (the “Non-U.S. Lender”) is providing this certificate pursuant to Section 2.16(f) of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:
1. The Non-U.S. Lender is the sole record and beneficial owner of the Loans as well as any obligations evidenced by Note(s) in respect of which it is providing this certificate;
2. The Non-U.S. Lender is not a “bank” for purposes of Section 881(c)(3)(A) of the Code. In this regard, the Non-U.S. Lender further represents and warrants that:
(a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and
(b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;
3. The Non-U.S. Lender is not a 10-percent shareholder of Parent or the Borrower within the meaning of Section 881(c)(3)(B) of the Code; and
4. The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on the applicable IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered as of the date indicated below.

[NAME OF NON-U.S. LENDER],
by

Name:
Title:

Date:

EXHIBIT F-2
Form of U.S. Tax Compliance Certificate
Reference is made to the Credit Agreement, dated as of August 7, 2013 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, terms defined therein being used herein as therein defined), among WILLIAM LYON HOMES, INC., a California corporation (the “Borrower”), WILLIAM LYON HOMES, a Delaware corporation, the lenders from time to time party thereto, and CREDIT SUISSE AG, as administrative agent (the “Administrative Agent”). [                            ] (the “Foreign Participant”) is providing this certificate to [ ] (the “Lender”), the Lender who issued the participation acquired by the Foreign Participant, pursuant to Section 2.16(f) of the Credit Agreement. The Foreign Participant hereby represents and warrants that:
1. The Foreign Participant is the sole record owner of the participation in respect of which it is providing this certificate;
2. The Foreign Participant’s direct or indirect partners/members are the sole beneficial owners of the participation in respect of which it is providing this certificate;
3. With respect to the participation in respect of which it is providing this certificate, neither the Foreign Participant nor its direct or indirect partners/members is a “bank” for purposes of Section 881(c)(3)(A) of the Code. In this regard, the Foreign Participant further represents and warrants that:
(a) neither the Foreign Participant nor its direct or indirect partners/members is subject to regulatory or other legal requirements as a bank in any jurisdiction; and
(b) neither the Foreign Participant nor its direct or indirect partners/members has been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;
4. Neither the Foreign Participant nor its direct or indirect partners/members is a 10-percent shareholder of Parent or the Borrower within the meaning of Section 881(c)(3)(B) of the Code; and
5. Neither the Foreign Participant nor its direct or indirect partners/members is a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an applicable IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an applicable IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Lender, and (2) the undersigned shall have at all times furnished the Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered as of the date indicated below.

[NAME OF FOREIGN PARTICIPANT],
by

Name:
Title:

Date:

EXHIBIT F-3
Form of U.S. Tax Compliance Certificate
Reference is made to the Credit Agreement, dated as of August 7, 2013 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, terms defined therein being used herein as therein defined), among WILLIAM LYON HOMES, INC., a California corporation (the “Borrower”), WILLIAM LYON HOMES, a Delaware corporation, the lenders from time to time party thereto, and CREDIT SUISSE AG, as administrative agent (the “Administrative Agent”). [                            ] (the “Foreign Participant”) is providing this certificate to [ ] (the “Lender”), the Lender who issued the participation acquired by the Foreign Participant, pursuant to Section 2.16(f) of the Credit Agreement. The Foreign Participant hereby represents and warrants that:
1. The Foreign Participant is the sole record and beneficial owner of the participation in respect of which it is providing this certificate;
2. The Foreign Participant is not a “bank” for purposes of Section 881(c)(3)(A) of the Code. In this regard, the Foreign Participant further represents and warrants that:
(a) the Foreign Participant is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and
(b) the Foreign Participant has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;
3. The Foreign Participant is not a 10-percent shareholder of Parent or the Borrower within the meaning of Section 881(c)(3)(B) of the Code; and
4. The Foreign Participant is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Lender with a certificate of its non-U.S. Person status on the applicable IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Lender, and (2) the undersigned shall have at all times furnished the Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered as of the date indicated below.

[NAME OF FOREIGN PARTICIPANT],
by

Name:
Title:

Date:

EXHIBIT F-4
Form of U.S. Tax Compliance Certificate
Reference is made to the Credit Agreement, dated as of August 7, 2013 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, terms defined therein being used herein as therein defined), among WILLIAM LYON HOMES, INC., a California corporation (the “Borrower”), WILLIAM LYON HOMES, a Delaware corporation, the lenders from time to time party thereto, and CREDIT SUISSE AG, as administrative agent (the “Administrative Agent”). [                                 ] (the “Non-U.S. Lender”) is providing this certificate pursuant to Section 2.16(f) of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:
1. The Non-U.S. Lender is the sole record owner of the Loans as well as any obligations evidenced by Note(s) in respect of which it is providing this certificate;
2. The Non-U.S. Lender’s direct or indirect partners/members are the sole beneficial owners of the Loans as well as any obligations evidenced by Note(s) in respect of which it is providing this certificate;
3. With respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the Non-U.S. Lender nor its direct or indirect partners/members is a “bank” for purposes of Section 881(c)(3)(A) of the Code. In this regard, the Non-U.S. Lender further represents and warrants that:
(a) neither the Non-U.S. Lender nor its direct or indirect partners/members is subject to regulatory or other legal requirements as a bank in any jurisdiction; and
(b) neither the Non-U.S. Lender nor its direct or indirect partners/members has been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;
4. Neither the Non-U.S. Lender nor its direct or indirect partners/members is a 10-percent shareholder of Parent or the Borrower within the meaning of Section 881(c)(3)(B) of the Code; and
5. Neither the Non-U.S. Lender nor its direct or indirect partners/members is a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/

members that is claiming the portfolio interest exemption: (i) an applicable IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an applicable IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered as of the date indicated below.

[NAME OF NON-U.S. LENDER],
by

Name:
Title:

Date:

Exhibit 31.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002
I, William H. Lyon, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of William Lyon Homes;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: November 12, 2013	/S/ WILLIAM H. LYON
William H. Lyon
Chief Executive Officer

Exhibit 31.2
CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002
I, Colin T. Severn, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of William Lyon Homes;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: November 12, 2013	/S/ COLIN T. SEVERN
Colin T. Severn
Vice President, Chief Financial Officer

Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, William H. Lyon, Chief Executive Officer of William Lyon Homes (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
(1) the Quarterly Report of the Company on Form 10-Q for the quarterly period ended September 30, 2013, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ WILLIAM H. LYON
William H. Lyon
Chief Executive Officer

November 12, 2013

This certification accompanies this Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

Exhibit 32.2
CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Colin T. Severn, Chief Financial Officer of William Lyon Homes (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
(1) the Quarterly Report of the Company on Form 10-Q for the quarterly period ended September 30, 2013, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ COLIN T. SEVERN
Colin T. Severn
Vice President, Chief Financial Officer

November 12, 2013

This certification accompanies this Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.